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                                                                    Exhibit 10.3

                                  GROUND LEASE

                                     between

                          BATTERY PARK CITY AUTHORITY,

                                    Landlord

                                       and

                         NEW YORK MERCANTILE EXCHANGE,

                                     Tenant


                                    Premises

                                     Site 15


                                Battery Park City
                               New York, New York

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Article 1 - Definitions ..............................................

Article 2 - Premises and Term of Lease; Purchase Option ..............

Article 3 - Rent .....................................................

Article 4 - Impositions ..............................................

Article 5 - Deposits for Impositions .................................

Article 6 - Late Charges .............................................

Article 7 - Insurance ................................................

Article 8 - Use of Insurance Proceeds ................................

Article 9 - Condemnation .............................................

Article 10 - Assignment, Subletting, Mortgages, Etc. .................

Article 11 - Construction of Buildings ...............................

Article 12 - Repairs .................................................

Article 13 - Changes, Alterations and Additions ......................

Article 14 - Requirements of Public Authorities and
             of Insurance Underwriters and Policies;
             Compliance with Master Lease ............................

Article 15 - Fixtures ................................................

Article 16 - Discharge of Liens; Bonds ...............................

Article 17 - Representations; Possession .............................

Article 18 - Landlord Not Liable for Injury or Damage, Etc. ..........

Article 19 - Indemnification of Landlord and Others ..................

Article 20 - Right of Inspection, Etc. ...............................

Article 21 - Landlord's Right to Perform Tenant's Covenants ..........

Article 22 - No Abatement of Rental ..................................

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Article 23 - Permitted Use; No Unlawful Occupancy ....................

Article 24 - Events of Default, Conditional Limitations,
             Remedies, Etc. ..........................................

Article 25 - Notices .................................................

Article 26 - Construction and Maintenance of the Civic
             Facilities ..............................................

Article 27 - Streets .................................................

Article 28 - Street Widening .........................................

Article 29 - Subordination, Attornment ...............................

Article 30 - Excavations and Shoring .................................

Article 31 - Certificates by Landlord and Tenant .....................

Article 32 - Consents and Approvals ..................................

Article 33 - Surrender at End of Term ................................

Article 34 - Entire Agreement ........................................

Article 35 - Quiet Enjoyment .........................................

Article 36 - Appraisal and Arbitration ...............................

Article 37 - Invalidity of Certain Provisions ........................

Article 38 - Financial Reports .......................................

Article 39 - Recording of Memorandum .................................

Article 40 - No Discrimination .......................................

Article 41 - Miscellaneous ...........................................

Article 42 - Security Deposit ........................................

Article 43 - Mutual Termination ......................................

Article 44 - Non-Exclusive Easements .................................

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                                    EXHIBITS

Exhibit A - Description of Land

Exhibit B - Tide Matters

Exhibit C - Civic Facilities Development Schedule

Exhibit D - Affirmative Action Program

Exhibit E - Design Guidelines

Exhibit F - Sales Tax Letter

Exhibit G - Sales Tax Registry

Exhibit H - Pedestrian Easement Area


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            AGREEMENT OF LEASE (this "Lease") made as of the 18 day of May, 1995 between BATTERY PARK CITY AUTHORITY ("Landlord"), a body corporate and politic constituting a public benefit corporation of the State of New York having an office at One World Financial Center, New York, New York 10281 and NEW YORK MERCANTILE EXCHANGE ("Tenant"), a corporation organized under the Not-For-Profit Corporation Law of the State of New York having an office at Four World Trade Center, New York, New York 10048.

                                   WITNESSETH:

            WHEREAS, the New York State Urban Development Corporation ("UDC"), the City of New York (the "City"), the New York City Economic Development Corporation ("EDC") and Battery Park City Authority ("BPCA") have agreed to develop the Project (hereinafter defined) in conjunction with Tenant; and

            WHEREAS, UDC and the City have agreed to make available Five Million and 00/100 ($5,000,000) Dollars and One Hundred and Twenty Three Million Six Hundred and Eighty Six Thousand and 00/100 ($123,686,000) Dollars, respectively, and EDC has agreed to disburse such funds, to be used for certain costs of the Project, and UDC, EDC, BPCA and Tenant have entered into (and the City has executed for the purposes provided therein) the Funding Agreement (hereinafter defined) setting forth the terms and conditions of such funding; and

            WHEREAS, UDC, the City, EDC and BPCA have entered into the Project Agreement (hereinafter defined) regulating the relationship between UDC, the City, EDC and BPCA with respect to the Project.

            NOW, THEREFORE, it is hereby mutually covenanted and agreed by and between the parties hereto that this Lease is made upon the terms, covenants and conditions hereinafter set forth.

                                    ARTICLE 1

                                   DEFINITIONS

            The terms defined in this Article 1 shall, for all purposes of this Lease, have the following meanings.

            "Advisory Opinion" shall have the meaning provided in Section 41.25.

            "Affiliate" shall mean (i) (a) any Person (hereinafter defined) that has, directly or indirectly, an ownership interest in the aggregate of five percent (5%) or greater in Tenant or (b) any Person in which Tenant or an Affiliate of Tenant by virtue of clause (a) of this definition, has an ownership interest in the aggregate of five percent (5%) or

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greater, and (ii) any individual who is a member of the immediate family
(whether by birth or marriage) of an individual who is an Affiliate, which includes for purposes of this definition a spouse; a brother or sister of the whole or half blood of such individual or his spouse; a lineal descendant or ancestor (including an individual related by or through legal adoption) of any of the foregoing or a trust for the benefit of any of the foregoing. During the period that NYMEX (hereinafter defined) shall be the Tenant, the term "Affiliate" with respect to NYMEX shall have the meaning provided in the Occupancy Agreement (hereinafter defined).

            "Approved Remedies" shall have the meaning provided in Section 26.03(a).

            "Architect" shall mean any architect or members of the design team retained by Tenant for the Project or components thereof and approved by Landlord, which approval shall not be unreasonably withheld, provided, however, the approval of any architect or member of the design team performing work not relating to the "core and shell" of the Building or affecting any aspect of the Design Guidelines (hereinafter defined) shall not be withheld provided such architect or member is not a Prohibited Person (hereinafter defined). Landlord hereby approves the following Persons: Skidmore, Owings & Merrill, Jaros, Baum & Belles (MEPS and vertical transportation), Ysrael A. Seinuk (structural engineer), DVI Communications, Inc. (technology consultant), Space/Management Programs, Inc. (trading floor architect) and Electronic Systems Associates (security consultant).

            "Base Rent" shall have the meaning provided in Section 3.01(a).

            "Benefits Account" shall have the meaning provided in Section 11.05(e).

            "BPCA" shall mean Battery Park City Authority.

            "Building" shall mean the building, including footings and foundations, Fixtures (hereinafter defined) and other improvements and appurtenances of every kind and description hereafter erected, constructed or placed upon the Land (hereinafter defined) including, without limitation, Capital Improvements (hereinafter defined) and any and all alterations and replacements thereof, additions thereto and substitutions therefor.

            "Business Days" shall mean any day which is not a Saturday, Sunday or a day observed as a holiday by either the State of New York or the federal government.

            "Capital Improvement" shall have the meaning provided in Section 13.01.

            "Certificate of Occupancy" shall mean a certificate of occupancy (temporary or permanent) issued by the Department of Buildings of New York City pursuant to Section 645 of the New York City Charter or other similar certificate issued by a department or agency of New York City.


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            "Certified Public Accountant" or "C.P.A." shall mean any of the so-called "Big Six" accounting firms or another independent certified public accountant or accounting firm selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld.

            "Civic Facilities" shall have the meaning provided in Section 26.01(a).

            "Civic Facilities Payment" shall have the meaning provided in
Section 26.04.

            "Commencement Date" shall mean the date of this Lease.

            "Commencement of Construction" shall mean the date upon which on-site construction of the Building shall commence, including any excavation or pile driving but not including test borings, test pilings, surveys and similar pre-construction activities.

            "Con Ed Benefits" shall have the meaning provided in Section
11.05(e).

            "Construction Agreements" shall mean agreements for construction, Restoration (hereinafter defined), Capital Improvement, rehabilitation, alteration, repair or demolition performed pursuant to this Lease.

            "Construction Commencement Date" shall mean November 1, 1995.

            "Construction Documents" shall have the meaning provided in Section 11.02(c).

            "Construction Manager" shall mean any construction manager or contractor retained by Tenant for the Project or components thereof and approved by Landlord, which approval shall not be unreasonably withheld. Landlord hereby approves the following Persons: Lehrer McGovern Bovis, Morse Diesel, Turner Construction, AJ Contracting, Structure Tone and Herbert Construction.

            "Consumer Price Index" or "CPI" shall mean the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y. - Northeastern N.J. Area, All Items (1982-84 =100), or any successor or substitute index thereto, appropriately adjusted; provided that if there shall be no successor index and the parties shall fail to agree upon a substitute index within thirty (30) days, or if the parties shall fail to agree upon the appropriate adjustment of such successor or substitute index within thirty (30) days, a substitute index or the appropriate adjustment of such successor or substitute index, as the case may be, shall be determined by arbitration pursuant to Article 36.

            "Declaration of Restrictions" shall mean that certain Declaration of Restrictions dated as of June 15, 1983 made by Landlord, as amended by Amendment to Declaration of Restrictions dated as of May 18, 1995 made by Landlord, as the same may (subject to the provisions of Section 41.18 hereof) hereafter be amended, modified or supplemented.


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            "Default" shall mean any condition or event which constitutes or, after notice or lapse of time, or both, would constitute an Event of Default (hereinafter defined).

            "Deficiency" shall have the meaning provided in Section 24.04(b).

            "Depository" shall mean a savings bank, a savings and loan association or a commercial bank or trust company which would qualify as an Institutional Lender (hereinafter defined), designated by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, to serve as Depository pursuant to this Lease, provided all funds held by such Depository pursuant to this Lease shall be held in New York City. In the event Tenant shall have failed to designate a Depository within ten (10) Business Days after request of Landlord, Landlord shall have the right to designate such Depository.

            "Design Development Plans" shall have the meaning provided in
Section 11.02(b).

            "Design Guidelines" shall mean the Design Guidelines annexed hereto as Exhibit E, as the same may hereafter be amended, modified or supplemented by Landlord and Tenant.

            "Due Date" shall mean, with respect to an Imposition (hereinafter defined), the last date on which such Imposition can be paid without any fine, penalty, interest or cost being added thereto or imposed by law for the non-payment thereof.

            "EDC" shall mean New York City Economic Development Corporation, a local development corporation.

            "Environmental Statutes" shall mean all federal, state and local laws, rules and regulations, whether now existing or hereafter enacted or promulgated, regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material or the protection of the environment, including, without limitation (i) Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. (known as CERCLA or Superfund) as amended by the Superfund Amendments and Reauthorization Act of 1986 (known as SARA); (ii) Solid Waste Disposal Act, 42 U.S.C. Section 6901 et seq. (known as SWDA) as amended by Resource Conservation and Recovery Act (known as RCRA); (iii) National Environmental Policy Act, 42 U.S.C. Section 4321 et seq. (known as NEPA); (iv) Toxic Substances Control Act, 15 U.S.C., Section 2601 et seq. (known as TSCA);
(v) Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq. (known as Public Health Service Act, PHSA); (vi) Refuse Act, 33 U.S.C. Section 407 et seq.; (vii) Clean Water Act, 33 U.S.C. Section 1251 et seq. (known as Federal Water Pollution Control Act, FWPCA); (viii) Clean Air Act, 42 U.S.C. Section 7401 et seq. (known as CAA); (ix) The Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 1101 et seq. (known as EPCRTKA); (x) the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. (known as OSHA); and (xi) the New York Environmental Conservation Law, Section 1-0101 et seq. (known as
ECL).


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            "Equipment" shall mean all machinery, equipment, furniture, furnishings and other items of tangible and intangible personal property (e.g., mainframe, peripheral and personal computers, computer software, and telecommunications and audio-visual equipment) installed for use by Tenant or Affiliates of Tenant at the Premises or at any other location in the City which is a part of the Project, as the same may be repaired, replaced, substituted, upgraded or improved from time to time, provided the foregoing are purchased, leased, fabricated or maintained by or on behalf of Tenant as agent for Landlord (as more fully described in Section 11.05 hereof).

            "ERS" shall have the meaning provided in Section 26.01(a).

            "Esplanade" shall have the meaning provided in Section 26.01(a).

            "Event of Default" shall have the meaning provided in Section 24.01.

            "Exchanges" shall mean NYMEX and its wholly owned subsidiary, Commodity Exchange, Inc.

            "Expiration Date" shall have the meaning provided in Section 2.02.

            "Fair Market Rent" shall have the meaning provided in Section
3.01(a).

            "Financing Delay" shall have the meaning provided in Section
43.01(c).

            "Financing Letter" shall mean that certain letter dated May 18, 1995 from Tenant to Landlord, agreed to by Landlord, and accepted by EDC and UDC.

            "First Appraisal Date" shall have the meaning provided in Section 3.01(a).

            "First Period" shall have the meaning provided in Section 3.01(a).

            "Fixtures" shall mean all fixtures incorporated in the Building, as the same may be repaired, replaced, substituted, upgraded or improved from time to time, including, without limitation, all machinery, dynamos, boilers, heating and lighting equipment, pumps, tanks, motors, air conditioning compressors, pipes, conduits, fittings, ventilating and communications apparatus, elevators, escalators, incinerators, garbage compactors, antennas, computers and sensors. "Fixtures" shall not mean any fixture or utilities owned by any utility company.

            "Funding Agreement" shall mean that certain funding agreement of even date herewith by and among UDC, EDC, BPCA and Tenant, and executed by the City for the purposes provided therein, as the same may be hereafter amended, modified or supplemented.

            "Governmental Authority (Authorities)" shall mean the United States of America, the State of New York, New York City and any agency, department, commission,


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board, bureau, instrumentality or political subdivision of any of the foregoing, now existing or hereafter created, having jurisdiction over the Premises or any portion thereof.

            "IDA" shall mean the New York City Industrial Development Agency, a public benefit corporation of the State of New York.

            "Impositions" shall have the meaning provided in Section 4.01.

            "Improvement Approvals" shall have the meaning provided in Section 13.01(a).

            "Indemnitees" shall have the meaning provided in Section 19.01.

            "Initial Balance" shall have the meaning provided in Section
11.05(e).

            "Institutional Lender" shall mean a savings bank, a savings and loan association, a commercial bank or trust company (whether acting individually or in a fiduciary capacity), an insurance company organized and existing under the laws of the United States or any state thereof, a real estate investment trust, a religious, educational or eleemosynary institution, a governmental agency, body or entity (including, without limitation, BPCA and IDA), an employee, benefit, pension or retirement plan or fund, a commercial credit corporation, an investment bank, a commercial bank or trust company acting as trustee or fiduciary of various pension funds or tax-exempt funds, or as trustee in connection with the issuance of any bonds by BPCA or IDA or any other debt financing, or a corporation or other entity which is owned wholly by any other Institutional Lender or a subtrustee of any such commercial bank or trust company acting as such trustee, or any combination of the foregoing; provided, that each of the above entities, or any combination of such entities, shall qualify as an Institutional Lender for purposes of this Lease only if (a) each such entity shall be subject to (i) the jurisdiction of the courts of the State of New York in any actions and (ii) the supervision of (A) the Comptroller of the Currency or the Department of Labor of the United States or the Federal Home Loan Bank Board or the Insurance Department or the Banking Department or the Comptroller of the State of New York, or the Board of Regents of the University of the State of New York, or the Comptroller of New York City or any successor to any of the foregoing agencies or officials, or (B) any agency or official exercising comparable functions on behalf of any other state within the United States, or (C) in the case of a commercial credit corporation, the laws and regulations of the state of its incorporation, or (D) any federal, state or municipal agency or public benefit corporation or public authority advancing or insuring mortgage loans or making payments which, in any manner, assist in the financing, development, operation and maintenance of improvements, and (b) each such entity (other than BPCA or IDA), or combination of such entities, or the parent or parents of such entity or entities, shall have individual or combined assets, as the case may be, of not less than Five Hundred Million ($500,000,000) Dollars.


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            "Involuntary Rate" shall mean the Prime Rate (hereinafter defined)
plus two percent (2%) per annum but, in no event, in excess of the maximum permissible interest rate then in effect in the State of New York.

            "Issuing Bank" shall have the meaning provided in Section 42.02(a).

            "Land" shall mean the land described in Exhibit A hereto; provided, however, Landlord and Tenant agree that this Lease will be amended to modify the description contained in Exhibit A, if necessary, to (i) conform to the exact curvature of the western wall of the Building as reflected in the "as-built" plans of the Building delivered by Tenant in accordance with the provisions of
Section 11.04, (ii) conform to the ultimate location and perimeter of the Building and (iii) reflect the exact size and location of the columns described in Section 11.12.

            "Landlord", on the Commencement Date, shall mean BPCA, but thereafter "Landlord" shall mean only the landlord at the time in question under this Lease.

            "Landlord's Civic Facilities" shall have the meaning provided in
Section 26.01(d).

            "Landlord's Construction Obligations" shall have the meaning provided in Section 26.03(a).

            "Landlord's Project Manager" shall have the meaning provided in
Section 11.02(e).

            "Lease" shall mean this Agreement of Lease and all amendments, modifications and supplements thereof.

            "Lease Early Termination Date" shall have the meaning provided in
Section 2.03.

            "Lease Restrictions Expiration Date" shall mean the earlier to occur of (i) the fifteenth anniversary of the Occupancy Date, (ii) if one or more Public Party Delays shall have occurred, the Public Party Delay Termination Date, (iii) if the City or State shall impose a commodities contract tax, the earlier of (A) the date on which such tax is imposed or (B) the date on which the bill imposing such tax becomes law or (iv) in the event NYMEX shall have made the election provided in Section 9.6(b)(ii)(B) of the Funding Agreement, the fifth anniversary of the Occupancy Date.

            "Lease Year" shall mean the twelve-month period beginning on the Commencement Date and each succeeding twelve-month period during the Term (hereinafter defined), provided, however, if the Occupancy Date (hereinafter defined) shall not occur on the anniversary of the Commencement Date, Lease Year shall be redetermined as of the Occupancy Date to mean the twelve-month period beginning on the Occupancy Date and each succeeding twelve-month period during the Term.


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            "Letter of Credit" shall have the meaning provided in Section
42.02(a).

            "Maintenance Obligations" shall have the meaning provided in Section 26.02.

            "Mapping Action" shall have the meaning provided in Section 11.12.

            "Master Development Plan" shall mean the plan annexed to the Master Lease (hereinafter defined), as superseded and modified by the Large-Scale Commercial Development Plan (also annexed to the Master Lease) and amendments thereto dated as of November 9, 1992 and as of February 28, 1995, as the same may (subject to the provisions of Section 41.18 hereof) be hereafter amended, modified or supplemented.

            "Master Landlord", on the Commencement Date, shall mean BPCA, but thereafter, "Master Landlord" shall mean only the lessor at the time in question under the Master Lease.

            "Master Lease" shall mean the Restated Amended Agreement of Lease, made as of June 10, 1980, between BPC Development Corporation, as landlord, and BPCA, as tenant, a Memorandum of which was recorded on June 11, 1980 in the Office of the City Register, New York County in Reel 527 at page 163, as amended by First Amendment to Restated Amended Lease dated as of June 15, 1983 and recorded on June 20, 1983 in said Register's Office in Reel 696 at page 424, Second Amendment to Restated Amended Lease dated June 15, 1983 and recorded on June 20, 1983 in said Register's Office in Reel 696 at page 432, Third Amendment to Restated Amended Lease dated as of August 15, 1986 and recorded on October 22, 1986 in said Register's Office in Reel 1133 at page 569 and Fourth Lease Amendment to Restated Amended Lease dated as of May 25, 1990 and recorded on May 30, 1990 in said Register's Office in Reel 1697 at page 307, as the same may (subject to the provisions of Section 41.18 hereof) be hereafter amended, modified or supplemented.

            "Memorandum of Understanding" shall mean the Memorandum of Understanding, dated as of November 8, 1979, among the Governor of the State of New York, the Mayor of New York City and the President and Chief Executive Officer of UDC and of BPCA, as supplemented by Letter, dated November 8, 1979, from the President and Chief Executive Officer of UDC and BPCA to the Mayor of New York City, and as amended by the 1986 Supplemental Memorandum of Understanding, dated as of August 15, 1986 among the Governor of the State of New York, the Mayor of the City of New York and BPCA, and the Amendment to the Memorandum of Understanding, dated as of January 9, 1995 among the Governor of the State of New York, the Mayor of the City of New York and BPCA.

            "Minimum Requirement" shall have the meaning provided in the Occupancy Agreement (hereinafter defined).


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

            "Mortgage" shall mean any mortgage which constitutes a lien on Tenant's interest in this Lease and the leasehold estate created hereby, provided such mortgage is held by (i) an Institutional Lender or (ii) a Person formerly constituting Tenant, or such Persons assignee, if such mortgage is made to such Person in connection with an assignment by Tenant of its interest in this Lease (other than an assignment by Tenant of its interest in this Lease to an Affiliate).

            "Mortgagee" shall mean the holder of a Mortgage.

            "New York City" or the "City shall mean The City of New York, a municipal corporation of the State of New York.

            "Non-Disturbance and Attornment Agreement" shall have the meaning provided in Section 10.09.

            "Non-Renewal Notice" shall have the meaning provided in Section 42.02(a).

            "North Cove Link Park" shall have the meaning provided in Section 26.01(a).

            "NYMEX" shall mean The New York Mercantile Exchange, a corporation organized and existing under the Not-For-Profit Corporation Law of the State of New York.

            "NYMEX Use" shall mean the use of space in the Building for Tenant's own trading, trading support, office and administrative purposes and uses accessory thereto for or conducted by Tenant, Affiliates of Tenant and any Service Providers.

            "Occupancy Agreement" shall mean that certain agreement of even date herewith by and among the City, EDC, UDC, Landlord and Tenant, as the same may hereafter be amended, modified or supplemented.

            "Occupancy Date" shall mean the first date on which floor trading occurs at the Premises (it being understood and agreed that Tenant's starting up, testing and "debugging" any computer or communications systems at the Premises, prior to any floor trading actually commencing at the Premises, or operating such systems at the Building during a "break-in" period while floor trading is still being carried on at 4 World Trade Center, shall not constitute floor trading at the Premises).

            "Occupancy Requirements" shall have the meaning provided in the Occupancy Agreement.

            "Office Portion" shall mean that portion of the Building consisting of approximately 386,375 rentable square feet of office, retail and accessory space.

            "Payment in Lieu of Taxes" or "PILOT" shall have the meaning provided in Section 3.02(a).


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

            "Person" shall mean an individual, corporation, partnership, joint venture, estate, trust, unincorporated association, any Federal, State, County or municipal government or any bureau, department or agency thereof.

            "Premises" shall mean the Land and Building.

            "Prime Rate" shall mean the prime or base rate announced as such from time to time by Citibank, N.A., or its successors, at its principal office. Any interest payable under this Lease with reference to the Prime Rate shall be adjusted on a daily basis, based upon the Prime Rate in effect at the time in question, and shall be calculated on the basis of a three hundred and sixty
(360) day year with twelve (12) months of thirty (30) days each.

            "Prohibited Person" shall have the meaning provided in Section 10.01(c).

            "Project" shall mean, at any time and from time to time during the term of this Lease, the construction of the Building and the improving and equipping of the Premises, and shall include, without limitation (a) the planning and design of the Building, (b) the acquisition and installation of materials to be incorporated in (and the construction of) the Building, (c) the acquisition and installation of Fixtures to be incorporated in the Building, and
(d) the acquisition, leasing, fabrication, design, installation, maintenance, testing, "breaking-in" and future upgrades of any Equipment for use at the Premises and for use off-site in support of Tenant's operations at the Premises, such off-site locations however to be located in the City.

            "Project Agreement" shall mean that certain agreement of even date herewith by and among UDC, the City, EDC and BPCA, as the same may hereafter be amended, modified or supplemented.

            "Project Area" shall mean the premises demised pursuant to the Master Lease.

            "Public Party Delays" shall have the meaning provided in the Occupancy Agreement.

            "Public Party Delay Termination Date" shall have the meaning provided in the Occupancy Agreement.

            "Qualifying Sublease" shall have the meaning provided in Section 10.09.

            "Reappraisal Date" shall have the meaning provided in Section
3.01(a).

            "Rent Insurance" shall have the meaning provided in Section 7.01(a)(iv).

            "Rental" or "Rent" shall have the meaning provided in Section 3.05.

            "Requirements" shall have the meaning provided in Section 14.01.


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

            "Restoration" shall have the meaning provided in Section 8.01.

            "Restoration Funds" shall have the meaning provided in Section 8.02(a).

            "Restore" shall have the meaning provided in Section 8.01.

            "Sales Tax" or "Sales Taxes" shall have the meaning provided in
Section 11.05(b).

            "Sales Tax Benefits" shall have the meaning provided in Section 11.05(e).

            "Scheduled Completion Date" shall have the meaning provided in
Section 11.04.

            "Schematics" shall have the meaning provided in Section 11.02(a).

            "Self-Help" shall have the meaning provided in Section 26.03(b).

            "Service Provider(s)" shall mean any entity or individual providing services to, or involved in or supportive of the business operations of, Tenant or its Affiliates or members or member firms, provided, however, Service Providers shall not be deemed to include any member firms of the Exchanges.

            "Settlement Agreement" shall mean the Settlement Agreement dated as of June 6, 1980, between the City and UDC, as supplemented by Letter, dated June 9, 1980, from Richard A. Kahan to Edward I. Koch, and amended by Amendment to Settlement Agreement dated as of August 15, 1986 between New York City and Landlord, Agreement for Certain Payments dated as of June 28, 1989, between New York City and Landlord, Agreement and Consent dated as of December 30, 1989, between New York City and Landlord, Amendment and Agreement and Consent Pursuant to Settlement Agreement dated as of May 18, 1990 between New York City and Landlord, Amendment and Agreement and Consent Pursuant to Settlement Agreement dated as of October 15, 1993 between New York City and Landlord, Amendment and Agreement and Consent Pursuant to Settlement Agreement dated as of April 10, 1995 between New York City and Landlord, and as the same may (subject to the provisions of Section 41.18 hereof) be hereafter amended, modified or supplemented.

            "Severance Tenants Agreement" shall mean that certain agreement dated as of May 18, 1995 by and among WFC Tower A Company, Olympia & York Tower B Company, WFC Tower D Company, American Express Company, Merrill Lynch/WFC/L, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and NYMEX, and as the same may be hereafter amended, modified or supplemented, provided such amendment, modification or supplement was approved by Landlord in accordance with Section 23.06.

            "Sidewalk Easement" shall have the meaning provided in Section
11.12.

            "Storage and Staging Letter" shall mean the letter agreement of even date herewith between Landlord and Tenant regarding storage and staging during construction of the Building.

            "Subleases" shall have the meaning provided in Section 10.04.

            "Substantial Completion of the Building" or "Substantially Complete(d)" shall have the meanings provided in Section 11.04.

            "Subtenants" shall have the meaning provided in Section 10.04.

            "Tax Year" shall mean each tax fiscal year of New York City.

            "Taxes" shall mean the real property taxes assessed and levied against the Premises or any part thereof pursuant to the provisions of Chapter 58 of the Charter of New York City and Chapter 17, Title E, of the Administrative Code of The City of New York, as the same may now or hereafter be amended, or any statute or ordinance in lieu thereof in whole or in part and which would otherwise be payable if the Premises or any part thereof or the owner thereof were not exempt therefrom (but subject, in any event, to any abatement, deferral or exemption that would be available, from time to time, if the Premises were owned by an entity not exempt from the payment of Taxes).

            "Tenant" shall mean New York Mercantile Exchange, and, if New York Mercantile Exchange or any successor to its interest hereunder shall in accordance with the terms of this Lease assign or transfer its interest hereunder or any portion thereof, the term "Tenant" shall mean such assignee or transferee.

            "Tenant's Civic Facilities" shall have the meaning provided in
Section 26.01(c).

            "Tenant's Early Termination Notice" shall have the meaning provided in Section 2.03.

            "Term" shall have the meaning provided in Section 2.02.

            "Title Matters" shall mean those matters affecting title to the Land set forth in Exhibit B hereto.

            "Trading Portion" shall mean that portion of the Building consisting of approximately 113,625 rentable square feet, consisting of a trading floor and computer facilities and other special improvements supporting or enhancing the trading floor and related trading activities and other support space for the trading floor and such related trading activities.

            "Transfer" shall have the meaning provided in Section 10.01(a).

            "UDC" shall mean New York State Urban Development Corporation, a public benefit corporation of the State of New York.

            "Unavoidable Delays" shall mean (i) with respect to Tenant or its obligations hereunder, delays incurred by Tenant due to strikes, lockouts, work stoppages due to labor jurisdictional disputes, acts of God, inability to obtain labor or materials due to governmental restrictions (other than any governmental restrictions which Tenant is bound to observe pursuant to the terms of Article 40 of this Lease), enemy action, civil commotion, fire, casualty or other causes beyond the control of Tenant (but not including Tenant's insolvency or financial condition), Landlord's, UDC's, EDC's or the City's failure to comply with their obligations under the Funding Agreement in accordance with the provisions thereof or Landlord's, UDC's, EDC's or the City's failure to fund under the Funding Agreement in the event such funding is prevented by reason of an injunction (as more fully described in the Funding Agreement), a Financing Delay, Landlord's breach of its obligations under this Lease or under any other agreement between Landlord and Tenant now or hereafter made, including, if Landlord shall have provided a loan to Tenant as contemplated by the Financing Letter, a breach by Landlord of its obligations under any document executed in connection with the loan contemplated by the Financing Letter, Landlord's failure to complete Landlord's Civic Facilities in accordance with Section 26.02, or any delays or interference caused by Landlord doing construction or performing development activities on sites other than the Premises or on projects other than the Project, and (ii) with respect to Landlord or its obligations hereunder, delays incurred by Landlord due to strikes, lockouts, work stoppages due to labor jurisdictional disputes, acts of God, inability to obtain labor or materials due to governmental restrictions (other than any governmental restrictions which Landlord is bound to observe pursuant to the terms of this Lease), enemy action, civil commotion, fire, unavoidable casualty or other similar causes beyond the control of Landlord (but not including Landlord's insolvency or financial condition); in each case provided such party shall have notified the other party not later than thirty (30) days after such party knows of the occurrence of same.

                                    ARTICLE 2

                   PREMISES AND TERM OF LEASE; PURCHASE OPTION

            Section 2.01. Landlord does hereby demise and sublease to Tenant, and Tenant does hereby hire and take from Landlord, (a) the Premises, together with all easements, appurtenances and other rights and privileges now or hereafter belonging or appertaining to the Premises, subject to the Title Matters, and (b) all Equipment.

            Section 2.02. TO HAVE AND TO HOLD unto Tenant, its successors and assigns, for a term of years (the "Term") commencing on the Commencement Date and expiring on June 17, 2069 or on such earlier date upon which this Lease may be terminated as hereinafter provided (the "Expiration Date").

            Section 2.03. Tenant shall have the right to terminate this Lease at any time after the earlier to occur of (i) the fifteenth anniversary of the Occupancy Date, (ii) if one or more Public Party Delays shall have occurred, the Public Party Delay Termination Date, (iii) if the City or State shall impose a commodities contract tax, the earlier of (A) the date on which such tax is imposed or (B) the date on which the bill imposing such tax becomes law, (iv) the termination of the Funding Agreement by Tenant in accordance with the provisions of Section 9.6(b)(ii)(A) thereof or (v) the termination of this Lease by Tenant in accordance with the provisions of Section 43.02 hereof (the date on which this Lease is so terminated being called the "Lease Early Termination Date") upon not less than one hundred and eighty (180) days prior notice to Landlord with respect to a termination by reason of clauses (i), (ii) or (iii) above or upon not less than forty-five (45) days prior notice to Landlord with respect to a termination by reason of clause (iv) or (v) above ("Tenant's Early Termination Notice"). In the event Tenant shall have delivered Tenant's Early Termination Notice, (i) Tenant shall vacate and surrender the Premises on the date set forth in Tenant's Early Termination Notice in the condition required pursuant to Article 33, (ii) the Premises shall be delivered free and clear of any Mortgages and (iii) all Rental payable by Tenant hereunder shall be equitably apportioned as of such date and the security deposit delivered to Landlord in accordance with Article 42 hereof shall be promptly returned to Tenant.

            Section 2.04. If any other commercial tenant or subtenant of BPCA is granted an option to extend its lease beyond June 17, 2069, Tenant shall be offered an option to extend the Term on comparable terms (reflective of differences in the circumstances applicable to the particular commercial tenant, including, but not limited to, the nature of the location, public amenities offered and use of the site), unless BPCA reasonably determines that no such comparable terms can be applied to Tenant, in which event, Tenant shall have no such extension rights.

            Section 2.05. If any other commercial tenant or subtenant of BPCA is granted an option to purchase the fee interest relating to its leased premises, Tenant shall be offered an option to purchase the Premises on comparable terms (reflective of differences in the circumstances applicable to the particular commercial tenant, including, but not limited to, the nature of the location, public amenities offered and use of the site), unless BPCA reasonably determines that no such comparable terms can be applied to Tenant, in which event, Tenant shall have no such purchase option rights.

                                    ARTICLE 3

                                      RENT

            Section 3.01.

            (a) For the period beginning on the Commencement Date and continuing thereafter throughout the Term, Tenant shall pay to Landlord, without notice or demand, the annual sums referred to below (collectively, the "Base Rent"):

            (i)         For each Lease Year (or portion thereof) commencing on
                  the Commencement Date up to but not including the Occupancy Date, an amount per annum equal to One and 00/100 ($1.00) Dollar for the Trading Portion and One and 00/100 ($1.00) Dollar for the Office Portion.

            (ii)        For each Lease Year commencing on the Occupancy Date and
                  continuing for a period of twenty (20) Lease Years (the "First Period") an amount per annum as follows:

                  (A) For the Trading Portion, One and 00/100 ($1.00) Dollar for each such Lease Year; and

                  (B) For the Office Portion, (x) One Million and 00/100 ($1,000,000) Dollars for each Lease Year commencing on the Occupancy Date up to the day immediately preceding the seventh anniversary of the Occupancy Date, (y) One Million Five Hundred Thousand and 00/100 ($1,500,000) Dollars for each Lease Year commencing on the seventh anniversary of the Occupancy Date and continuing through the date that is one day prior to the thirteenth anniversary of the Occupancy Date and (z) Two Million and 00/100 ($2,000,000) Dollars for each Lease Year commencing on the thirteenth anniversary of the Occupancy Date and continuing through the date that is one day prior to the expiration of the First Period.

            (iii) For each Lease Year commencing on the date immediately following the expiration of the First Period and continuing until the expiration of the Term, an amount per annum equal to Four Million and 00/100 ($4,000,000) Dollars, subject, however, to adjustment on the First Appraisal Date and on each Reappraisal Date thereafter in the manner hereinafter provided in the event that the Fair Market Rent, as determined on the First Appraisal Date or on any such Reappraisal Date, as the case may be, is other than $4,000,000. The Fair Market Rent shall be determined as of the first day of the month next succeeding the twentieth anniversary of the Occupancy Date and as of each subsequent fifteenth anniversary thereafter (such twentieth anniversary being referred to herein as the "First Appraisal Date" and each subsequent fifteenth anniversary being referred to herein as a "Reappraisal Date"). Such determination of Fair Market Rent shall be by appraisal in the manner provided in Article 36, unless at least six (6) months prior to the First Appraisal Date or on any Reappraisal Date, as the case may be, Landlord and Tenant shall have agreed upon such Fair Market Rent. If the Fair Market Rent as so determined on the First Appraisal Date or on any Reappraisal Date, as the case may be, shall be in excess of $4,000,000, the Base Rent for each Lease Year for the period commencing on the First Appraisal Date or such Reappraisal Date, as the case may be, and continuing for a period of fifteen (15) Lease Years thereafter, shall be the sum of $4,000,000 plus one-half (1/2) of the difference between the Fair Market Rent and $4,000,000 (for example, if the Fair Market Rent is determined to be $6,000,000, the Base Rent shall be equal to (A) $4,000,000 plus (B) $1,000,000 (or one-half of $6,000,000 less
                  $4,000,000)). If the Fair Market Rent as so determined on the First Appraisal Date or on any Reappraisal Date, as the case may be, shall be less than $4,000,000, the Base Rent for each Lease Year for the period commencing on the First Appraisal Date or such Reappraisal Date, as the case may be, and continuing for a period of fifteen (15) Lease Years thereafter shall be $4,000,000 less one-half (1/2) of the difference between $4,000,000 and the Fair Market Rent (for example, if the Fair Market Rent is determined to be $3,000,000, the Base Rent shall be equal to (A) $4,000,000 minus (B) $500,000 (or one-half of $4,000,000 less $3,000,000)). As used herein, "Fair Market Rent" shall mean the fair market rental value of the Land as of the date in question, considered as unencumbered by this Lease and the Master Lease and as unimproved except for Landlord's Civic Facilities and other site improvements made by Landlord, provided that in determining such fair market rental value, the appraiser shall take into account the following assumptions: (i) the improvements to be constructed on the Land may require unique design aspects with respect to their use for floor trading activities (for example, a lack of standard columns or a typical core); and (ii) any improvement constructed on the Land is subject to the requirements of the Declaration of Restrictions, the Severance Tenants Agreement and the Design Guidelines and must be used in a manner or for a purpose which is consistent with this Lease, the Master Lease, the Master Development Plan, the Certificate of Occupancy and the Severance Tenants Agreement.

            (b) The Base Rent shall be payable in equal monthly installments in advance commencing on the Commencement Date and on the first day of each month thereafter during the Term. The Base Rent shall be payable in currency which at the time of payment is legal tender for public and private debts in the United States of America, and shall be payable to the office of Landlord set forth above or at such other place in the City as Landlord shall direct by notice to Tenant. The Base Rent due for any period of less than a full Lease Year, and any installment of the Base Rent due for any period of less than a full month, shall be appropriately apportioned.

            Section 3.02.

            (a) For each Tax Year or portion thereof within the Term, Tenant shall pay to Landlord, without notice or demand, an annual sum (each such sum being hereinafter referred to as a "Payment in Lieu of Taxes" or "PILOT") in the amounts provided in this Section 3.02, on or before the last date or dates on which payments of Taxes, or the applicable installments thereof, are payable without interest or penalty under New York City law for such Tax Year. PILOT due for any period which is less than a full Tax Year shall be appropriately apportioned.

            (b) PILOT shall be payable as follows:

                  (i)   With respect to the Trading Portion:

                        (A) Subject to adjustment as provided in Section 10.04, for each Tax Year (or portion thereof) from the Commencement Date to and including the last day of the First Period, PILOT shall be zero; provided, however, that if Tenant shall cease to use the Trading Portion for the purposes provided in this Lease and the Occupancy Agreement, in addition to such other rights and remedies as may be provided in this Lease or the Occupancy Agreement, from and after the date that Tenant shall have ceased to so use the Trading Portion, PILOT shall be increased to an amount equal to Taxes (subject, however, to any real property tax abatement, deferral or exemption as provided in Section 3.02(b)(ii)(B) or which would be available from time to time if the Premises were owned by an entity not exempt from the payment of Taxes); and

                        (B) For each Tax Year (or portion thereof) commencing on the day next succeeding the expiration of the First Period and continuing for the remainder of the Term, PILOT shall be in an amount equal to Taxes assessed on such Trading Portion (subject, however, to any real property tax abatement, deferral or exemption which would be available from time to time if the Premises were owned by an entity not exempt from the payment of Taxes).

                  (ii)  With respect to the Office Portion:

                        (A) Subject to adjustment as provider in Section 10.04, for each Tax Year (or portion thereof) commencing on the Commencement Date and continuing until the date which is one day prior to the second anniversary of the Occupancy Date, PILOT shall be zero;

                        (B) Subject to adjustment as provided in Section 10.04, for each Tax Year (or portion thereof) commencing on the day next succeeding the expiration of the period referred to in Section 3.02(b)(ii)(A) and continuing for a period of ten (10) years thereafter, PILOT shall be in an amount equal to the following percentage of Taxes:

                        Tax Year    1     25% of Taxes;
                        Tax Year    2     32.5 % of Taxes;
                        Tax Year    3     40% of Taxes;
                        Tax Year    4     47.5% of Taxes;
                        Tax Year    5     55% of Taxes;
                        Tax Year    6     62.5% of Taxes;
                        Tax Year    7     70% of Taxes;
                        Tax Year    8     77.5% of Taxes;
                        Tax Year    9     85% of Taxes;
                        Tax Year    10    92.5% of Taxes; and

                        (C) For each Tax Year (or portion thereof) commencing on the day next succeeding the expiration of the period referred to in Section 3.02(b)(ii)(B) and continuing for the remainder of the Term, PILOT shall be in an amount equal to Taxes on such Office Portion (subject, however, to any real property tax abatement, deferral or exemption which would be available from time to time if the Premises were owned by an entity not exempt from the payment of Taxes).

            (c) In determining PILOT (i) the total assessed value of the Land shall be allocated on a pro rata basis to the Office Portion and the Trading Portion based upon the square footage of each and (ii) the total assessed value of the improvements shall be allocated between the Trading Portion and the Office Portion as follows: (A) with respect to the Office Portion, the assessed value shall be determined based upon the number of rentable square feet of conventional office space in the Building multiplied by the then current, per square-foot assessed value of comparable, conventional office buildings in the Project Area and (B) the balance of the total assessed value of the improvements shall be allocated to the Trading Portion. The parties agree that the four building complex known as the "World Financial Center" are deemed to be comparable, conventional office buildings in the Project Area.

            Section 3.03. Tenant shall continue to pay the full amount of PILOT required under Section 3.02, notwithstanding that Tenant may have instituted tax assessment reduction or other actions or proceedings pursuant to Section 4.06 hereof to reduce the assessed valuation of the Premises or any portion thereof. If any such tax reduction or other action or proceeding shall result in a final determination in Tenant's favor (i) Tenant shall be entitled to a credit against future PILOT to the extent, if any, that the PILOT previously paid for the Tax Year or Years for which such final determination(s) was (or were) made exceeds the PILOT as so determined, and (ii) if such final determination is made for the then current Tax Year, future payments of PILOT for said Tax Year shall be based on the PILOT as so determined. If at the time Tenant is entitled to receive such a credit the City of New York is paying interest on refunds of Taxes, Tenant's credit shall include interest at the rate then being paid by the City of New York on such refunds of Taxes. In no event, however, shall Tenant be entitled to any refund of any such excess from Landlord.

            Section 3.04. Tenant shall pay to Landlord the Civic Facilities Payment in accordance with the provisions of Section 26.04.

            Section 3.05. All amounts required to be paid by Tenant pursuant to this Lease, including, without limitation, Base Rent, PILOT, Impositions and Civic Facilities Payments (collectively, "Rental" or "Rent"), shall constitute rent under this Lease and shall be payable in the same manner as Base Rent. Rental shall be absolutely net to Landlord without any abatement, deduction, counterclaim, set-off or offset whatsoever except as specifically set forth in this Lease, so that this Lease shall yield, net, to Landlord, Rental in each year during the Term and that Tenant shall pay all costs, expenses and charges of every kind and nature relating to the Premises (except Taxes, if any, and the cost of constructing and maintaining Landlord's Civic Facilities) which may arise or become due or payable during or after (but attributable to a period falling within) the Term.

            Section 3.06. In the event that New York City shall, for any reason, fail to determine the assessed value of the Premises for any Tax Year during the Term, such assessed value shall be determined in accordance with the procedures set forth in Article XVII of the Master Lease, provided that, in making such determination, the appraisers shall take into consideration the equalization rates then applicable to comparable properties situated in the Borough of Manhattan, as well as any limitations on increases in assessed value for such comparable properties prescribed by applicable law.

                                    ARTICLE 4

                                   IMPOSITIONS

            Section 4.01. Except as otherwise specifically provided herein, Tenant shall pay, as hereinafter provided, all of the following items (collectively, "Impositions") imposed by any Governmental Authority (other than a Governmental Authority acting in its capacity as Landlord and not in its governmental capacity): (a) real property assessments (not including Taxes), (b) personal property taxes (except as otherwise specifically provided herein), (c) occupancy and rent taxes (except as otherwise specifically provided herein), (d) water, water meter and sewer rents, rates and charges, (e) excises, (f) levies,
(g) license and permit fees, (h) service charges with respect to police protection, fire protection, street and highway construction, maintenance and lighting, sanitation and water supply, if any, (i) fines, penalties and other similar or like governmental charges applicable to the foregoing and any interest or costs with respect thereto and (j) except for Taxes, any and all other governmental levies, fees, rents, assessments or taxes and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, and any interest or costs with respect thereto, which at any time during the Term are, or, if the Premises or any part thereof or the owner thereof were not exempt therefrom, would have been (1) assessed, levied, confirmed, imposed upon or would have become due and payable out of or in respect of, or would have been charged with respect to, the Premises or any document to which Tenant is a party creating or transferring an interest or estate in the Premises (excluding any transfer taxes (unless required by statute to be paid by the grantee or transferee where the grantor or transferor is exempt therefrom) or capital gains taxes imposed in connection with the execution of this Lease), or the use and occupancy thereof by Tenant and (2) encumbrances or liens on (i) the Premises, or (ii) the sidewalks or streets in front of or adjoining the Premises, or (iii) any vault (other than a vault in respect of which a utility company is obligated to pay any charge specified above or which is exempt from any such charge by reason of use thereof by any such utility company), passageway or space in, over or under such sidewalk or street, or (iv) any other appurtenances of the Premises, or (v) any personal property (except personal property which is not owned by or leased to Tenant and except as otherwise specifically provided herein), Equipment or other facility used in the operation thereof, or (vi) except as otherwise specifically provided herein, the Rental (or any portion thereof) payable by Tenant hereunder, each such Imposition, or installment thereof, during the Term to be paid not later than five (5) Business Days prior to the Due Date thereof. However, if, by law, any Imposition may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same in such installments and shall be responsible for the payment of such installments only, together with applicable interest, if any, provided that all such installment payments together with applicable interest, if any, relating to periods prior to the date definitely fixed in Article 2 hereof for the expiration of the Term shall be made prior to the Expiration Date. Tenant shall promptly notify Landlord if Tenant shall have elected to pay any such Imposition in installments.

            Section 4.02. Tenant, from time to time upon the request of Landlord, shall promptly furnish to Landlord copies of official receipts of the appropriate imposing authority, or other evidence reasonably satisfactory to Landlord, evidencing the payment thereof.

            Section 4.03.

            (a) If the Premises shall at any time become subject to Taxes, Landlord shall pay the Taxes on or before the due date thereof In no event shall Tenant be obligated to pay Taxes. Landlord shall have the right to contest the imposition of Taxes, at Landlord's expense, and pending such contest, if permitted by applicable law, Landlord shall not be required to pay the Taxes being so contested, unless failure to pay same would result in the imminent loss or forfeiture of the Premises or the termination of Tenant's interest under this Lease or if Tenant would by reason thereof be subject to any civil or criminal penalty or liability. If Landlord shall exercise its right to contest the imposition of Taxes, Landlord shall promptly notify Tenant of such contest, and, at Tenant's request, shall promptly deliver to Tenant copies of all applications, protest and other documents submitted by Landlord to (or received by Landlord from) any Governmental Authority. Any such proceeding by Landlord shall be commenced as soon as is reasonably possible and shall be prosecuted to final adjudication with reasonable dispatch. Landlord shall not, without Tenant's consent, enter into a settlement of any such contest if such settlement would increase the amount of PILOT payable by Tenant under this Lease or would alter the method for computing or affect the timing for payment of PILOT. If Landlord shall have failed to pay the Taxes as required hereunder and shall not have timely commenced a proceeding to contest same, or shall have timely commenced a proceeding to contest the Taxes but failure to pay the Taxes during the pendency of such proceeding will result in the imminent loss or forfeiture of the Premises or the termination of Tenant's interest under this Lease or Tenant would by reason thereof be subject to any civil or criminal penalty or liability, then Tenant may pay such unpaid Taxes together with any interest or penalties thereon and deduct such payment from the next installment of PILOT (and, to the extent, if any, that such payment shall exceed the next installment of PILOT, from the next installment(s) of Base Rent) together with interest thereon at the Involuntary Rate.

            (b) Nothing herein contained shall require Tenant to pay municipal, state or federal income, gross receipts, inheritance, estate, succession, profit, transfer, capital or transfer gains taxes of Landlord, or any corporate franchise tax imposed upon Landlord or any transfer or gains tax imposed on Landlord.

            Section 4.04. Any Imposition relating to a period a part of which is included within the Term and a part of which is included in a period of time before the Commencement Date or after the date fixed in Article 2 hereof for the expiration of the Term (whether or not such Imposition shall be assessed, levied, confirmed, imposed upon or in respect of or become a lien upon the Premises, or shall become payable, during the Term) shall be apportioned between Landlord and Tenant as of the Commencement Date or as of the date fixed for the expiration of the Term, as the case may be, so that Tenant shall pay that portion of such Imposition which that part of such fiscal period included in the period of time after the Commencement Date or before such date fixed in Article 2 for the expiration of the Term bears to such fiscal period, and Landlord shall pay the remainder thereof. Other than in respect of Impositions relating, in part, to a period of time before the Commencement Date, no such apportionment of Impositions shall be made if this Lease is terminated prior to the Expiration Date as the result of an Event of Default.

            Section 4.05. Tenant shall have the right to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, in which event, notwithstanding the provisions of Section 4.01 hereof, payment of such Imposition shall be postponed if, and only as long as:

            (a) neither the Premises nor any part thereof, or interest therein or any income therefrom (except to the extent covered by security deposited in accordance with this Section 4.05) or any other assets of or funds appropriated to Landlord would by reason of such postponement or deferment, be, in the reasonable judgment of Landlord, in imminent danger of being forfeited or lost or subject to any lien, encumbrance or charge, and neither Landlord nor Tenant would by reason thereof be subject to any civil or criminal liability; and

            (b) With respect to any Imposition in excess of $1,000,000 (as such amount shall be increased as provided in Section 7.02(a)), Tenant shall have deposited with Depository, cash or other security satisfactory to Landlord in an amount equal to the amount by which (i) the amount so contested and unpaid, together with all interest and penalties in connection therewith and all charges that may or might be assessed against or become a charge on the Premises or any part thereof in such proceedings exceeds (ii) $1,000,000 (as such amount shall be increased as provided in Section 7.02(a)).

            Upon the termination of such proceedings, it shall be the obligation of Tenant to pay the amount of such Imposition or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees (including attorneys' fees and disbursements), interest, penalties or other liabilities in connection therewith, and upon such payment, Depository shall return, with interest, if any, any amount deposited with it as aforesaid, provided, however, that Depository at Tenant's request or upon Tenant's failure to do so in a timely manner, at Landlord's request, shall disburse said moneys on deposit with it directly to the Governmental Authority to whom such Imposition is payable and any remaining monies, with interest, if any, shall be returned promptly to Tenant. If, at any time during the continuance of such proceedings, Landlord shall, in its reasonable opinion, deem insufficient the amount deposited as aforesaid, Tenant, within fifteen (15) days after demand, shall make an additional deposit of such additional sums or other acceptable security as Landlord may request, and upon failure of Tenant to do so, the amount theretofore deposited may be applied at the request of Landlord to the payment, removal and discharge of such Imposition and the interest and penalties in connection therewith and any costs, fees (including attorneys' fees and disbursements) or other liability accruing in any such proceedings, and the balance, if any, with any interest earned thereon, shall be returned to Tenant or the deficiency, if any, shall be paid by Tenant to Landlord within ten (10) days after demand.

            Section 4.06. Tenant shall have the right to seek a reduction in the valuation of the Premises assessed for Taxes and to prosecute any action or proceeding in connection therewith, provided that no such action or proceeding shall postpone Tenant's obligation to pay any Imposition except in accordance with the provisions of Section 4.05 hereof. Except to the extent provided in
Section 3.03 hereof, no such action or proceeding shall affect Tenants obligation to pay any installment of PILOT.

            Section 4.07. Landlord shall not be required to join in any proceedings referred to in Sections 4.05 or 4.06 hereof unless the provisions of any law, rule or regulation at the time in effect shall require that Landlord join in such proceedings or that such proceedings be brought by or in the name of Landlord, in which event, Landlord shall join and cooperate in such proceedings or permit the same to be brought in its name but shall not be liable for the payment of any costs or expenses in connection with any such proceedings and Tenant shall reimburse Landlord for any and all costs or expenses which Landlord may reasonably sustain or incur in connection with any such proceedings, including reasonable attorneys' fees and disbursements. If the provisions of such law, rule or regulation at the time in effect shall require that Master Landlord join in such proceedings or that such proceedings be brought by or in the name of Master Landlord, Landlord shall use reasonable efforts to cause Master Landlord to join and cooperate in such proceedings or permit the same to be brought in the name of Master Landlord, provided that Master Landlord shall not be liable for the payment of any costs or expenses in connection with any such proceedings and Tenant shall reimburse Master Landlord for any and all costs and expenses which Master Landlord may reasonably sustain or incur in connection with any such proceedings, including reasonable attorneys' fees and disbursements. In the event Tenant shall institute a proceeding referred to in Sections 4.05 or 4.06 hereof and no law, rule or regulation in effect at the time requires that Landlord join in such proceedings or that such proceeding be brought by and/or in the name of Landlord, Landlord, nevertheless, shall, at Tenant's cost and subject to the reimbursement provisions hereinabove set forth, cooperate with Tenant in such proceeding.

            Section 4.08. Any certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition asserting non-payment of such Imposition shall be prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill, at the time or date stated therein.

                                    ARTICLE 5

                            DEPOSITS FOR IMPOSITIONS

            Section 5.01.

            (a) In order to assure the payment of all Impositions, Tenant, upon the demand of Landlord at any time after the occurrence of an Event of Default hereunder, shall deposit with Depository on the first day of each month during the Term, an amount equal to one-twelfth (1/12th) of the annual Impositions then in effect.

            (b) If at any time the monies so deposited by Tenant shall be insufficient to pay the next installment of Impositions then due, Tenant shall after demand therefor by Landlord deposit the amount of the insufficiency with Depository to enable Depository to pay the next installment of Impositions at least thirty (30) days prior to the Due Date thereof.

            (c) Depository shall hold the deposited monies in a segregated, interest-bearing special account for the purpose of paying the charges for which such amounts have been deposited as they become due, and Depository shall apply the deposited monies for such purpose nor later than the Due Date for such charges.

            (d) If at any time the amount of any Imposition is increased or Landlord receives information from the entity or entities imposing such Imposition that an Imposition will be increased, and if the monthly deposits then being made by Tenant under this Section 5.01 would be insufficient to pay such Imposition thirty (30) days prior to the Due Date thereof, then upon notice from Landlord to Tenant of such fact, the monthly deposits shall thereupon be increased and Tenant shall deposit immediately with Depository sufficient monies for the payment of the increased Imposition. Thereafter, the monthly payments shall be adjusted so that Depository shall receive from Tenant sufficient monies to pay each Imposition at least thirty (30) days prior to the Due Date of such Imposition.

            (e) For the purpose of determining whether Depository has on hand sufficient monies to pay any particular Imposition at least thirty (30) days prior to the Due Date thereof, deposits for each category of Imposition shall be treated separately. Depository shall not be obligated to use monies deposited for the payment of an Imposition not yet due and payable for the payment of an Imposition that is due and payable.

            (f) Notwithstanding the foregoing, (i) deposited monies may be held by Depository in a single bank account, provided such account is segregated and interest-bearing and (ii) Depository shall, at Landlord's option and direction and if Tenant shall fail to make any payment or perform any obligation required under this Lease, use any monies deposited pursuant to Articles 4 or 5 for the payment of any Rental.

            (g) If this Lease shall be terminated by reason of any Event of Default or if dispossession occurs pursuant to Section 24.03(b), all deposited monies under this Article 5 then held by Depository shall be paid to and applied by Landlord in payment of any and all sums due under this Lease and Tenant shall promptly pay the resulting deficiency. All monies deposited under this Article 5, together with interest earned thereon, if any, shall be paid to Tenant promptly after the Expiration Date or promptly after Tenant terminates this Lease in accordance with the provisions of Section 2.03 or Article 43 hereof.

            (h) Any interest paid on monies deposited pursuant to this Article 5 shall be applied against amounts thereafter becoming due and payable by Tenant or returned to Tenant, as aforesaid.

            (i) Anything in this Article 5 to the contrary notwithstanding, if the Event of Default which gave rise to Landlord having demanded that Tenant make deposits under this Section 5.01 shall have been cured by Tenant and for a period of six (6) consecutive months following such cure no Default shall have occurred under this Lease, then, at any time after the expiration of such six
(6) month period, promptly upon the demand of Tenant, provided that Tenant is not then in Default under this Lease, all monies deposited under this Article 5 then held by Depository, with the interest, if any, accrued thereon, shall be returned to Tenant and Tenant shall not be required to make further deposits under this Article 5 unless and until there shall occur a subsequent Event of Default and Landlord shall make demand upon Tenant to make deposits for Impositions.

            (j) In the event that a Mortgagee (provided such Mortgagee be an Institutional Lender) shall require Tenant to deposit funds to insure payment of Impositions, any amount so deposited by Tenant with such Mortgagee shall be credited against the amount, if any, which Tenant would otherwise be required to deposit under this Article 5.

            Section 5.02. If Landlord ceases to have any interest in the Premises, and provided that the Person acquiring Landlord's interest in the Premises agrees (in writing) to assume from and after the date of the transfer all of Landlord's obligations with respect to the deposits made pursuant to
Section 5.01, Landlord promptly shall transfer to such Person all of Landlord's rights with respect to such deposits. Upon such transfer and notice thereof to Tenant, the transferor shall be released from all liability with respect thereto, the transferee shall assume from and after the date of such transfer all of Landlord's obligations with respect to such deposits and Tenant shall look solely to the transferee with respect thereto. The provisions hereof shall apply to each successive transfer of the deposits.

            Section 5.03. Landlord shall have no liability to Tenant arising out of, or related to, any acts or omissions of Depository.

                                    ARTICLE 6

                                  LATE CHARGES

            In the event that any payment of Rental shall become overdue beyond the due date thereof (or if no such date is set forth in this Lease, then such due date for purposes of this Article 6 shall be deemed to be the date upon which demand therefor is made), then, in addition to any costs and expenses incurred by Landlord in connection therewith (including, without limitation, reasonable attorneys' fees and disbursements) interest on the sums so overdue equal to the Involuntary Rate, for the period from the due date to the date of actual payment, shall become due and payable to Landlord as additional Rental to be paid under this Lease. Said interest shall be payable by Tenant within ten
(10) days after demand. No failure by Landlord to insist upon the strict performance by Tenant of its obligations to pay said interest shall constitute a waiver by Landlord of its right to enforce the provisions of this Article 6 in any instance thereafter occurring. The provisions of this Article 6 shall not be construed in any way to extend the grace periods or notice periods provided for in Article 24.

                                    ARTICLE 7

                                    INSURANCE

            Section 7.01.

            (a) Tenant shall, at all times after Substantial Completion of the Building and thereafter throughout the Term:

            (i)         keep or cause to be kept the Building insured under an
                  "All Risk of Physical Loss" form of policy, including, without limitation, coverage for loss or damage by water, flood, subsidence and earthquake (excluding, at Tenant's option, from such coverage normal settling only) and, when and to the extent obtainable from the United States government or any agency thereof, war risks; such insurance to be written on an "Agreed Amount" basis, with full replacement cost, with the replacement value of the Building to be determined from time to time, but not less frequently than required by the insurer and in any event at least once every three (3) years, it being agreed that no omission on the part of Landlord to request any such determination shall relieve Tenant of its obligation to determine the replacement value thereof (in the absence of such valuation, the FM (Factory Mutual) or IRI (Industrial Risk Insurers) Indices will be applied);

            (ii)        provide and keep in force commercial general liability
                  insurance against liability for bodily injury, death and property damage, it being agreed that such insurance shall (A) be in an amount as may from time to time be reasonably required by Landlord, but not less then Twenty-Five Million Dollars ($25,000,000) combined single limit inclusive of primary, umbrella and following form excess policies for liability for bodily injury, death and property damage, (B) include the Premises and all streets, alleys and sidewalks adjoining or appurtenant to the Premises, (C) provide blanket automatic contractual insurance covering the indemnification provisions assumed by Tenant hereunder, including bodily injury to employees or others assumed by Tenant under contract, which insurance shall cover all costs, expenses and/or liability (including, without limitation, attorneys' fees and disbursements) arising out of or based upon any and all claims, accidents, injuries and damages mentioned in
                  Article 19 and required to be insured against hereunder, and
                  (D) include the following protection:

                  (1) Broad form liability endorsement, including (a) blanket contractual liability, (b) personal injury and advertising injury liability, (c) premises medical payments, (d) host liquor liability, (e) fire legal liability on real property, (f) broad form property damage liability, including completed operations, (g) incidental medical malpractice, (h) non-owned watercraft liability, (i) limited world-wide coverage, (j) additional interests insured, (k) extended bodily injury coverage, and (l) automatic coverage on newly-acquired organizations;

                  (2)   Products and completed operations;

                  (3)   Independent contractors;

                  (4) Blanket automatic contractual liability to include bodily injury to employees of others assumed by Tenant; and

                  (5)   Water damage legal liability shall not be excluded.

            (iii) provide and keep in force workers' compensation insurance providing statutory New York State benefits for all persons employed by Tenant at or in connection with the Premises and employer's liability insurance in an amount not less than that required by New York State law;

            (iv)        provide and keep in force on an "Agreed Amount" basis
                  rent insurance on an "All Risk of Physical Loss" basis in an amount not less than one (1) year's current Base Rent, PILOT, and Civic Facilities Payment ("Rent Insurance");

            (v)         if a sprinkler system shall be located in any portion of
                  the Building, provide and keep in force sprinkler leakage insurance in amounts approved by Landlord, which approval shall not be unreasonably withheld (the foregoing to be required only if same is excluded from the insurance required to be provided and kept in force pursuant to Section 7.01(a)(i));

            (vi)        provide and keep in force boiler and machinery insurance
                  in an amount as may from time to time be reasonably determined by Landlord but not less than Ten Million Dollars ($10,000,000) per accident on a combined basis covering direct property loss and loss of income and covering all steam, mechanical and electrical equipment, including without limitation, all boilers, unfired pressure vessels, air conditioning equipment, elevators, piping and wiring;

            (vii) provide and keep in force automobile liability insurance for all owned, non-owned, leased, rented and/or hired vehicles insuring against liability for bodily injury and death and for property damage in an amount as may from time to time be reasonably determined by Landlord but not less than Five Million Dollars ($5,000,000) combined single limit; and

            (viii) provide and keep in force such other insurance in such amounts as may from time to time be reasonably required by Landlord against such other insurable hazards as at the time are commonly insured against by prudent owners of like buildings and improvements.

            (b) All insurance provided by Tenant as required by Section 7.01(a) (except the insurance under Section 7.01(A)(iii)) shall name Tenant as named insured and Landlord, Master Landlord, the City and UDC as additional insureds to the extent, where applicable, of their respective insurable interests in the Premises and shall be primary with respect to any other coverage which Landlord and Master Landlord may obtain. (Landlord and Master Landlord's coverage shall be in excess of any coverage provided in favor of Landlord or Master Landlord by Tenant.) The coverage provided by Tenant as required by Sections 7.01(a)(i),
(ii), (v), (vi) and (vii) also shall name each Mortgagee as an insured under a standard mortgagee clause, provided, however, any loss payable thereunder shall be payable as provided in this Lease.

            (c) Whenever Tenant shall be required to carry insurance under this
Section 7.0, Tenant shall not be required to carry insurance in any greater amounts or against any additional hazards than at the time are commonly carried by prudent owners of like buildings and improvements, provided that the types or amounts of such coverage shall never be different from or less than, as the case may be, the types or amounts specifically required hereunder unless such types or amounts are no longer available. Any dispute as to the amounts of additional insurance to be carried, or the additional kinds of hazards to be insured against, shall be resolved by arbitration pursuant to Article 36.

            Section 7.02.

            (a) The loss under all policies required by any provision of this Lease insuring against damage to the Building by fire or other casualty shall be payable to Depository, except that amounts of less than One Million Dollars ($1,000,000) shall be payable in trust directly to Tenant for application to the cost of Restoration in accordance with Article 8 hereof. Such amount shall be adjusted on the fifth (5th) anniversary of the Commencement Date and on each fifth (5th) anniversary of the date on which an adjustment is made pursuant to this Section 7.02(a) by adding to $1,000,000 an amount equal to the product of
(x) $1,000,000 and (y) the percent of increase, if any, in the Consumer Price Index for the month in which the applicable anniversary date occurs over the Consumer Price Index for the month in which the Commencement Date occurs. Any dispute as to the calculation of such adjustment shall be determined by arbitration pursuant to Article 36. Rent Insurance shall be carried in favor of Landlord, but the proceeds thereof to the extent required hereunder shall be paid to Depository and shall be applied to the Rental payable by Tenant under this Lease until completion of such Restoration by Tenant. All insurance required by any provision of this Lease shall be in such form and shall be issued by such responsible companies authorized to do business in the State of New York as are reasonably acceptable to Landlord. All policies referred to in this Lease shall be procured, or caused to be procured, by Tenant at no expense to Landlord. Subject to Section 7.04 hereof, duplicate originals of such policies or certificates of insurance with respect to such policies together with copies of such policies shall be delivered to Landlord promptly upon receipt from the insurance company or companies, together with proof satisfactory to Landlord that the then current installment of the premiums thereon have been paid, provided, that Landlord shall not, by reason of custody of such policies, be deemed to have knowledge of the contents thereof. New or renewal policies replacing any policies expiring during the Term or duplicate originals thereof or certificates of insurance with respect thereto together with copies of such policies, shall be delivered as aforesaid at least thirty (30) days before the date of expiration, together with proof satisfactory to Landlord that the then current installment of the premiums thereon have been paid. Premiums on policies shall not be financed in any manner whereby the lender, on default or otherwise, shall have the right or privilege of surrendering or canceling the policies or reducing the amount of loss payable thereunder, provided, however, that premiums may be paid in installments.

            (b) Tenant and Landlord shall cooperate in connection with the collection of any insurance moneys that may be due in the event of loss, and Tenant and Landlord shall execute and deliver such proofs of loss and other instruments as may be required for the purpose of obtaining the recovery of any such insurance moneys. Tenant shall promptly reimburse Landlord for any and all reasonable costs or expenses which Landlord may sustain or incur in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements.

            (c) Tenant shall not carry separate insurance (other than personal injury liability insurance) concurrent in form or contributing in the event of loss with that required by this Lease to be furnished by Tenant, unless Landlord and Master Landlord are included therein as named insureds and each Mortgagee as an additional insured with loss payable as provided in this Lease. Tenant promptly shall notify Landlord of the carrying of any such separate insurance and shall cause the policies therefor or duplicate originals thereof or certificates of insurance with respect thereto together with copies of such policies to be delivered as required in this Lease.

            (d) All property insurance policies as required by this Lease shall provide in substance that all adjustments for claims with the insurers in excess of One Million Dollars ($1,000,000) (as such amount shall be increased as provided in Section 7.02(a)) shall be made with Landlord, Tenant and any Mortgagee named as additional insured. Any adjustments for claims with the insurers involving sums of less than One Million Dollars ($1,000,000) (as such amount shall be increased as provided in Section 7.02(a)) shall be made with Tenant.

            (e) All Rent Insurance shall provide in substance that all adjustments for claims with the insurers shall be made with Landlord and Tenant.

            (f) Tenant shall not violate or permit to be violated any of the conditions or provisions of any insurance policy required hereunder, and Tenant shall so perform and satisfy or cause to be performed and satisfied the requirements of the companies writing such policies so that at all times companies of good standing, reasonably satisfactory to Landlord, shall be willing to write and continue such insurance.

            (g) Each policy of insurance required to be obtained by Tenant as herein provided shall contain to the extent obtainable and whether or not an additional premium shall be required in connection therewith (i) a provision that no act or omission or negligence of Tenant or any other named insured or violation of warranties, declarations or conditions by Tenant or any other named insured shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, (ii) an agreement by the insurer that such policy shall not be cancelled or modified without at least thirty (30) days prior written notice to Landlord and each Mortgagee, (iii) an agreement that the coverage afforded by the insurance policy shall not be affected by the performance of any work in or about the Building or the occupation or use of the Premises by Tenant or any Subtenant for purposes more hazardous than those permitted by the terms of such policy, (iv) a waiver by the insurer of any claim for insurance premiums against Landlord or any named insured other than Tenant, and (v) a waiver of subrogation by the insurers of any right to recover the amount of any loss resulting from the negligence of Tenant, Landlord, their agents, employees or licensees.

            (h) All liability insurance required to be provided and kept in force by Tenant under this Lease shall be written on an "Occurrence" basis, provided, however, that if (i) a basis other than such "Occurrence" basis shall be adapted throughout the insurance industry and (ii) such other basis shall be accepted by most prudent owners of like buildings and improvements, then Tenant may provide and keep in force liability insurance written on such other basis reasonably satisfactory to Landlord.

            Section 7.03.

            (a) Tenant, on the demand of Landlord after the occurrence of an Event of Default hereunder, shall deposit with Depository on the first day of each month during the Term, an amount equal to one-twelfth (1/12th) of the annual insurance premiums to be paid in respect of any insurance required to be carried by Tenant hereunder, as reasonably estimated by Landlord, unless such insurance premiums are deposited with a Mortgagee (provided such Mortgagee is an Institutional Lender). If at any time the insurance premiums shall be increased or Landlord receives information that the insurance premiums will be increased, with the result that the monthly deposits being paid by Tenant under this
Section 7.03(a) would be insufficient to pay such insurance premiums thirty (30) days prior to the due date, the monthly deposits shall thereupon be increased and Tenant shall, within thirty (30) days prior to the due date thereof, deposit immediately with Depository sufficient monies for the payment of the increased insurance premiums. Thereafter, the monthly deposits shall be adjusted so that Depository shall receive from Tenant sufficient monies to pay the insurance premiums at least thirty (30) days before the insurance premiums become due and payable.

            (b) Anything in Section 7.03(a) to the contrary notwithstanding, if the Event of Default which gave rise to Landlord having demanded that Tenant make deposits under Section 7.03(a) shall have been cured by Tenant and if for a period of six (6) consecutive months following such cure no Default shall have occurred under this Lease, then, at any time after the expiration of such six (6) month period, promptly upon the demand of Tenant, provided that Tenant is not then in Default under this Lease, all monies deposited under Section 7.03(a) then held by Depository, together with the interest, if any, accrued thereon, promptly shall be returned to Tenant and Tenant shall not be required to make further deposits under Section 7.03(a) unless and until there shall occur a subsequent Event of Default and Landlord shall make demand upon Tenant to make deposits under Section 7.03(a).

            (c) All monies deposited under this Section 7.03, together with interest earned thereon, if any, shall be paid to Tenant promptly after the Expiration Date or promptly after Tenant terminates this Lease in accordance with the provisions of Section 2.03 or Article 43 hereof.

            (d) Depository shall hold the monies deposited hereunder in a segregated, interest-bearing account (the purpose of which is to pay the charges for which such amounts have been deposited as they become due), and Depository shall apply the deposited monies for such purpose not later than the Due Date for such charges.

            Section 7.04. The insurance required by this Lease, at the option of Tenant, may be effected by blanket or umbrella policies issued to Tenant covering the Premises and other properties owned or leased by Tenant, provided that the policies otherwise comply with the provisions of this Lease and specifically allocate to the Premises the coverages required hereby, without possibility of reduction or coinsurance by reason of any other premises named therein, and if the insurance required by this Lease shall be effected by any such blanket or umbrella policies, Tenant shall furnish to Landlord and to each Mortgagee certified copies or duplicate originals of such policies in place of the originals, with schedules thereto attached showing the amount of insurance afforded by such policies applicable to the Premises, and in addition, within thirty (30) days after the filing thereof with any insurance ratemaking body, copies of the schedule of all improvements affected by any such blanket or umbrella policy of insurance.

                                    ARTICLE 8

                            USE OF INSURANCE PROCEEDS

            Section 8.01. If all or any part of the Building shall be destroyed or damaged in whole or in part by fire or other casualty (including any casualty for which insurance was not obtained or obtainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, Tenant shall give to Landlord immediate notice thereof, except that no notice shall be required if the estimated cost of repairs, alterations, restorations, replacements and rebuilding (collectively, "Restoration") shall be less than $250,000 (as such amount shall be increased as provided in Section 7.02(a)), and Tenant shall, whether or not such damage or destruction shall have been insured, and whether or not insurance proceeds, if any, shall be sufficient for the purpose of such Restoration, with reasonable diligence (subject to Unavoidable Delays) repair, alter, restore, replace and rebuild

(collectively, "Restore") the same, at least to the extent of the value and as nearly as possible to the condition, quality and class of the Building existing immediately prior to such occurrence, with such changes or alterations as Tenant, with the consent of Landlord, which consent shall not be unreasonably withheld, shall elect to make, provided that, after the Restoration, the Building is in substantial conformity with the Master Development Plan, the Design Guidelines, the Declaration of Restrictions (if applicable) and, in the event such Restoration is commenced within ten (10) years after the date the Building has been Substantially Completed and, insofar as the Restoration relates to the exterior of the Building, the Construction Documents. Landlord in no event shall be obligated to Restore the Building or any portion thereof or to pay any of the costs or expenses thereof. If Tenant shall fail or neglect to Restore with reasonable diligence (subject to Unavoidable Delays) the Building or the portion thereof so damaged or destroyed, or having so commenced such Restoration, shall fail to complete the same with reasonable diligence (subject to Unavoidable Delays) in accordance with the terms of this Lease, or if prior to the completion of any such Restoration by Tenant, this Lease shall expire or be terminated for any reason, Landlord may, but shall not be required to, complete such Restoration at Tenant's expense. Each such Restoration shall be done in accordance with the provisions of this Lease. In any case where this Lease shall expire or be terminated prior to the completion of Restoration, Tenant shall account to Landlord for all amounts spent in connection with any Restoration which was undertaken and shall pay over to Landlord, within ten (10) days after demand, the remainder, if any, of the Restoration Funds previously received by it. Tenant's obligations under the next to last (penultimate) sentence of this Section 8.01 shall survive the expiration or termination of this Lease.

            Section 8.02.

            (a) Subject to the provisions of Sections 8.03, 8.04 and, if applicable, 8.05, Depository shall pay over to Tenant from time to time, upon the following terms, any monies which may be received by Depository from insurance provided by Tenant (other than Rent Insurance) or cash or the proceeds of any security deposited with Depository pursuant to Section 8.05 (collectively, the "Restoration Funds") provided, however, that Depository, before paying such moneys over to Tenant, shall be entitled to reimburse itself and Landlord therefrom to the extent, if any, of the necessary, reasonable and proper expenses (including, without limitation, reasonable attorneys' fees) paid or incurred by Depository and Landlord in the collection of such monies. Depository shall pay to Tenant, as hereinafter provided, the Restoration Funds, for the purpose of the Restoration.

            (b) Prior to commencing any Restoration, Tenant shall furnish Landlord with an estimate of the cost of such Restoration, prepared by a licensed professional engineer or registered architect selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld. Landlord, at Tenant's expense, may engage a licensed professional engineer or registered architect to prepare its own estimate of the cost of such Restoration. If there is any dispute as to the estimated cost of the Restoration, such dispute shall be resolved by arbitration in accordance with the provisions of Article 36.

            (c) Subject to the provisions of Sections 8.03, 8.04 and, if applicable, 8.05, the Restoration Funds shall be paid to Tenant in installments as the Restoration progresses, less retainage equal to ten percent (10%) of such installment until completion of fifty percent (50%) of the Restoration and five percent (5%) of each installment thereafter until completion of the Restoration, upon application to be submitted by Tenant to Depository and Landlord showing the cost of labor and materials purchased and delivered to the Premises for incorporation in the Restoration, or incorporated therein since the last previous application, and due and payable or paid by Tenant. If any vendor's, mechanic's, laborer's, or materialman's lien is filed against the Premises or any part thereof, or if any public improvement lien relating to the Restoration of the Premises is created or permitted to be created by Tenant and is filed against Landlord, or any assets of, or funds appropriated to, Landlord, Tenant shall not be entitled to receive any further installment until such lien is satisfied or discharged (by bonding or otherwise). Notwithstanding the foregoing, the existence of any such lien shall not preclude Tenant from receiving any installment of Restoration Funds, provided such lien will be discharged with funds from such installment or shall have been discharged (by bonding or otherwise).

            (d) Upon completion of and payment for the Restoration by Tenant, the balance of the Restoration Fund shall be paid over to Tenant promptly.

            (e) Notwithstanding the foregoing, if Landlord makes the Restoration at Tenant's expense, as provided in Section 8.01, then Depository shall pay over the Restoration Funds to Landlord, upon request, to the extent not previously paid to Tenant pursuant to this Section 8.02, and Tenant shall pay to Landlord, within ten (10) days after demand, any sums in excess of the portion of the Restoration Funds received by Landlord necessary to complete the Restoration. Upon completion of the Restoration, Landlord shall deliver to Tenant a certificate, in reasonable detail, setting forth the expenditures made by Landlord for such Restoration.

            Section 8.03. The following shall be conditions precedent to each payment made to Tenant as provided in Section 8.02 above:

            (a) There shall be submitted to Depository and Landlord the certificate of the aforesaid engineer or architect approved by Landlord pursuant to Section 8.02(b) stating that (i) the sum then requested to be withdrawn either has been paid by Tenant or is due and payable to contractors, subcontractors, materialmen, engineers, architects or other Persons (whose names and addresses shall be stated) who have rendered or furnished services or materials for the work and giving a brief description of such services and materials and the principal subdivisions or categories thereof and the several amounts so paid or due to each of said Persons in respect thereof, and stating in reasonable detail the progress of the work up to the date of said certificate, (ii) no part of such expenditures has been or is being made the basis, in any previous or then pending requisition, for the withdrawal of the Restoration Funds or has been made out of the Restoration Funds previously received by Tenant, and (iii) the engineer or architect believes that the balance of the Restoration Funds held by

Depository will be sufficient to pay for the completion of the Restoration in full, and stating in reasonable detail an estimate of the cost of such completion;

            (b) there shall be furnished to Landlord an official search, or a certificate of a title insurance company reasonably satisfactory to Landlord, or other evidence reasonably satisfactory to Landlord, showing that there has not been filed any vendor's, mechanic's, laborer's or materialman's statutory or other similar lien affecting the Premises or any part thereof, or any public improvement lien with respect to the Premises or the Restoration created or permitted to be created by Tenant affecting Landlord, or the assets of, or funds appropriated to, Landlord, which has not been discharged of record (by bonding or otherwise) except such as will be discharged upon payment of the requisite amount out of the sum then requested to be withdrawn; and

            (c) at the time of making such payment, there is no Event of Default on the part of Tenant.

            Section 8.04.

            (a) If any loss, damage or destruction occurs, the cost of Restoration of which equals or exceeds One Million Dollars ($1,000,000) in the aggregate, determined as provided in Section 8.02(b) (as such amount shall be increased as provided in Section 7.02(a)), Tenant shall furnish to Landlord the following:

            (i)         at least thirty (30) Business Days prior to commencement
                  of such Restoration, complete plans and specifications for the Restoration, prepared by a licensed professional engineer or registered architect selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld (provided, however, if such Restoration does not relate to the "core and shell" of the Building or affect any aspect of the Design Guidelines, Landlord's approval shall not be withheld provided such architect is not a Prohibited Person), together with the approval thereof and any required permits issued by any Governmental Authority with respect to the Restoration and such plans and specifications, and, at the request of Landlord, any other drawings, information or samples to which Landlord is entitled under Article 11, all of the foregoing to be subject to Landlord's review and approval for substantial conformity with the Master Development Plan, the Design Guidelines, the Declaration of Restrictions (if applicable), such review and approval to be conducted by Landlord within the time periods and otherwise in accordance with the provisions of Article 11, and, if such Restoration is commenced within ten (10) years from the date the Building shall have been Substantially Completed, and insofar as it relates to the exterior of the Building, the Construction Documents;

            (ii)        at least ten (10) Business Days prior to commencement of
                  such Restoration, (x) a contract or construction management agreement reasonably satisfactory to Landlord in form assignable to Landlord (subject to any prior assignment to any Mortgagee), made with a reputable and responsible contractor or construction manager approved by Landlord, which approval shall not be unreasonably withheld, providing for the completion of the Restoration in accordance with said plans and specifications, free and clear of all liens, encumbrances, security agreements, interests and financing statements relating thereto, and (y) payment and performance bonds in forms and by sureties satisfactory to Landlord, naming the contractor as obligor and Landlord and Tenant and Mortgagee, if applicable, as obligees, each in a penal sum equal to the amount by which (A) the difference between the estimated cost of the Restoration and the amount of the insurance proceeds available for the Restoration exceeds (B) $1,000,000 (as such amount shall be increased as provided in Section 7.02(a)) or, in lieu thereof, such other security, but not more than the amount of such excess, as shall be reasonably satisfactory to Landlord;

            (iii) at least ten (10) Business Days prior to commencement of such
                  Restoration, an assignment to Landlord (subject to any prior assignment to any Mortgagee) of the contract so furnished and the bonds, if any, provided thereunder, such assignment to be duly executed and acknowledged by Tenant and by its terms to be effective only upon any termination of this Lease or upon Landlord's re-entry upon the Premises following an Event of Default prior to the complete performance of such contract, such assignment also to include the benefit of all payments made on account of said contract including payments made prior to the effective date of such assignment, and

            (iv)        At least ten (10) Business Days prior to commencement of
                  such Restoration, insurance policies issued by responsible insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payments, for the insurance required by Section 11.03.

            (b) Notwithstanding that the cost of Restoration is less than One Million Dollars ($1,000,000) (as such amount shall be increased as provided in Section 7.02(a)), such cost to be determined as provided in Section 8.02(b), to the extent that any portion of the Restoration involves work on the exterior of the Building or a change in the height, bulk or setback of the Building from the height, bulk or setback existing immediately prior to the damage or destruction, or in any other manner affects compliance with the Master Development Plan, the Design Guidelines or the Declaration of Restrictions (if applicable), then Tenant shall furnish to Landlord at least thirty (30) Business Days prior to commencement of the Restoration a complete set of plans and specifications for the Restoration, involving such work or such change, prepared by a licensed professional engineer or registered architect approved by Landlord, which approval shall not be unreasonably withheld, and, at Landlord's request, such other items designated in Section 8.04(a)(i), all of the foregoing to be subject to Landlord's review and approval as provided therein.

            (c) In the event Tenant shall desire to modify the plans and specifications which Landlord theretofore has approved pursuant to Sections 8.04(a)(i) or 8.04(b) with respect to, or which will in any way affect, any aspect of the exterior of the Building or the height, bulk or setback of the Building or which will affect compliance with the Design Guidelines, the Master Development Plan or the Declaration of Restrictions (if applicable), Tenant shall submit the proposed modifications to Landlord. Tenant shall not be required to submit to Landlord proposed modifications of the plans and specifications which affect the interior of the Building. Landlord shall review the proposed changes (other than changes to the interior of the Building) for the sole purpose of determining whether or not they (i) conform to the Master Development Plan, the Design Guidelines and the Declaration of Restrictions (if applicable) and (ii) in Landlord's judgment reasonably exercised, provide for design, finishes and materials which are comparable in quality to those provided for in the approved plans and specifications, and shall approve such proposed changes if they do so conform and so provide. If Landlord determines that the proposed changes are not satisfactory in light of the above criteria, it shall so advise Tenant, specifying in what respect the plans and specifications, as so modified, do not conform to the Master Development Plan, the Design Guidelines or the Declaration of Restrictions (if applicable) or do not provide for design, finishes and materials which are comparable in quality to those provided for in the approved plans and specifications. Within twenty (20) Business Days after Landlord shall have so notified Tenant, Tenant shall revise the plans and specifications so as to meet Landlord's objections and shall deliver same to Landlord for review. Each initial review by Landlord shall be carried out within fifteen (15) Business Days of the date of delivery of the initial plans and specifications by Tenant, and each additional review by Landlord shall be carried out within ten (10) Business Days of the date of delivery of Tenant's revisions thereto, and if Landlord shall not have notified Tenant of its determination within such fifteen (15) or ten (10) Business Day period, as the case may be, it shall be deemed to have determined that the proposed changes are satisfactory. Landlord shall not review portions of the approved plans and specifications which Landlord has previously determined to be satisfactory, provided same have not been changed by Tenant.

            Section 8.05. If the cost of any Restoration, determined as provided in Section 8.02(b), exceeds both (i) One Million Dollars ($1,000,000) (as such amount shall be increased as provided in Section 7.02(a)) and (ii) the net insurance proceeds, then, prior to the commencement of such Restoration, unless Landlord has given its approval of the payment and performance bonds provided for in Section 8.04(a)(ii)(y) and the amounts thereof cover such excess, Tenant shall deposit with Depository, as security for completion of the Restoration, a bond, cash or other security satisfactory to Landlord in the amount by which (A) such excess exceeds (B) $1,000,000 (as such amount shall be increased as provided in Section 7.02(a)), to be held and applied by Depository in accordance with the provisions of Section 8.02.

            Section 8.06. This Lease shall not terminate or be forfeited or be affected in any manner, and there shall be no reduction or abatement of the Rental payable hereunder, by reason of damage to or total, substantial or partial destruction of the Building or any part thereof or by reason of the untenantability of the same or any part thereof, for or due to any reason or cause whatsoever, and Tenant, notwithstanding any law or statute present or future, waives any and all rights to quit or surrender the Premises or any part thereof. Tenant expressly agrees that its obligations hereunder, including, without limitation, the payment of Rental, shall continue as though the Building had not been damaged or destroyed and without abatement, suspension, diminution or reduction of any kind. It is the intention of Landlord and Tenant that the foregoing is an "express agreement to the contrary" as provided in Section 227 of the Real Property Law of the State of New York.

            Section 8.07. If for any completed Restoration Tenant has not theretofore delivered same to Landlord, Tenant shall deliver to Landlord, within thirty (30) days of the completion of such Restoration, a complete set of "as built" plans thereof together with a statement in writing from a registered architect or licensed professional engineer that such plans are complete and correct.

                                    ARTICLE 9

                                  CONDEMNATION

            Section 9.01.

            (a) If the whole or substantially all of the Premises shall be taken (excluding a taking of the fee interest in the Premises, or any leasehold interest superior to that of the Tenant's, if after such taking, Tenant's rights and obligations under this Lease are not affected) for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement among Landlord, Tenant and those authorized to exercise such right, this Lease and the Term shall terminate and expire on the date of such taking and the Rental payable by Tenant hereunder shall be equitably apportioned as of the date of such taking. Landlord shall return the security deposit or Letter of Credit to Tenant promptly, and this Lease, the Occupancy Agreement, the Funding Agreement and any and all obligations and liabilities of Tenant under any of the foregoing shall terminate and expire as of the date of such taking.

            (b) The term "substantially all of the Premises" shall mean such portion of the Premises as when so taken would leave remaining a balance of the Premises which, due either to the area so taken or the location of the part so taken in relation to the part not so taken, would not under economic conditions, applicable zoning laws, building regulations then existing or prevailing or the Master Development Plan, Occupancy Agreement, Severance Tenants Agreement or Declaration of Restrictions and after performance by Tenant of all covenants, agreements, terms and provisions contained herein or by law required to be observed or performed by Tenant, permit the Restoration of the Building so as to constitute a complete building or buildings capable of achieving the NYMEX Use. If there be any dispute as to whether or not "substantially all of the Premises" has been taken, such dispute shall be resolved by arbitration in accordance with the provisions of Article 36.

            (c) If the whole or substantially all of the Premises shall be taken or condemned as provided in Section 9.01(a), the award, awards or damages in respect thereof shall be apportioned as follows: (i) there shall first be paid to Landlord so much of the award which is for or attributable to the value of
(A) the Land so taken, considered as unencumbered by this Lease and the Master Lease and as unimproved except for Landlord's Civic Facilities and other site improvements made by Landlord, and (B) Landlord's Civic Facilities taken in any proceeding with respect to such taking; (ii) there shall next be paid to the Mortgagee which holds a first lien on Tenant's interest in this Lease, so much of the balance of such award as shall equal the unpaid principal indebtedness secured by such Mortgage with interest thereon at the rate specified therein to the date of payment (provided the amount of the Mortgage did not exceed the amount by which the cost of the Project (including all costs of borrowing, reserve funds and capitalized interest not to exceed three (3) years) exceeded the amounts paid to Tenant under the Funding Agreement; (iii) if such taking shall be by the United States of America or any instrumentality thereof, the amount funded by EDC under the Funding Agreement shall be amortized over fifteen
(15) years from the date of the last advance by EDC under the Funding Agreement and there shall next be paid to Landlord, for payment by Landlord under the Project Agreement to UDC and EDC, respectively, the unamortized portion thereof unless Tenant shall have elected to remain in New York City, in which event, such portion of the award shall be paid to Tenant; (iv) there shall next be paid to Landlord so much of the award which is for or attributable to the value of Landlord's reversionary interest in that part of the Building taken in such proceeding (it being agreed between Landlord and Tenant that, notwithstanding anything herein contained to the contrary, for a period of forty (40) years from the Scheduled Completion Date, the value of Landlord's reversionary interest in the Building shall be deemed to be zero); and (v) subject to rights of any Mortgagees, Tenant shall receive the balance, if any, of the award. If there be any dispute as to which portion of the award is attributable to the Land and Landlord's Civic Facilities and which portion is attributable to the Building, or as to the value of Landlord's reversionary interest in the Building, such dispute shall be resolved by arbitration in accordance with the provisions of
Article 36.

            (d) Each of the parties shall execute any and all documents that may be reasonably required in order to facilitate collection by them of such awards.

            Section 9.02. For purposes of this Article 9, the "date of taking" shall be deemed to be the earlier of (i) the date on which actual possession of the whole or substantially all of the Premises, or a part thereof, as the case may be, is acquired by any lawful power or authority pursuant to the provisions of the applicable federal or New York State law or (ii) the date on which title to the Premises or the aforesaid portion thereof shall have vested in any lawful power or authority pursuant to the provisions of the applicable federal or New York State law.

            Section 9.03. If less than substantially all of the Premises shall be so taken, this Lease and the Term shall continue as to the portion of the Premises remaining without abatement of the Base Rent or diminution of any of Tenant's obligations hereunder. Tenant, whether or not the award or awards, if any, shall be sufficient for the purpose shall (subject to Unavoidable Delays) proceed diligently to Restore any remaining part of the Building not so taken so that the latter shall be a complete, operable, self-contained architectural unit in good condition and repair in conformity with the Master Development Plan, the Design Guidelines, the Declaration of Restrictions (if applicable) and, to the extent reasonably practicable, in the event such Restoration is commenced within ten (10) years from the date the Building is Substantially Completed, the Construction Documents. In the event of any taking pursuant to this Section 9.03, the entire award for or attributable to the Land taken, considered as unimproved and unencumbered by this Lease and the Master Lease and the fair market value of Landlord's Civic Facilities in any proceeding with respect to such taking, shall be first paid to Landlord, and the balance of the award, if any, shall be paid to Depository, except that if such balance shall be less than One Million Dollars ($1,000,000) (as such amount shall be increased as provided in Section 7.02(a)), such balance shall be payable, in trust, to Tenant (provided that if the Master Lease requires payment in trust to Landlord or a Mortgagee, such balance shall be paid as provided therein) for application to the cost of Restoration of the part of the Building not so taken. Subject to the provisions and limitations in this Article 9, Depository shall make available to Tenant as much of that portion of the award actually received and held by Depository, if any, less all necessary and proper expenses paid or incurred by Depository, the Mortgagee most senior in lien and Landlord in the condemnation proceedings, as may be necessary to pay the cost of Restoration of the part of the Building remaining. Such Restoration shall be done in accordance with and subject to the provisions of Article 8. Payments to Tenant as aforesaid shall be disbursed in the manner and subject to the conditions set forth in Article 8. Any balance of the award held by Depository and any cash and the proceeds of any security deposited with Depository pursuant to Section 9.04 remaining after completion of the Restoration shall be paid to Tenant. Each of the parties shall execute any and all documents that may be reasonably required in order to facilitate collection by them of such awards.

            Section 9.04. With respect to any Restoration required by the terms of Section 9.03, the cost of which, as determined in the manner set forth in
Section 8.02(b), exceeds both (i) One Million Dollars ($1,000,000) (as such amount shall be increased as provided in Section 7.02(a)) and (ii) the balance of the condemnation award after payment of the expenses set forth in Section 9.03, then, prior to the commencement of such Restoration, Tenant shall deposit with Depository a bond, cash or other security satisfactory to Landlord in the amount by which (A) such excess exceeds (B) $1,000,000 (as such amount shall be increased as provided in Section 7.02(a)), to be held and applied by Depository in accordance with the provisions of Section 9.03, as security for the completion of the Restoration.

            Section 9.05. If the temporary use of the whole or any part of the Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement between Tenant and those authorized to exercise such right, Tenant shall give prompt notice thereof to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay in full the Rental payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use, provided, however, that:

            (a) If the taking is for a period not extending beyond the Term and if such award or payment is made less frequently than in monthly installments, the same shall be paid to and held by Depository as a fund which Depository shall apply from time to time to the payment of Rental, except that, if such taking results in changes or alterations in the Building which would necessitate an expenditure to Restore the Building to its former condition, then, a portion of such award or payment considered by Landlord, in its reasonable opinion, as appropriate to cover the expenses of the Restoration shall be retained by Depository, without application as aforesaid, and applied and paid over toward the Restoration of the Building to its former condition, substantially in the same manner and subject to the same conditions as provided in Section 9.03; and any portion of such award or payment which shall not be required pursuant to this Section 9.05(a) to be applied to the Restoration of the Building or to the payment of Rental until the end of the Term (or, if the taking is for a period terminating prior to the end of the Term, until the end of such period) shall be paid to Tenant; or

            (b) If the taking is for a period extending beyond the Term, such award or payment shall be apportioned between Landlord and Tenant as of the Expiration Date, and Landlord's and Tenant's share thereof, if paid less frequently than in monthly installments, shall be paid to Depository and applied in accordance with the provisions of Section 9.05(a), provided, however, that the amount of any award or payment allowed or retained for the Restoration of the Building and not previously applied for such purpose shall remain the property of Landlord if this Lease shall expire prior to such Restoration.

            Section 9.06. In case of any governmental action, not resulting in the taking or condemnation of any portion of the Premises but creating a right to compensation therefor, such as the changing of the grade of any street upon which the Premises abut, this Lease shall continue in full force and effect without reduction or abatement of Rental and the award shall be paid to Landlord to the extent of the amount, if any, necessary to restore any portion of Landlord's Civic Facilities to their former condition and any balance remaining shall be paid to Tenant.

            Section 9.07. In the event of a negotiated sale of all or a portion of the Premises in lieu of condemnation, the proceeds shall be distributed as provided in cases of condemnation.

            Section 9.08. Landlord, Tenant and any Mortgagee shall be entitled to file a claim and otherwise participate in any condemnation or similar proceeding and all hearings, trials and appeals in respect thereof.

            Section 9.09. Notwithstanding anything to the contrary contained in this Article 9, in the event of any permanent or temporary taking of all or any part of the Premises, Tenant and its Subtenants shall have the exclusive right to assert claims for any Equipment, trade fixtures and personal property so taken which were the property of Tenant or its Affiliates or Subtenants (but not including any Fixtures) and for relocation expenses of Tenant or its Affiliates or Subtenants, and all awards and damages in respect thereof shall belong to Tenant, its Affiliates and its Subtenants, and Landlord hereby waives any and all claims to any part thereof; provided, however, that if there shall be no separate award or allocation for such Equipment, trade fixtures or personal property, then such claims of Tenant, its Affiliates and its Subtenants, or awards and damages, shall be subject and subordinate to Landlord's claims under this Article 9.

                                   ARTICLE 10

                     ASSIGNMENT, SUBLETTING, MORTGAGES, ETC.

            Section 10.01.

            (a) Except as otherwise specifically provided in this Article 10, prior to the Lease Restrictions Expiration Date, neither this Lease nor any interest of Tenant in this Lease, shall be sold, assigned, or otherwise transferred, whether by operation of law or otherwise, nor shall any of the issued or outstanding capital stock of any corporation which, directly or indirectly, is Tenant be (voluntarily or involuntarily) sold, assigned, transferred, pledged or encumbered, whether by operation of law or otherwise, if such sale, assignment, transfer, pledge or encumbrance will result in a change of the controlling stock ownership of Tenant as held by the shareholders thereof as of the Commencement Date, nor shall any voting trust or similar agreement be entered into with respect to such stock, nor any reclassification or modification of the terms of such stock take place, nor shall there be any merger or consolidation of such corporation into or with another corporation nor shall additional stock (or any warrants, options or debt securities convertible, directly or indirectly, into such stock) in any such corporation be issued if the issuance of such additional stock (or such other securities, when exercised or converted into stock) will result in a change of the controlling stock ownership of such corporation as held by the shareholders thereof as of the Commencement Date, nor shall any general partner's interest in a partnership which is Tenant be (voluntarily or involuntarily) sold, assigned or transferred (each of the foregoing transactions with respect to stock or other securities of a corporation or a general partner's interest in a partnership being herein referred to as a

"Transfer"), nor shall Tenant sublet the Premises as an entirety or substantially as an entirety (except for occupancy by the Subtenant thereunder), without the consent of Landlord in each case and the delivery to Landlord of the documents and information specified in Section 10.01(d) hereof. Notwithstanding the foregoing, the buying or selling of seats on an Exchange in the normal course of business shall not constitute a "Transfer". Notwithstanding the foregoing, prior to the Lease Restrictions Expiration Date, NYMEX shall have the right to reorganize, consolidate with or merge into another corporation, or permit one or more corporations to consolidate with or merge into it, terminate its corporate existence, or dissolve or sell or assign or otherwise transfer all or substantially all of its stock, business or assets to another provided:

            (i) (A) NYMEX is the surviving, resulting or transferee entity, as the case may be or (B) in the event that NYMEX is not the surviving, resulting or transferee entity, as the case may be, provided such successor or assign (1) is subject to service of process and duly qualified to do business in New York State, (2) shall have delivered evidence reasonably satisfactory to Landlord confirming and accepting all of the obligations of NYMEX under the Occupancy Agreement and (3) is not a Prohibited Person; and

            (ii) Landlord shall have received a letter signed by the C.P.A., stating that (A) the surviving, resulting or transferee entity (whether NYMEX or another entity), has a net worth at least equal to the amount of liquidated damages which would be due under Section 5(a) of the Occupancy Agreement were a failure to occur on the day of such reorganization, consolidation, merger, sale or assignment and (B) such reorganization, consolidation, merger, sale or assignment does not impair the ability of the surviving, resulting or transferee entity to meet all such entity's obligations and liabilities.

            (b) From and after the Lease Restrictions Expiration Date, and subject to the provisions of this Section 10.01, Tenant may assign this Lease and any interest of Tenant in this Lease (whether by operation of law or otherwise), sublet the Premises as an entirety or substantially as an entirety (whether or not for occupancy by the Subtenant thereunder) or enter into or effect any Transfer, without first obtaining Landlord's approval, provided no Default shall have occurred and then be continuing hereunder, unless such Default is cured simultaneously with such Transfer, assignment or subletting.

            (c) Except as otherwise specifically provided herein, in no event, whether before or after the Lease Restrictions Expiration Date, shall Tenant make a Transfer, assign this Lease or any portion of its interest hereunder (whether by operation of law or otherwise) or sublet the Premises as an entirety or substantially as an entirety (whether or not for occupancy by the Subtenant thereunder) to any Person (hereinafter, a "Prohibited Person") in which an ownership interest, in the aggregate, of five percent (5%) or greater is then held, directly or indirectly, by any individual (i) who has ever been convicted of a felony, (ii) against whom any action or proceeding is pending to enforce rights of the State of New York or any agency, department, public authority or public benefit corporation thereof arising out of a mortgage obligation to the State of New York or to any such agency, department, public authority or public benefit corporation or (iii) with respect to whom any notice of substantial monetary default which remains uncured has been given by the State of New York or any agency, department, public authority or any public benefit corporation thereof arising out of a mortgage obligation to the State of New York or to any such agency, department, public authority or public benefit corporation. The determination by Landlord whether or not a person is a Prohibited Person shall be made within twenty (20) days after receipt of all requisite information and documentation required for such determination. If Landlord shall not have notified Tenant of such determination within such period, it shall be deemed to have determined that such Person is not a Prohibited Person.

            (d) In each instance wherein Tenant desires to effect prior to the Lease Restrictions Expiration Date an assignment, a sublease of the Premises as an entirety or substantially as an entirety (except for occupancy by the Subtenant thereunder) or a Transfer (in which event such assignment, subletting or Transfer shall be subject to the prior consent of Landlord in accordance with the provisions of Section 10.01(a) and (c) hereof), then, Tenant shall, prior to the effective date of such transaction, notify Landlord of the proposed transaction and submit to Landlord the following documents and information (which documents may be unexecuted but shall, in all other respects, be in substantially final form):

            (i)         in the case of an assignment, (A) a copy of the proposed
                  instrument(s) of assignment, containing, inter alia, the name, address and telephone number of the assignee, redacted to strike or delete confidential business terms, (B) a copy of the proposed instrument(s) of assumption of Tenant's obligations under this Lease by said assignee, and (C) an affidavit of the assignee or an authorized officer or general partner thereof, setting forth (x) in the case of a partnership, the names and addresses of all general partners thereof and all other partners of the assignee having a five percent (5%) or greater ownership interest in the assignee and
                  (y) in the case of a corporation (other than a corporation whose common stock is traded on a recognized exchange or over-the-counter exchange or is registered under the Securities Act of 1933, as amended) the names and addresses of all persons having five percent (5%) or greater record ownership of stock in, and all directors and officers of, the assignee;

            (ii)        in the case of a subletting of the Premises as an
                  entirety or substantially as an entirety (except for occupancy by the Subtenant thereunder), (A) a copy of the proposed sublease, containing, inter alia, the name, address, and telephone number of the subtenant but redacted to strike or delete confidential business terms, and (B) an affidavit of the subtenant or an authorized officer or general partner thereof, setting forth the same information with respect to the partners, shareholders, officers and directors of the subtenant as is required with respect to assignees under
                  Section 10.01(d)(i);


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

            (iii) in the case of a Transfer, (A) a copy of each material, proposed document by which such Transfer is to be accomplished, redacted to strike or delete confidential business terms, and (B) an affidavit of an authorized officer or general partner of Tenant, setting forth the same information with respect to the partners, shareholders, officers and directors of Tenant as is required with respect to assignees under Section 10.01(d)(i); and

            (iv)        in all such cases, such other documents and information
                  as Landlord may reasonably request to permit Landlord to determine whether such assignment, sublease or Transfer is in accordance with the provisions of this Article 10.

            Landlord shall within twenty (20) days after receipt of all requisite information and documentation, notify Tenant whether it grants its consent if such consent is required hereunder, specifying, in the event that Landlord denies its consent to such transaction or determines that any such documentation or any such information does not establish such compliance, the reason for such denial or determination. If Landlord shall not have notified Tenant of such denial or determination within such period, it shall be deemed to have consented to the proposed transaction if such consent is required and to have determined that the documents and the information submitted establish compliance with the provisions of Section 10.0(c) and Section 10.01(d). Tenant shall promptly deliver to Landlord executed documents substantially the same as those previously delivered to Landlord for review.

            (e) Subject to compliance by a Mortgagee with the provisions of
Section 10.10 and Section 10.11 hereof, the foregoing requirement of consent by Landlord shall not apply to the acquisition of the Premises by such Mortgagee, or by any designee or nominee of such Mortgagee through the foreclosure of its Mortgage or through a deed or instrument of transfer delivered in lieu of such foreclosure, so long as such Mortgagee (or designee or nominee) shall, in the instrument transferring to such Mortgagee the interest of Tenant hereunder, assume and agree to perform all of the terms, covenants and conditions of this Lease thereafter to be observed or performed by Tenant (excluding compliance with the Occupancy Requirement and Minimum Requirement). Each reference in this
Section 10.01(e) to "Mortgagee" shall be deemed to include a wholly owned subsidiary (directly or indirectly) of such Mortgagee or its direct parent, provided such Mortgagee has delivered to Landlord a written notice advising that such a subsidiary should be so deemed and certifying (i) that such subsidiary is wholly owned (direct or indirect) by such Mortgagee or its direct parent and
(ii) that such subsidiary is authorized to act in the place and stead of such Mortgagee.

            (f) Tenant shall not, without the prior consent of Landlord, which consent may be withheld by Landlord in Landlord's sole discretion, submit Tenant's leasehold estate in the Premises, or any part thereof, to the provisions of Article 9-B of the Real Property Law of the State of New York, as it may be amended.


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

            Section 10.02. No assignment of this Lease, subletting of the Premises as an entirety or substantially as an entirety or Transfer shall have any validity except upon compliance with the provisions of this Article 10.

            Section 10.03. Any consent by Landlord under Section 10.01 above shall apply only to the specific transaction thereby authorized and shall not relieve Tenant from any requirement hereunder of obtaining the consent of Landlord to any further sale or assignment of this Lease or Transfer or subletting of the Premises as an entirety or substantially as an entirety.

            Section 10.04. Tenant may, without Landlord's consent, at any time, and from time to time, but subject to the provisions of the Occupancy Agreement, including compliance with the Minimum Requirement, and this Section 10.04, enter into agreements for the rental of space in the Building, or the occupancy of such space pursuant to licenses or concessions for periods shorter than or equal to the remainder of the Term at the time of such agreements (all of such agreements being herein referred to collectively as "Subleases", and the occupants pursuant to Subleases as "Subtenants"). In the event that Tenant, at any time prior to the expiration of the fifteenth anniversary of the Occupancy Date, shall have entered into a Sublease and the Subtenant thereunder shall not be an Affiliate of Tenant or a Service Provider, then, Tenant shall pay, with respect to such sublet premises and during the term of such Sublease, an increase in PILOT equal to Taxes on such sublet premises (subject, however, to any real property tax abatement, deferral or exemption which would be available from time to time if the Premises were owned by an entity not exempt from the payment of Taxes). Each Sublease shall obligate the Subtenant pursuant thereto to occupy and use the premises included therein for purposes consistent with the Requirements, the Master Lease, the Certificate of Occupancy and the Master Development Plan. Tenant shall promptly and diligently enforce all of its rights as the landlord under all Subleases in accordance with the terms thereof.

            Section 10.05. The fact that a violation or breach of any of the terms, provisions or conditions of this Lease or of the Master Lease results from or is caused by an act or omission by any Subtenant or any other occupant of the Building shall not relieve Tenant of Tenant's obligation to cure the same. Tenant shall take any and all reasonable steps necessary to prevent any such violation or breach.

            Section 10.06. Landlord, after an Event of Default by Tenant, may, subject to the rights of any Mortgagee (provided such Mortgagee is an Institutional Lender), collect subrent and all other sums due under Subleases, and apply the net amount collected to Rental, but no such collection shall be, or be deemed to be, a waiver of any agreement, term, covenant or condition of this Lease or the acceptance by Landlord of any Subtenant as tenant hereunder, or a release of Tenant from performance by Tenant of its obligations under this Lease.

            Section 10.07. To secure the prompt and full payment by Tenant of the Rental and the faithful performance by Tenant of all the other terms and conditions herein contained on its part to be kept and performed, Tenant hereby assigns, transfers and sets over unto Landlord, subject to any assignment of Subleases and/or rents made in connection with any Mortgage (provided the Mortgagee thereunder is an Institutional Lender), all of Tenant's right, title and interest in and to all Subleases and hereby confers upon Landlord, its agents and representatives, a right of entry in, and sufficient possession of, the Premises to permit and insure the collection by Landlord of the rentals and other sums payable under the Subleases. The exercise of the right of entry and qualified possession by Landlord shall not constitute an eviction of Tenant from the Premises or any portion thereof and, should said right of entry and possession be denied Landlord, its agent or representative, to the extent permitted by applicable law, Landlord, in the exercise of such right, may use all requisite force to gain and enjoy the same without responsibility or liability to Tenant, its servants, employees, guests or invitees, or any Person whomsoever. The assignment made herein shall become operative and effective only if (a) an Event of Default shall occur and remain uncured, or (b) this Lease and the Term shall be cancelled or terminated pursuant to the terms, covenants and conditions hereof by reason of an Event of Default, or (c) there occurs repossession under a dispossess warrant or other re-entry or repossession by Landlord under the provisions hereof or applicable law, and then only as to such of the Subleases that Landlord has agreed to take over and assume.

            Section 10.08. At any time and from time to time, upon Landlord's demand, Tenant promptly shall deliver to Landlord a schedule of all Subleases, setting forth the names of all Subtenants. Upon the reasonable request of Landlord, Tenant shall permit Landlord and its agents and representatives to inspect all Subleases and, at Tenant's expense, to make copies thereof.

            Section 10.09. All Subleases shall provide that (a) they are subject to this Lease and to the Master Lease, (b) the Subtenants will not pay rent or other sums under the Subleases for more than one (1) month in advance (excluding security and other deposits required under such Sublease), and (c) at Landlord's option, on the termination of this Lease pursuant to Article 24, the Subtenants will attorn to, or enter into a direct sublease on identical terms with, Landlord. With respect to any Sublease of more than 5,000 square feet (a) made to an unrelated third party (including members and member firms) at a rental not less than the prevailing market rental, (b) which is in accordance with all of the requirements of this Lease and (c) which confers no greater rights upon such Subtenant than are conferred upon Tenant under this Lease nor, except with respect to provision of basic services customarily provided to commercial tenants in such circumstances, imposes more onerous obligations upon Landlord, as successor landlord under the Sublease, than are imposed on Landlord in this Lease ("Qualifying Sublease"), at the request of Tenant, Landlord and such Subtenant shall execute an agreement (the "Non-disturbance and Attornment Agreement") wherein Landlord agrees to recognize such Subtenant as the direct tenant of Landlord under its Sublease upon the termination of this Lease pursuant to Article 24, provided that at the time of such termination no default exists under such Subtenant's Sublease which at such time would permit the landlord thereunder to terminate the Sublease or to exercise any remedy for dispossession provided for therein, and such Subtenant agrees to attorn to Landlord and to recognize Landlord as such Subtenant's landlord under its


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

Sublease. The Non-disturbance and Attornment Agreement shall provide that neither Landlord, nor anyone claiming by, through or under Landlord, shall be:

            (a) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord),

            (b) subject to any offsets or defenses that such Subtenant may have against any prior landlord (including, without limitation, the then defaulting landlord),

            (c) except with respect to a prepayment of the next installment of PILOT, bound by any payment that such Subtenant might have paid to any prior landlord (including, without limitation, the then defaulting landlord), or any other Person of (i) rent, common area charges, or any other charge payable under such Subtenant's sublease for more than the current month or (ii) any security deposit which shall not have been delivered to Landlord,

            (d) bound by any covenant to undertake or complete any construction of the Building or any portion thereof demised by the Sublease,

            (e) bound by any obligation to make any payment to such Subtenant, or

            (f) bound by any amendment to any such Sublease or modification thereof which reduces the basic rent, additional rent, supplemental rent or other charges payable under the Sublease (except to the extent equitably reflecting a reduction in the space covered by the Sublease), or shortens or lengthens the term thereof, or otherwise increases the obligations of landlord thereunder, made without the written consent of Landlord.

            Within fifteen (15) days after Tenant submits to Landlord a copy of a Sublease (which may be unexecuted but which shall, in all other respects be in final form), Landlord shall notify Tenant whether same is a Qualifying Sublease. If Landlord shall determine that such Sublease is a Qualifying Sublease, then, promptly after notice to Tenant of such determination, Landlord and such Subtenant each shall duly execute, acknowledge and deliver to one another one or more counterparts of the Non-disturbance and Attornment Agreement. If Landlord shall determine that same is not a Qualifying Sublease, Landlord shall together with its notice to Tenant specify the reason for such determination. If there be any dispute as to whether any Sublease is a Qualifying Sublease, such dispute shall be resolved by arbitration in accordance with the provisions of Article 36.

            Section 10.10.

            (a) Tenant shall have the right to mortgage or otherwise encumber Tenant's interest in this Lease. If Tenant shall so mortgage Tenant's interest in this Lease to a Mortgagee, Tenant or such Mortgagee shall give Landlord prompt notice of such Mortgage and furnish Landlord with a complete and correct copy of each such Mortgage, certified as such by Tenant or such Mortgagee, together with the name and address of such Mortgagee. After receipt of the foregoing, Landlord shall give to such Mortgagee, at the address of


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

such Mortgagee set forth in such notice, and otherwise in the manner provided by
Article 25, a copy of each notice of Default at the same time as, and whenever, any such notice of Default shall thereafter be given by Landlord to Tenant, and no such notice of Default by Landlord shall be deemed to have been duly given to Tenant unless and until a copy thereof shall have been so given to each Mortgagee. Each Mortgagee (i) shall thereupon have a period of ten (10) days more than given Tenant in each instance in the case of a Default in the payment of Rental and thirty (30) days more than given to Tenant in each instance in the case of any other Default, for remedying the Default, or causing the same to be remedied, or causing action to remedy a Default mentioned in Section 24.01(b) or
(c) to be commenced, and (ii) shall, within such periods and otherwise as herein provided, have the right to remedy such Default, cause the same to be remedied or cause action to remedy a Default mentioned in Section 24.01(b) or (c) to be commenced. Landlord shall accept performance by a Mortgagee (or its designee or nominee) of any covenant, condition or agreement on Tenant's part to be performed hereunder with the same force and effect as though performed by Tenant.

            (b) Notwithstanding the provisions of Section 10.10(a) hereof, no Default by Tenant shall be deemed to exist as long as a Mortgagee within (15) Business Days after the expiration of the time given to Tenant pursuant to the provisions of this Lease to remedy the event or condition which would otherwise constitute a Default hereunder, shall have delivered to Landlord its written agreement to take the action described in clause (i) or (ii) herein and thereafter, in good faith, shall have commenced promptly either (i) to cure the Default and to prosecute the same to completion, or (ii) if possession of the Premises is required in order to cure the Default, to institute foreclosure proceedings and obtain possession directly or through a receiver, and to prosecute such proceedings with diligence and continuity and, upon obtaining such possession, commence promptly to cure the Default and to prosecute the same to completion with diligence and continuity, provided that during the period in which such action is being taken (and any foreclosure proceedings are pending), all of the other obligations of Tenant under this Lease, to the extent they are reasonably susceptible to being performed by the Mortgagee, are being performed. However, at any time after the delivery of the aforementioned agreement, the Mortgagee may notify Landlord, in writing, that it has relinquished possession of the Premises or that it will not institute foreclosure proceedings or, if such proceedings have been commenced, that it has discontinued them, and in such event, the Mortgagee shall have no further liability under such agreement from and after the date it delivers such notice to Landlord (except for any obligations accruing prior to the date it delivers such notice), and, thereupon, Landlord shall have the unrestricted right to terminate this Lease and to take any other action it deems appropriate by reason of any Default, and upon any such termination the provisions of Section 10.11 shall apply. Notwithstanding anything herein contained to the contrary, provided such Mortgagee shall have otherwise complied with the provisions of this Section 10.10, such Mortgagee shall have no obligation to cure any Defaults which are not susceptible to being cured by such Mortgagee. Any default by Tenant under the Occupancy Agreement or Funding Agreement shall be deemed to be a default which is not susceptible to being cured by such Mortgagee.

            (c) Except as provided in Section 10.10(b), no Mortgagee shall become liable under the provisions of this Lease unless and until such time as it becomes, and then only for as long as it remains, the owner of the leasehold estate created hereby. In the event that a Mortgagee shall become the owner of such leasehold estate, such Mortgagee shall not be bound by any modification or amendment of this Lease made subsequent to the date of the Mortgage and delivery to Landlord of the notice provided in Section 10.10(a) hereof and prior to its acquisition of such interest unless the Mortgagee shall have consented to such modification or amendment at the time it was made or at the time of such acquisition.

            Section 10.11.

            (a) In the case of termination of this Lease by reason of any Event of Default, Landlord shall give prompt notice thereof to each Mortgagee whose name and address Landlord has received pursuant to notice made in compliance with the provisions of Section 10.10(a), at the address of such Mortgagee set forth in such notice, and otherwise in the manner provided by Article 25. Landlord, on written request of such Mortgagee made any time within thirty (30) days after the giving of such notice by Landlord, shall promptly execute and deliver a new lease of the Premises to the Mortgagee, or its designee or nominee, for the remainder of the Term upon all the covenants, conditions, limitations and agreements herein contained, provided that such Mortgagee (i) shall pay to Landlord, simultaneously with the delivery of such new lease, all unpaid Rental due under this Lease up to and including the, date of the commencement of the term of such new lease and all expenses, including, without limitation, reasonable attorneys' fees and disbursements and court costs, incurred by Landlord in connection with the Default by Tenant, the termination of this Lease and the preparation of the new lease, and (ii) shall cure all Defaults existing under this Lease which are susceptible to being cured by such Mortgagee. Such new lease however shall not contain provisions providing for the cross-defaulting of such lease with the Funding Agreement or Occupancy Agreement nor shall such lease require compliance with the Occupancy Requirement or the Minimum Requirement.

            (b) Any such new lease and the leasehold estate thereby created shall, subject to the same conditions contained in this Lease, continue to maintain the same priority as this Lease with regard to any mortgage, including any fee mortgage, on the Premises or any part thereof or any other lien, charge or encumbrance thereon whether or not the same shall then be in existence. Concurrently with the execution and delivery of such new lease, Landlord shall assign to the tenant named therein all of its right, title and interest in and to moneys (including insurance and condemnation proceeds), if any, then held by or payable to Landlord or Depository which Tenant would have been entitled to receive but for termination of this Lease, and any sums then held by or payable to Depository shall be deemed to be held by or payable to it as Depository under the new lease.

            (c) Upon the execution and delivery of a new lease under this
Section 10.11, all Subleases which theretofore have been assigned to, or made by, Landlord shall be assigned and transferred, without recourse, by Landlord to the tenant named in such new lease. Between the date of termination of this Lease and the date of execution of the new lease, if a Mortgagee shall have requested such new lease as provided in Section 10.11(a), Landlord shall not cancel any Subleases or accept any cancellation, termination or surrender thereof (unless such termination shall be effected as a matter of law on the termination of this Lease) or enter into new Subleases without the consent of the Mortgagee.

            (d) If there is more than one Mortgage, Landlord shall only recognize the Mortgagee whose Mortgage is senior in lien and which has requested a new lease of the Premises within the time period set forth in Section 10.11(a) as the Mortgagee entitled to the rights afforded by this Section 10.11, provided that either Tenant or such Mortgagee shall have given Landlord notice of such Mortgage in compliance with the provisions of Section 10.10(a).

                                   ARTICLE 11

                            CONSTRUCTION OF BUILDING

            Section 11.01. Tenant, using a Construction Manager, shall promptly commence (subject to Unavoidable Delays) on or before the Construction Commencement Date and (subject to Unavoidable Delays) construct the Building in accordance with the Requirements, Master Development Plan, the Design Guidelines, the Declaration of Restrictions (if applicable), the Construction Documents, and the applicable provisions of this Lease. Tenant shall, in accordance with sound construction practice, obtain from New York City and all other Governmental Authorities all permits, consents, certificates and approvals required to commence construction of the Building. At the request of Tenant, Landlord, at no cost or expense to it, shall within ten (10) days of Tenant's request, execute and deliver any documents or instruments reasonably required to obtain such permits, consents, certificates and approvals, provided such documents or instruments do not impose any liability or obligation on Landlord. Subject to the provisions of Section 11.02(i), Tenant shall not undertake Commencement of Construction unless and until (i) Tenant shall have obtained as aforesaid, and delivered to Landlord copies of, all necessary permits, consents, certificates and approvals for such construction from all Governmental Authorities which are required to have been obtained prior to Commencement of Construction, (ii) Landlord shall have reviewed the Construction Documents in the manner provided herein and shall have determined that they conform to the Master Development Plan, the Design Guidelines, the Declaration of Restrictions (if applicable), the Schematics and the Design Development Plans, and (iii) Tenant shall have delivered to Landlord the original policies of insurance or duplicate originals thereof, in accordance with Section 11.03(b). Tenant shall obtain such other permits, consents, certificates and approvals as may be required from time to time to continue and complete the construction of the Building. At the request of either Landlord or Tenant, made at any time after Commencement of Construction, Landlord and Tenant shall execute a certification setting forth the date of Commencement of Construction. In the event the parties shall be unable to agree on such date, such dispute shall be resolved by arbitration pursuant to Article 36.

            Section 11.02.

            (a) Landlord acknowledges that Tenant has submitted to Landlord scaled schematic drawings (the "Schematics") prepared by the Architect and in accordance with Landlord's submission requirements for schematics, such requirements being more particularly described in the Design Guidelines. Landlord's review of the Schematics shall be limited to determining whether the Schematics conform to the Master Development Plan, the Design Guidelines and the Declaration of Restrictions (if applicable). If Landlord determines that the Schematics do so conform, Landlord shall notify Tenant to that effect. If Landlord determines that the Schematics do not conform to the Master Development Plan, the Design Guidelines and the Declaration of Restrictions (if applicable), Landlord shall so notify Tenant, specifying those respects in which the Schematics do not so conform, and Tenant shall revise the Schematics to so conform and shall resubmit the same to Landlord for review within fifteen (15) Business Days of the date of Tenant's receipt of notice from Landlord that the Schematics do not so conform. Each initial review by Landlord shall be carried out within fifteen (15) Business Days of the date of initial submission of the Schematics and each additional review by Landlord shall be carried out within ten (10) Business Days of the date of submission of any revised Schematics, as the case may be, by Tenant (and if Landlord shall not have notified Tenant of its determination within such fifteen (15) or ten (10) Business Day period, as the case may be, it shall be deemed to have determined that the Schematics or revised Schematics, as the case may be, do conform to the Master Development Plan, the Design Guidelines and the Declaration of Restrictions (if applicable)).

            (b) As soon as practicable, but in no event later than ninety days
(90) after Landlord shall have notified Tenant that the Schematics conform to the Master Development Plan, the Design Guidelines and the Declaration of Restrictions (if applicable) (such date being subject to Unavoidable Delays), Tenant shall submit to Landlord for its review, design development plans and outline specifications for the Building (the "Design Development Plans"), prepared by the Architect and in accordance with Landlord's submission requirements for design development, such requirements being more particularly described in the Design Guidelines. Any changes in the Design Development Plans from the Schematics shall be identified in reasonable detail. Landlord's review of the Design Development Plans shall be limited to determining whether such plans conform to the Master Development Plan, the Design Guidelines, the Declaration of Restrictions (if applicable) and the Schematics. If Landlord determines that the Design Development Plans do so conform, Landlord shall notify Tenant to that effect. If Landlord determines that the Design Development Plans do not conform to the Master Development Plan, the Design Guidelines, the Declaration of Restrictions (if applicable) and the Schematics, Landlord shall so notify Tenant, specifying those respects in which the Design Development Plans do not so conform, and Tenant shall revise the same to so conform and shall resubmit the Design Development Plans to Landlord for review within fifteen (15) Business Days of the date of Tenant's receipt of notice from Landlord that the Design Development Plans do not so conform. Each initial review by Landlord shall be carried out within fifteen (15) Business Days of the date of initial submission of the Design Development Plans and each additional review by Landlord shall be carried out within ten (10) Business Days of the date of submission of any revised Design Development Plans, as the case may be, by Tenant (and if Landlord shall not have notified Tenant of its determination within such fifteen (15) or ten (10) Business Day period, as the case may be, it shall be deemed to have determined that the Design Development Plans or revised Design Development Plans, as the case may be, do conform to the Master Development Plan, the Design Guidelines, the Declaration of Restrictions (if applicable) and the Schematics).

            (c) As soon as practicable, but in no event later than one hundred and eighty (180) days after Landlord shall have notified Tenant that the Design Development Plans conform to the Master Development Plan, the Design Guidelines, the Declaration of Restrictions (if applicable) and the Schematics (such date being subject to Unavoidable Delays), Tenant shall submit to Landlord final contract plans and specifications for the Building prepared by the Architect and in accordance with Landlord's requirements for final contract plans and specifications, such requirements being more particularly described in the Design Guidelines. Any changes in such final contract plans and specifications from the Design Development Plans shall be identified in reasonable detail. Landlord's review of the final contract plans and specifications shall be limited to determining whether such plans and specifications conform to the Master Development Plan, the Design Guidelines, the Declaration of Restrictions (if applicable) and the Design Development Plans. If Landlord determines that they do so conform, Landlord shall notify Tenant to that effect. If Landlord determines that the final contract plans and specifications do not conform to the Master Development Plan, the Design Guidelines, the Declaration of Restrictions (if applicable) and the Design Development Plans, Landlord shall so notify Tenant, specifying those respects in which the final contract plans and specifications do not so conform, and Tenant shall revise the same to so conform and shall resubmit the final contract plans and specifications to Landlord for review within fifteen (15) Business Days of the date of Tenant's receipt of notice from Landlord that the final contract plans end specifications do not so conform. Each initial review by Landlord shall be carried out within fifteen
(15) Business Days of the date of initial submission of the final contract plans and specifications and each additional review by Landlord shall be carried out within ten (10) Business Days of the date of submission of any revised final contract plans and specifications, as the case may be, by Tenant (and if Landlord shall not have notified Tenant of its determination within such fifteen
(15) or ten (10) Business Day period, as the case may be, it shall be deemed to have determined that the final contract plans and specifications or the revised final contract plans and specifications, as the case may be, do conform to the Master Development Plan, the Design Guidelines, the Declaration of Restrictions (if applicable) and the Design Development Plans). The contract plans and specifications that have been determined (or are deemed) to conform to the Master Development Plan, the Design Guidelines, the Declaration of Restrictions (if applicable) and the Design Development Plans, as the same may be changed from time to time by Tenant, to the extent such changes are approved (or deemed approved) by Landlord as hereinafter provided, are hereinafter referred to as the "Construction Documents".


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

            (d) In the event that Tenant shall desire to modify the Construction Documents with respect to, or which will in any way affect, any aspect of the exterior of the Building or a change in the height, bulk or setback of the Building or in any other manner which affects compliance with the Master Development Plan, the Design Guidelines or the Declaration of Restrictions (if applicable), Tenant shall submit the proposed modifications to Landlord for approval prior to making or implementing any such modification. All modifications shall be identified in reasonable detail. Tenant shall not be required to submit to Landlord proposed modifications of the Construction Documents which affect solely the interior of the Building or which do not affect any aspect of the exterior of the Building or a change in the height, bulk or setback of the Building or do not affect compliance with the Master Development Plan, the Design Guidelines or the Declaration of Restrictions (if applicable). Landlord shall review the proposed changes to determine whether or not they (i) conform to the Master Development Plan, the Design Guidelines and the Declaration of Restrictions (if applicable), and (ii) in Landlord's judgment, reasonably exercised, provide for design, finishes and materials with respect to the exterior of the Building which are comparable in quality to those provided for in the Construction Documents. If Landlord determines that they do so conform and provide, Landlord shall notify Tenant to that effect. If Landlord determines that the Construction Documents, as so revised, do not conform to the Master Development Plan, the Design Guidelines and the Declaration of Restrictions (if applicable) or provide for design, finishes and materials which are not comparable in quality to those provided for in the Construction Documents, Landlord shall so notify Tenant, specifying those respects in which they do not so conform or provide, and Tenant shall revise the same to meet Landlord's objections and shall resubmit them to Landlord for review within fifteen (15) Business Days of the date of Tenant's receipt of notice from Landlord that they do not so conform or provide. Each initial review by Landlord shall be carried out within fifteen (15) Business Days of the date of initial submission of the Construction Documents, as so revised, by Tenant and each additional review by Landlord shall be carried out within ten (10) Business Days of the date of submission of any revisions thereto (and if Landlord shall not have notified Tenant of its determination within such fifteen (15) or ten (10) Business Day period, as the case may be, it shall be deemed to have determined that the proposed changes are satisfactory).

            (e) Notwithstanding the provisions of Section 11.02(d), if, after the Commencement of Construction, Tenant makes a good faith determination that any proposed modification which requires Landlord's approval under Section 11.02(d) is of a minor or insubstantial nature, Tenant may so advise an employee designated by Landlord ("Landlord's Project Manager") (delivering to him or her a written statement setting forth the proposed modification and the basis for Tenant's determination and simultaneously delivering copies of said statement to Landlord's President and Chief Executive Officer and Vice President for Planning and Design). Landlord's Project Manager shall, in writing, before the expiration of the fifth full Business Day after the receipt of said advice, either (i) notify Tenant of approval of said proposed modification or (ii) notify Tenant that Tenant is required to submit the proposed modification to Landlord as provided in Section 11.02(d). In the event Landlord's Project Manager acts in accordance with (ii) above, Landlord, after receipt from Tenant of the proposed modification, shall endeavor to expedite its review


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

thereof and notification to Tenant of its determination. Nothing set forth in this Section 11.02(e) shall require Landlord to notify Tenant of Landlord's determination earlier than the expiration of the fifteen (15) or ten (10) Business Day periods set forth in Section 11.02(d) with respect to such modification, provided, however, that if Landlord's Project Manager shall not have notified Tenant of either (i) or (ii) above within the five (5) Business Day period set forth above, Landlord shall be deemed to have approved the proposed modification.

            (f) The Construction Documents shall comply with the Requirements, including but not limited to the Building Code of New York City. The responsibility to assure such compliance shall be Tenant's; Landlord's determination that the Construction Documents conform to the Master Development Plan, the Design Guidelines and the Declaration of Restrictions (if applicable) shall not be, nor shall it be construed to be or relied upon as, a determination that the Construction Documents comply with the Requirements. In the event that there shall be a conflict between the Requirements and the Master Development Plan or the Design Guidelines, the Requirements shall prevail.

            (g) In addition to the documents referred to in Section 11.01 and this Section 11.02, Tenant shall, at least fifteen (15) Business Days prior to ordering the same for incorporation into the Building, submit to Landlord samples of all materials to be used on the exterior of the Building, including windows, and the same shall be subject to Landlord's approval for conformity to the Design Guidelines, the Master Development Plan, the Declaration of Restrictions (if applicable) and the Construction Documents. If Landlord shall have failed to object to any of such materials within such fifteen (15) Business Day period after its receipt of such materials, it shall be deemed to have approved such materials. Landlord reserves the right to maintain its field personnel at the Premises to observe Tenant's construction methods and techniques (provided that such field personnel do not unreasonably interfere with Tenant's construction activities) and Landlord shall be entitled to have its field personnel or other designees attend Tenant's job and/or safety meetings. No such observation or attendance by Landlord's personnel or designees shall impose upon Landlord any responsibility for any failure by Tenant to observe applicable Requirements or safety practices in connection with such construction, or constitute an acceptance of any work which does not comply in all respects with the Requirements and the provisions of this Lease.

            (h) Tenant shall not construct or permit to exist any Building on the Land unless the Building is in compliance with the Master Development Plan, Design Guidelines and Declaration of Restrictions (if applicable).

            (i) Notwithstanding any other provision of this Article, Landlord acknowledges and agrees that in order to meet Tenant's construction schedule, Tenant may be required to "fast track" certain aspects of the plans and specifications and of the excavation and foundation and other phases of the construction process. Landlord agrees, within the limitations of sound construction practice, to take all actions reasonably requested from time to time by Tenant in relation to the "fast tracking" of the construction


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

of the Building. Such cooperation may include (i) shortening the review periods provided for in this Article 11, (ii) reviewing certain aspects of the Schematics, Design Development Plans and Construction Documents prior to completion and submission to Landlord of every aspect thereof and (iii) permitting Tenant to begin excavation and foundation and other phases of the work prior to completion and approval by Landlord of the (x) Design Development Plans (except if Landlord determines, within ten (10) Business Days from submission of Design Development Plans, that such work could be affected by Landlord's review of any outstanding issues with respect to the Design Development Plans) or (y) Construction Documents and (iv) commencing excavation and foundation and other phases of the work before all Project approvals and all permits, consents, certificates and approvals from all Governmental Authorities are obtained except for such of the foregoing which are necessary for the portion or phase of the Project which is being performed or undertaken.

            Section 11.03.

            (a) Commencing on the Commencement Date, Tenant shall provide, or cause to be provided, and thereafter shall keep in full force and effect, until Commencement of Construction, insurance coverage of the types and in the minimum limits set forth in subsections (i) and (ii) of this Section 11.03(a). Prior to the Commencement of Construction, Tenant shall provide, or cause to be provided, and thereafter shall keep or cause to be kept in full force and effect, until Substantial Completion of the Building, the following:

            (i)         commercial general liability insurance, naming
                  contractor or construction manager as named insured and, as additional insureds, Tenant, Landlord, Master Landlord, the City, EDC, UDC and each Mortgagee under a standard mortgagee clause, such insurance to insure against liability for bodily injury and death and for property damage in such amount as may from time to time be reasonably required by Landlord (which shall be not less than Twenty-Five Million Dollars ($25,000,000) combined single limit (inclusive of primary coverage and umbrella or excess policy coverage) nor more than such amount as, at the time in question, is customarily carried by prudent owners of like buildings and improvements, but, in no event, less than Twenty-Five Million Dollars ($25,000,000)), such insurance to include operations-premises liability, contractor's protective liability on the operations of all subcontractors, completed operations (to be kept in force for not less than three (3) years after Substantial Completion of the Building), broad form commercial liability (designating the indemnity provisions of the Construction Agreements and this Lease), a broad form comprehensive general liability endorsement providing blanket automatic contractual coverage including bodily injury to employees or others assumed by the insured under contract and, if the contractor is undertaking foundation, excavation or demolition work, an endorsement that such operations are covered and that the "XCU Exclusions" have been deleted;

            (ii)        commercial automobile liability insurance for all owned,
                  non-owned, leased, rented and/or hired vehicles insuring against liability for bodily injury and death and for property damage in an amount not less than Ten Million Dollars ($10,000,000) combined single limit, with such coverage to be listed in the underlying schedule of any umbrella or following form excess policy for a total limit of Twenty-Five Million Dollars ($25,000,000), such insurance to name Tenant (contractor if carried by contractor) as named insured and, as additional insureds, Landlord, Master Landlord, EDC, UDC, any general contractor or construction manager engaged by Tenant (Tenant, if contractor carries such insurance) and each Mortgagee under a standard mortgage clause;

            (iii)       workers' compensation insurance providing statutory New
                  York State benefits for all persons employed in connection with the construction at the Premises and employer's liability insurance in an amount not less than that required by New York State law, with coverage to be listed in the underlying schedule of any umbrella or following form excess policy; and

            (iv)        commercial all-risk builder's risk insurance written on
                  a one hundred percent (100%) of Completed value (non-reporting) basis with limits as provided in Section 7.01(a)(i), naming, to the extent of their respective insurable interests in the Premises, Tenant as named insured, and, as additional insureds, Landlord, Master Landlord, any contractor or construction manager engaged by Tenant and each Mortgagee under a standard mortgagee clause. In addition, such insurance (A) shall contain an acknowledgment by the insurance company that its rights of subrogation have been waived with respect to all of the insureds named in the policy and an endorsement stating that "permission is granted to complete and occupy", (B) if any storage location situated off the Premises is used, shall include coverage for the full insurable value, all materials and equipment on or about any such storage location intended for use with respect to the Premises, and (C) if materials, equipment, machinery or supplies to be used in connection with construction are shipped to the job site from places in the contiguous United States, the District of Columbia or Canada, the all-risk builders risk insurance will provide transit coverage.

            In the event the proceeds received pursuant to the insurance coverage required under Section 11.03(a)(iv) hereof shall exceed One Million Dollars ($1,000,000)


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

(as such amount shall be increased as provided in Section 7.02(a)), such proceeds shall be paid to Depository and disbursed in accordance with the provisions of Sections 8.02 and 8.03 hereof. In the event such proceeds shall be One Million Dollars ($1,000,000) (as such amount shall be increased as provided in Section 7.02(a)) or less, such proceeds shall be payable, in trust, to Tenant for application to the cost of completion of construction of the Building.

            (b) No construction shall be commenced until Tenant shall have delivered to Landlord the original policies of insurance or duplicate originals or certificates thereof together with copies of such insurance policies, as required by this Section 11.03.

            (c) To the extent applicable, Tenant shall comply with the provisions of Section 7.02 hereof with respect to the policies required by this
Section 11.03, including the delivery to Landlord of proof of payment of all premiums and the obtaining of the agreement of each such insurer that such policy shall not be cancelled or modified without at least thirty (30) days prior written notice to Landlord, EDC, UDC and each Mortgagee.

            (d) To the extent that the insurance coverages required pursuant to this Section 11.03 duplicate those required by Article 7 hereof, Tenant shall not be required to maintain such coverages in duplicate, but in each instance the more extensive coverage shall be maintained.

            Section 11.04. Construction of the Building shall be (a) commenced on or prior to the Construction Commencement Date and prosecuted by Tenant with all reasonable diligence and without interruption, in each case, however, subject to Unavoidable Delays, and (b) Substantially Completed by Tenant in a good and workmanlike manner in accordance with the approved Construction Documents, the Master Development Plan, the Design Guidelines and the Declaration of Restrictions (if applicable), no later than forty two (42) months after the Construction Commencement Date, as such date may be extended for Unavoidable Delays (the "Scheduled Completion Date"). Upon Substantial Completion of the Building, Tenant shall furnish Landlord with (i) true copies of the temporary Certificate(s) of Occupancy for the Building, (ii) a complete set of "as built" plans for the Building prepared by the Architect and accompanied by a written statement by the Architect that the "as-built" plans are complete and correct, and (iii) a survey prepared and sealed by a registered surveyor showing the Building and all easements and other matters of record relating to the Premises, certified by such surveyor to Tenant, Landlord and each Mortgagee, and bearing the certification of such surveyor that the Building is within the property lines of the Land and does not encroach upon any easement or violate any restriction of record. "Substantial Completion of the Building" or "Substantially Completed" shall mean (i) substantial completion of all construction work on the Building (but shall not include the completion of construction of interior portions of the Building which Tenant does not intend to occupy immediately or which Tenant intends shall be made subject to one or more Subleases), (ii) the delivery to Landlord of true copies of the temporary Certificate(s) of Occupancy for the portions of the Building to be initially occupied by Tenant, Affiliates of Tenant and Service Providers, and (iii) the delivery to


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

Landlord of a statement in writing from the Architect that, in such Architect's opinion, the construction has been completed substantially in accordance with the approved Construction Documents and the Design Guidelines. Notwithstanding anything herein contained to the contrary, if Tenant shall have failed to deliver such temporary Certificate(s) of Occupancy on or before the Scheduled Completion Date as a result of the failure of the Department of Buildings of New York City, or successor body of similar function, to issue the same, such failure shall not constitute a Default hereunder provided the Architect certifies in writing to Landlord that Tenant has completed all work necessary to obtain such temporary Certificate(s) of Occupancy. In such event, Tenant shall deliver a true copy of such temporary Certificate(s) of Occupancy to Landlord promptly upon their issuance. Within six (6) months after the date of Substantial Completion of the Building, Tenant shall furnish Landlord with permanent Certificate(s) of Occupancy for all space in the Building duly issued by the New York City Department of Buildings, provided, however, Tenant's failure to obtain such permanent Certificate(s) of Occupancy within such six (6) month period shall not be a Default hereunder if Tenant shall be diligently and in good faith attempting to obtain same (which attempt (i) shall include, but not be limited to, the reasonable expenditure of monies, but (ii) shall not obligate Tenant to complete construction of any interior portion of the Building until Tenant intends to occupy such portion or such portion has been made subject to one or more Subleases). In any event, Tenant shall promptly furnish Landlord with such permanent or temporary Certificate(s) of Occupancy after same has been duly issued.

            Section 11.05.

            (a) The materials to be incorporated in the Building at any time during the Term, including in connection with Capital Improvements, shall, upon purchase of same and at all times thereafter, constitute the property of Landlord, and upon construction of the Building or the incorporation of such materials therein, title thereto shall vest in Landlord, provided, however, that
(i) Landlord shall not be liable in any manner for payment or otherwise to any contractor, subcontractor, laborer or supplier of materials or other Person in connection with the purchase of any such materials (other than as provided in the Funding Agreement if applicable), (ii) Landlord shall have no obligation to pay any compensation to Tenant by reason of its acquisition of title to such materials and Building, (iii) Landlord shall have no obligation with respect to the storage or care of such materials or the Building, and (iv) all materials to be incorporated in the Building shall, immediately upon the purchase of same, be deemed to be leased to Tenant pursuant to this Lease.

            (b) Tenant shall, subject to the provisions of this Section 11.05:
(i) purchase materials, systems and Fixtures to be incorporated and installed in (or affixed to) the Building, including in connection with the fit-out of space in the Building and Capital Improvements, (ii) purchase, lease and maintain Equipment for use in the Building and for use off-site (at Tenant's facilities at 4 World Trade Center and 22 Cortlandt Street) in support of Tenant's operations at the Premises and (iii) repair, replace, renovate and upgrade any of the foregoing materials, system, Fixtures and Equipment, during the period from the Commencement Date to and including the expiration of the First Period, all


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

without paying any sales and compensating use taxes ("Sales Tax" or, alternatively, "Sale Taxes") in connection therewith. All such materials, systems, Fixtures and items of Equipment shall be purchased, leased or maintained by Tenant, acting as agent for and in the name of Landlord. The exemption provided herein shall not apply to construction tools, supplies or materials or to other property or equipment which is used or consumed in the course of construction and which is not incorporated in (or affixed to) the Building.

            (c) In order to effectuate the foregoing, Landlord shall, on the Commencement Date, furnish to Tenant a "Sales Tax Letter" in substantially the form annexed hereto as Exhibit F. Landlord and Tenant agree that, from and after the Commencement Date, and until such time as the balance in the Benefits Account (as hereinafter defined) is zero, Tenant will utilize the Sales Tax Letter to effectuate purchases and leases of (and maintain) materials, systems, Fixtures and Equipment, free from Sales Tax and otherwise as provided in subparagraph (b) above.

            (d) If and only if (and only from and after the date on which) the balance in the Benefits Account is zero, Tenant shall discontinue its use of the Sales Tax Letter and thereafter shall pay Sales Tax on materials, systems, Fixtures or items of Equipment that it purchases, leases or maintains (for use at the Building and off-site, as aforesaid) directly to vendors or equipment lessors or maintenance or service contractors, as appropriate.

            (e) There shall be established and maintained an accounting (the "Benefits Account") of Sales Tax Benefits and Con Ed Benefits (as such terms are hereinafter defined) in accordance with the provisions of this subparagraph (e) as follows:

                  (i) The initial balance in the Benefits Account is $15,867,000 (which number is an NPV number, meaning a number which has been discounted to August 1, 1994 at the rate of 7.5% per annum) (such number, the "Initial Balance").

                  (ii) The balance in the Benefits Account shall be adjusted and fixed on May 31, 1996, and on each May 31 thereafter, by deducting from the Initial Balance (in the case of the first such adjustment) and from the balance in the Benefits Account on each May 31 thereafter an amount equal to (y) the sum of all Sales Tax Benefits and Con Ed Benefits for the prior year (or period), discounted from each date of adjustment to August 1, 1994 at the rate of 7.5% per annum, and (z) the amount of the Benefits Deficiency Amount (as defined in, and determined in accordance with the provisions of, that certain letter of even date herewith between UDC and Tenant regarding same), if any, requested by Tenant for the prior year (or period).

For purposes of this Lease, the term "Sales Tax Benefits" shall mean all Sales Tax benefits actually realized by (or on behalf of) NYMEX during any year or period relative to which adjustments to the Benefits Account are being made; and the term "Con Ed Benefits" shall mean savings in energy costs actually realized by Tenant as a result of Tenant's being a


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

Con Edison Business Incentive Rate (Tariff No, 9) customer (at the Premises) during any year or period relative to which adjustments to the Benefits Account are being made.

            (f) In the event Tenant is compelled by any Governmental Authority to pay any Sales Tax as to which Tenant has been granted an exemption from the payment thereof, Tenant shall receive a credit against the next installment(s) of Base Rent in an amount equal to the amount of such taxes (including interest and penalties) which Tenant has been compelled to pay, provided that (i) each maintenance or repair contract relating to, and each contract of sale, purchase order, invoice, lease, sublease, license or sublicense of, materials, Equipment or Fixtures (including Equipment used at Tenant's facilities at 22 Cortlandt Street and at 4 World Trade Center) shall include the language set forth in subparagraph (h) hereof and Tenant shall have otherwise complied with the provisions of this Section 11.05, (ii) Tenant has notified Landlord prior to payment of such taxes and promptly upon receipt of notice of claim that a claim has been made therefor and (iii) if permitted by applicable law, Landlord has the opportunity to contest the imposition of same, at Landlord's expense, provided that neither Tenant's interest in the Premises or in any Fixtures or Equipment nor any income derived by Tenant therefrom would, by reason of such contest, be forfeited or lost, or subject to any lien, encumbrance or charge, or Tenant would not by reason thereof be subject to any civil or criminal liability.

            (g) Purchases and/or leases of (and maintenance and repair contracts relating to) materials to be installed in the Building, Fixtures and Equipment shall be exempt from Sales Tax on the conditions that:

            (i) any materials and Fixtures shall be installed in and used at the Building;

            (ii) any Equipment purchased or leased or maintained by or on behalf of Tenant shall be used only at the Premises and/or in facilities of Tenant located at 22 Cortlandt Street and at 4 World Trade Center, New York, New York and any such Equipment shall be used only by Tenant and its Affiliates;

            (iii) any materials, Equipment or Fixtures purchased or leased or maintained as described above shall have a useful life of one (1) year or more;

            (iv) any maintenance and repair contracts shall only be with respect to: (A) materials, Equipment or Fixtures having a useful life of one
            (1) year or more, (B) the replacement of parts (other than parts that contain materials or substances that are consumed in the operation of such property [e.g., a toner cartridge] where such parts must be replaced whenever the substance is consumed), or (C) the making of


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

            repairs, but shall not include maintenance of the type as shall constitute janitorial services; and

            (v) in the case of rental arrangements, such arrangements shall constitute capital leases (meaning leases which would be so characterized under the Accounting Standards of the Financial Accounting Standards Board).

            (h) In order to be exempt from Sales Tax, each maintenance or repair contract relating to, and each contract of sale, purchase order, invoice, lease, sublease, license or sublicense of, materials, Equipment or Fixtures (including Equipment used at Tenant's facilities at 22 Cortlandt Street and at 4 World Trade Center) shall include the following language:

            "This [maintenance or repair contract, contract of sale, purchase order, invoice, lease, sublease, license or sublicense] relates to
            (i) the purchase or lease of materials and fixtures for installation in, and/or the construction of and any repairs and renovations made to, an office building (to include a trading facility) on a parcel of land referred to as Site 15, located in Battery Park City, New York, New York, (ii) the purchase or lease of equipment, machinery, furniture and furnishings for use by the New York Mercantile Exchange ("NYMEX") and its affiliates in said building and in certain facilities of NYMEX located at 22 Cortlandt Street and at 4 World Trade Center, New York, New York, and (iii) the maintenance or repair of any of the foregoing (the foregoing, collectively, the "NYMEX Project"). The sales tax exemption provided with respect to this [maintenance or repair contract, contract of sale, purchase order, invoice, lease, sublease, license or sublicense] shall only be available for the NYMEX Project.

            In no event shall Battery Park City Authority have any liability (directly, indirectly or otherwise) or performance obligation under this [maintenance or repair contract, contract of sale, purchase order, invoice, lease, sublease, license or sublicense].

            This [maintenance or repair contract, contract of sale, purchase order, invoice, lease, sublease, license or sublicense] is being delivered by NYMEX on the understanding that no amount of sales or use taxes is included in the contract price."

            (i) In no event shall Landlord have any liability or performance obligations under any maintenance or repair contract, contract of sale, purchase order, invoice, lease, sublease, license or sublicense entered into by or on behalf of Tenant (as agent for Landlord) hereunder.

            (j) On or before May 31 of each year (commencing May 31, 1996) and until the earlier to occur of (i) the date on which the balance in the Benefits Account reaches zero, (ii) the end of the First Period, or (iii) the earlier termination of this Lease, Tenant shall furnish to Landlord, EDC and UDC:

                        (i) a "Registry" substantially in the form attached hereto as Exhibit G, which Registry shall list the items of materials, Equipment and Fixtures that Tenant has purchased or leased (or with respect to which Tenant has entered into maintenance or repair contracts), during the prior year (or, for the first report delivered on May 31, 1996, for the prior period), without paying any Sales Tax thereon (or in connection therewith);

                        (ii) a report of the Sales Tax Benefits achieved by Tenant during the prior year (or, for the first report delivered on May 31, 1996, for the prior period), which report shall set forth for each such preceding year each Sales Tax exemption availed of by Tenant pursuant to the Sales Tax Letter, the dollar amount of same, the date availed of (with respect to each item of leased Equipment, the Sales Tax exemption shall be deemed availed of on each lease payment date under the related lease), and the total dollar amount of all Sales Tax exemptions availed of by Tenant during the preceding year (or period, as applicable);

                        (iii) a report of the Sales Tax savings that could have been realized during the prior year (or period) had Tenant (or its Construction Managers or contractors) used the Sales Tax Letter to the maximum extent permitted hereunder; and

                        (iv) if applicable, a report of the Con Ed Benefits achieved by Tenant during the prior year, which report shall set forth for each year the amount actually paid by Tenant for energy at the Premises and the amount that Tenant would have paid, had the Con Ed Business Improvement Rate not been in effect.

Upon request by Landlord or EDC or UDC of, and reasonable notice to, Tenant, Tenant shall make available, at reasonable times, to Landlord or EDC or UDC, as appropriate, all books and records of Tenant as pertain to Sales Tax, Tenant's use of the Sales Tax Letter, Tenant's electric consumption and Tenant's electric bills at the Premises. Tenant's obligation to maintain (and make available) records hereunder shall survive for six (6) years following the earlier to occur of (i) the date on which the balance in the Benefits Account reaches zero, (ii) the end of the First Period, or (iii) the earlier termination of this Lease.

            Section 11.06. Tenant may furnish and install a project sign, designed, of a size and with such text as shall be reasonably satisfactory to Landlord, at a location on the


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

exterior of the Premises reasonably satisfactory to Landlord and Tenant. Tenant also shall extend to Landlord and any of its designee{s) the privilege of being featured participants in ground-breaking and opening ceremonies to be held at such time and in such manner as Landlord and Tenant shall agree.

            Section 11.07. Tenant shall remove from the Project Area all fill excavated from the Land and shall dispose of such fill in accordance with all applicable Requirements.

            Section 11.08. Tenant acknowledges that it is aware that construction activities of other developers and of Landlord are in progress or contemplated within the Project Area. Landlord agrees that construction of Vesey Park shall be in accordance with the Storage and Staging Letter. Tenant shall coordinate its construction activities, as provided in the Storage and Staging Letter, at the Premises with other construction activities taking place in the Project Area, and those incident to the construction of Landlord's Civic Facilities and civic facilities in other portions of the Project Area. Landlord acknowledges and agrees that any delays in Tenant's construction of the Building attributable to other construction activity in the Project Area may constitute an Unavoidable Delay, provided Tenant shall have complied with Tenant's obligations under this Article 11 but, in no event, shall Landlord or Master Landlord be liable for any such delays in Tenant's construction of the Building attributable to other construction activity in the Project Area, if any. In addition, Tenant shall (i) cause any and all work which Tenant is required to or does perform on, under or adjacent to any portion of any street situated in whole or in part in the Project Area to be performed in accordance with all applicable Requirements and in a manner which does not wrongfully obstruct or hinder ingress to or egress from any portion of the Project Area, (ii) not cause, permit or suffer the storage of construction materials or the placement of vehicles not then being operated in connection with construction activities on any portion of any such street, except as may be permitted by applicable Requirements and the Storage and Staging Letter, (iii) undertake its construction activities in accordance with normal New York City construction rules and (iv) promptly repair or, if required by Landlord, replace any portion of Landlord's Civic Facilities damaged by the act or omission of Tenant or any agent, contractor or employee of Tenant, any such repair or replacement, as the case may be, to be performed (A) by using materials identical to those used by Landlord, or, if Tenant, despite its best efforts, is unable to procure such materials, using materials in quality and appearance similar to those used by Landlord and reasonably approved by Landlord, and (B) in accordance with the Civic Facilities Drawings and Specifications. In the event Tenant shall have failed to promptly repair or replace such portion of Landlord's Civic Facilities as hereinabove provided, Landlord shall have the right to do so at Tenant's expense and Tenant shall, within ten (10) days after demand, reimburse Landlord for such costs and expenses incurred by Landlord. In the event Tenant shall fail to promptly comply with the provisions of subparagraph (ii) of this Section 11.08, Landlord shall have the right after notice to Tenant to remove such construction materials or vehicles at Tenant's expense and Tenant shall, within ten (10) days after demand, reimburse Landlord for such costs and expenses incurred by Landlord. At the request of Landlord, Tenant shall promptly enclose the Land, the Storage/Storage Area and the Supplemental Staging Area (as such terms are defined in the


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

Storage and Staging Letter) with an 8-foot high chain-mesh fence so as to separate the Premises from the remainder of the Project Area. During construction, Tenant shall maintain Tenant's fence in good condition. Upon Substantial Completion of the Building or as otherwise provided in the Storage and Staging Letter, Tenant shall remove Tenant's fence and, if constructed, Landlord shall remove its fence from around the Premises. Subject to applicable Requirements, Tenant shall have the right to remove Tenant's fence at an earlier date.

            Section 11.09. Tenant shall use reasonable efforts to cause its contractors and all other workers at the Premises connected with Tenant's construction to work harmoniously with each other, and with the other contractors and workers in the Project Area, and Tenant shall not engage in, permit or suffer, any conduct which may disrupt such harmonious relationship. Landlord shall use reasonable efforts to cause its contractors and workers in the Project Area to work harmoniously with Tenant's contractors and workers. Tenant shall use its reasonable efforts to cause its contractors to minimize any interference with the use, occupancy and enjoyment of the Project Area by other occupants thereof.

            Section 11.10. Tenant shall construct the Building in a manner which does not unreasonably interfere with, delay or impede the activities of Landlord, its contractors, and other contractors and developers within the Project Area. Landlord acknowledges and confirms that Tenant has been granted certain rights pursuant to the Storage and Staging Letter, as more particularly described therein. If, in Landlord's reasonable judgment, Tenant shall fail to comply with its obligations under this Section 11.10, Landlord may, in addition to any other remedies it may have hereunder, order Tenant (and Tenant's contractors and other Persons connected with Tenant's construction within the Project Area) to cease those activities which Landlord believes unreasonably interfere with, delay or impede Landlord or such other contractors or developers. No delay or other loss or hindrance of Tenant arising from any such order by Landlord or from the actions or omissions of any other such contractor or developer shall form the basis for any claim by Tenant against Landlord or excuse Tenant from the full and timely performance of its obligations under this Lease except as otherwise expressly set forth in this Lease.

            Section 11.11. All persons employed by Tenant with respect to construction of the Building shall be paid, without subsequent deduction or rebate unless expressly authorized by law, not less than the minimum hourly rate required by law.

            Section 11.12. Landlord has informed Tenant that Landlord intends to grant to the City of New York at the completion of the mapping action pending with respect to North End Avenue (the "Mapping Action"), a sidewalk easement or otherwise provide a public sidewalk area (the "Sidewalk Easement") within the area shown on Exhibit A. Landlord hereby grants to Tenant the right to construct and maintain during the Term of this Lease foundations below grade and supporting columns for the Building within the area of the Sidewalk Easement provided that such foundations and supporting columns are constructed in compliance with the Design Guidelines.


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

            Section 11.13. Landlord hereby agrees to insert in all leases entered into by Landlord prior to the Substantial Completion of the Building provisions substantially similar to Section 11.08, 11.09 and 11.10.

                                   ARTICLE 12

                                     REPAIRS

            Section 12.01. Unless Landlord shall be obligated to maintain and repair any of the foregoing in accordance with the provisions of Article 26, Tenant shall, at its sole cost and expense, put and keep in good condition and repair the Premises, including, without limitation, the Building, roofs, foundations and appurtenances thereto, all sidewalks on Vesey Street and North End Avenue adjacent to the Premises, vaults (other than vaults which are under the control of, or are maintained or repaired by, a utility company), sidewalk hoists, water, sewer and gas connections, pipes and mains which are located on or service the Premises (unless the City of New York or a public utility company is obligated to maintain or repair same) and all Fixtures, and shall put, keep and maintain the Building in good and safe order and condition, and make all repairs therein and thereon, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, necessary or appropriate to keep the same in good and safe order and condition, and whether or not necessitated by wear, tear, obsolescence or defects, latent or otherwise, provided, however, that Tenant's obligations with respect to Restoration resulting from a casualty or condemnation shall be as provided in Article 8 and 9 hereof. Tenant shall not commit or suffer, and shall use all reasonable precaution to prevent, waste, damage or injury to the Premises. When used in this Section 12.01, the term "repairs" shall include all necessary replacements, alterations and additions. All repairs made by Tenant shall be at least equal in quality and class to the original work and shall be made in compliance with (a) all Requirements of Governmental Authorities (including, but not limited to, Local Law No. 5, 1973, as amended, and Local Law 58, 1988, as amended), (b) the requirements of the New York Board of Fire Underwriters or any successor thereto, and (c) the Building Code of New York City, as then in force.

            Section 12.02. Except as otherwise specifically provided in Article 26, Tenant, at its sole cost and expense, shall keep or cause to be kept clean and free from dirt, snow, ice, rubbish, obstructions and encumbrances, the sidewalks on Vesey Street and North End Avenue adjacent to the Premises, grounds, chutes and sidewalk hoists comprising, in front of, or adjacent to, the Premises.

            Section 12.03. Except as otherwise specifically provided in Article 26, Landlord shall not be required to furnish any services, utilities or facilities whatsoever to the Premises, nor shall Landlord have any duty or obligation to make any alteration, change, improvement, replacement, Restoration or repair to, nor to demolish, the Building. Tenant assumes the full and sole responsibility for the condition, operation. repair, alteration, improvement, replacement, maintenance and management of the Premises. Tenant shall not clean nor require, permit, suffer nor allow any window in the Building to


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

be cleaned from the outside in violation of Section 202 of the Labor Law or of the rules of the Industrial Board or other state, county or municipal department board or body having jurisdiction.

                                   ARTICLE 13

                       CHANGES, ALTERATIONS AND ADDITIONS

            Section 13.01. From and after Substantial Completion of the Building, Tenant shall not demolish, replace or materially alter the Building, or any part thereof (except as provided to the contrary with respect to Fixtures in Article 15), or make any addition thereto, whether voluntarily or in connection with repairs required by this Lease (collectively, "Capital Improvement"), unless Tenant shall comply with the following requirements and, if applicable, with the additional requirements set forth in Section 13.02:

            (a) No Capital Improvement shall be undertaken until Tenant shall have procured from all Governmental Authorities and paid for all permits, consents, certificates and approvals for the proposed Capital Improvement which are required to be obtained prior to the commencement of the proposed Capital Improvement (collectively, "Improvement Approvals"). Landlord shall join or otherwise cooperate in the application for any such Improvement Approvals, provided such application is made without cost, expense or liability (contingent or otherwise) to Landlord. True copies of all such Improvement Approvals shall be delivered by Tenant to Landlord prior to commencement of the proposed Capital Improvement.

            (b) All Capital Improvements, when completed, shall be of such a character as not to materially reduce the value of the Premises below its value immediately before construction of such Capital Improvement. Landlord acknowledges and agrees that Capital Improvements which convert some or all of the Trading Portion to office use or convert some or all of the Office Portion to trading floor use shall not be deemed to reduce the value of the Premises.

            (c) All Capital Improvements shall be made with reasonable diligence and continuity (subject to Unavoidable Delays) and in a good and workmanlike manner and in compliance with (i) all Improvement Approvals, (ii) the Master Development Plan, the Design Guidelines, the Declaration of Restrictions (if applicable) and, if required pursuant to Section 13.02(a) or (b), the plans and specifications for such Capital Improvement as approved by Landlord, (iii) the orders, rules, regulations and requirements of any Board of Fire Underwriters or any similar body having jurisdiction, and (iv) all other Requirements.

            (d) No construction of any Capital Improvements shall be commenced until Tenant shall have delivered to Landlord original insurance policies, or certificates of insurance with respect to such policies together with copies of such policies, issued by responsible insurers authorized to do business in the State of New York as are reasonably acceptable to Landlord, bearing notations evidencing the payment of premiums or installments thereof then due or accompanied by other evidence satisfactory to Landlord of such payments, for the insurance required by Section 11.03, unless Landlord shall reasonably determine that the Capital Improvement does not warrant the insurance required by Section 11.03 in which case Landlord shall in its discretion specify such lesser types and levels of insurance appropriate to such Capital Improvement. If, under the provisions of any casualty, liability or other insurance policy or policies then covering the Premises or any part thereof, any consent to such Capital Improvement by the insurance company or companies issuing such policy or policies shall be required to continue and keep such policy or policies in full force and effect, Tenant, prior to the commencement of construction of such Capital Improvement, shall obtain such consents and pay any additional premiums or charges therefor that may be imposed by said insurance company or companies.

            Section 13.02.

            (a) If the estimated cost of any proposed Capital Improvement shall exceed One Million Dollars ($1,000,000) (as such amount shall be increased as provided in Section 7.02(a)), either individually or in the aggregate with other Capital Improvements which are a related portion of a program or project of Capital Improvements constructed in any twelve (12) month period during the Term, Tenant shall:

            (i)         pay to Landlord, within ten (10) days after demand, the
                  reasonable fees and expenses of any architect or engineer selected by Landlord to review the plans and specifications describing the proposed Capital Improvement and inspect the work on behalf of Landlord (it being understood and agreed that Landlord shall only hire an architect or engineer to review plans, and that Tenant shall pay such architect's or engineer's fees, only if the plans being reviewed involve structural work or work involving the exterior of the Building or a change in the height, bulk or setback of the Building from the height, bulk or setback existing immediately prior to the Capital Improvement or in any other manner affects compliance with the Master Development Plan, the Declaration of Restrictions (if applicable) or the Design Guidelines); and

            (ii)        furnish to Landlord the following:

                        (w) at least forty-five (45) Business Days prior to commencement of the proposed Capital Improvement, complete plans and specifications for the Capital Improvement, prepared by a licensed professional engineer or a registered architect approved by Landlord, which approval shall not be unreasonably withheld, and, at the request of Landlord, any other drawings, information or samples to which Landlord is entitled under Article 11, all of the foregoing to be subject to Landlord's review and approval for the sole purpose of determining conformity with the Master


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

                        Development Plan, the Design Guidelines, the Declaration of Restrictions (if applicable) and, in the event such Capital Improvement is commenced within ten (10) years from the date the Building shall have been Substantially Completed and, insofar as such Capital Improvement affects the exterior of the Building, the Construction Documents;

                        (x) at least ten (10) Business Days prior to commencement of the proposed Capital Improvement, (1) a contract or construction management agreement reasonably satisfactory to Landlord in form assignable to Landlord (subject to any prior assignment to any Mortgagee), made with a reputable and responsible contractor or construction manager approved by Landlord, which approval shall not be unreasonably withheld, providing for the completion of the Capital Improvement in accordance with the schedule included in the plans and specifications, free and clear of all liens, encumbrances, security agreements, interests and financing statements, and (2) payment and performance bonds or other security, in each case satisfying the requirements of Section 8.04(a)(ii) hereof; and

                        (y) at least ten (10) Business Days prior to commencement of the proposed Capital Improvement, an assignment to Landlord (subject to any prior assignment to any Mortgagee) of the contract so furnished and the bonds or other security provided thereunder, such assignment to be duly executed and acknowledged by Tenant and by its terms to be effective only upon any termination of this Lease or upon Landlord's reentry upon the Premises or following any Event of Default prior to the complete performance of such contract, such assignment also to include the benefit of all payments made on account of such contract, including payments made prior to the effective date of such assignment.

            (b) Notwithstanding that the cost of any Capital Improvement is less than One Million Dollars ($1,000,000) (as such amount shall be increased as provided in Section 7.02(a)), such cost to be determined as provided in Section 8.02(b), to the extent that any portion of the Capital Improvement involves structural work or work involving the exterior of the Building or a change in the height, bulk or setback of the Building from the height, bulk or setback existing immediately prior to the Capital Improvement or in any other manner affects compliance with the Master Development Plan, the Declaration of Restrictions (if applicable) or the Design Guidelines, then Tenant shall furnish to Landlord at least thirty (30) Business Days prior to commencement of the Capital Improvement, complete plans and specifications for the Capital Improvement, prepared by a licensed


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

professional engineer or registered architect approved by Landlord, which approval shall not be unreasonably withheld, and, at Landlord's request, such other items designated in Section 13.02(a)(ii)(w) hereof, all of the foregoing to be subject to Landlord's review and approval as provided therein. In addition, Tenant shall pay to Landlord the reasonable fees and expenses of any independent architect or engineer selected by Landlord to review the plans and specifications describing the proposed Capital Improvement and inspect the work on behalf of Landlord.

            (c) Landlord shall notify Tenant of Landlord's determination with respect to any request for approval required under this Section 13.02 within fifteen (15) Business Days of the later of (i) Landlord's receipt of such request from Tenant or (ii) Landlord's receipt of the plans and specifications and the drawings, information or samples which Landlord shall have requested in accordance with Section 13.02(a)(ii)(w). Landlord's failure to so notify Tenant within said time period shall be deemed to constitute approval of the proposed Capital Improvement by Landlord.

            (d) In the event that Tenant shall desire to modify the plans and specifications which Landlord theretofore has approved pursuant to Section 13.02(a)(ii)(w) or 13.02(b) with respect to, or which will in any way affect, any aspect of the exterior of the Building or the height, bulk or setback thereof or which will affect compliance with the Design Guidelines, the Declaration of Restrictions (if applicable) or the Master Development Plan, Tenant shall submit the proposed modifications to Landlord. Tenant shall not be required to submit to Landlord proposed modifications of the plans and specifications which affect solely the interior of the Building or which do not affect any aspect of the exterior of the Building or the height, bulk or setback thereof or which do not affect compliance with the Design Guidelines, the Declaration of Restrictions (if applicable) or the Master Development Plan. Landlord shall review the proposed changes for the sole purposes of determining whether or not they (i) conform to the Master Development Plan, the Design Guidelines and the Declaration of Restrictions (if applicable) and (ii) in Landlord's judgment, reasonably exercised, provide for design, finishes and materials which are comparable in quality to those provided for in the approved plans and specifications and shall approve such proposed changes if they do so conform and so provide. If Landlord determines that the proposed changes are not satisfactory in light of the above criteria, it shall so advise Tenant, specifying in what respect the plans and specifications, as so modified, do not conform to the Master Development Plan, the Design Guidelines or the Declaration of Restrictions (if applicable) or do not provide for design, finishes and materials which are comparable in quality to those provided for in the approved plans and specifications. Within fifteen (15) Business Days after Landlord shall have so advised Tenant, Tenant shall revise the plans and specifications so as to meet Landlord's objections and shall deliver same to Landlord for review. Each initial review by Landlord shall be carried out within fifteen (15) Business Days of the date of initial delivery of the plans and specifications, as so revised (or one or more portions thereof), by Tenant and such additional review by Landlord shall be carried out within ten (10) Business Days of the date of delivery of any revisions thereto, and if Landlord shall not have notified Tenant of its determination within such periods, it shall be deemed to have determined that the proposed


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

changes are satisfactory. Landlord shall not review portions of the approved plans and specifications which Landlord has previously determined to be satisfactory, provided same have not been changed by Tenant.

            Section 13.03. All Capital Improvements shall be carried out under the supervision of an architect selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld. Upon completion of any Capital Improvement, Tenant shall furnish to Landlord a complete set of "as built" plans for such Capital Improvement and, where applicable, a survey meeting the requirements of Section 11.04 hereof, together with, once same is issued, a permanent Certificate of Occupancy therefor issued by the New York City Department of Buildings, to the extent a modification thereof was required.

            Section 13.04. Title to all additions, alterations, improvements and replacements made to the Building, including, without limitation, the Capital Improvements, shall forthwith vest in Landlord as provided in Section 11.05, without any obligation by Landlord to pay any compensation therefor to Tenant.

                                   ARTICLE 14

                     REQUIREMENTS OF PUBLIC AUTHORITIES AND
                     OF INSURANCE UNDERWRITERS AND POLICIES;
                          COMPLIANCE WITH MASTER LEASE

            Section 14.01. Except as otherwise specifically provided in Article 26, Tenant promptly shall comply with any and all applicable present and future laws, rules, orders, ordinances, regulations, statutes, requirements, permits, consents, certificates, approvals, codes and executive orders, including, without limitation, Environmental Statutes (collectively, "Requirements") without regard to the nature or cost of the work required to be done, extraordinary, as well as ordinary, of all Governmental Authorities now existing or hereafter created, and of any and all of their departments and bureaus, of any applicable Fire Rating Bureau or other body exercising similar functions, affecting the Premises or any street, avenue or sidewalk comprising a part or in front thereof or any vault in or under the same, or requiring the removal of any encroachment, or affecting the construction, maintenance, use, operation, management or occupancy of the Premises, whether or not the same involve or require any structural changes or additions in or to the Premises, without regard to whether or not such changes or additions are required on account of any particular use to which the Premises, or any part thereof, may be put, and without regard to the fact that Tenant is not the fee owner of the Premises. Notwithstanding the foregoing, Tenant shall not be required to comply with Requirements of Landlord except (i) as otherwise expressly provided in this Lease or (ii) if New York City shall be Landlord, Requirements of New York City acting solely in its capacity as a Governmental Authority. Tenant also shall comply with any and all provisions and requirements of any casualty, liability or other insurance policy required to be carried by Tenant under the provisions of this Lease. Tenant shall have no obligation to comply with


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

Requirements with respect to, or pay for or complete, Landlord's Civic Facilities to be performed by Landlord as provided in Article 26.

            Section 14.02. Tenant shall have the right to contest the validity of any Requirements or the application thereof. During such contest, compliance with any such contested Requirements may be deferred by Tenant upon condition that, if Tenant is not an Institutional Lender, and if the cost of compliance shall exceed $1,000,000 (subject to increase as provided in Section 7.02(a)), then, prior to instituting such proceeding, Tenant shall furnish to Landlord a bond, cash or other security satisfactory to Landlord, in an amount equal to the amount by which the cost of such compliance exceeds $1,000,000 (subject to increase as provided in Section 7.02(a)), securing compliance with the contested Requirements and payment of all interest, penalties, fines, fees and expenses in connection therewith. Any such proceeding instituted by Tenant shall be commenced as soon as is reasonably possible after the issuance of any such contested matters, or after actual notice to Tenant of the applicability of such matters to the Premises, and shall be prosecuted to final adjudication with reasonable dispatch. Notwithstanding the foregoing, Tenant promptly shall comply with any such Requirements and compliance shall not be deferred if such non-compliance shall result in the imminent loss or forfeiture of the Premises, or any part thereof, or if Landlord shall be in danger of being subject to civil or criminal liability or penalty by reason of non-compliance therewith.

            Section 14.03. Tenant shall not cause or create or permit to exist or occur any condition or event relating to the Premises which would, with or without notice or passage of time, result in an event of default under the Master Lease (as the same exists on the date hereof). Tenant shall perform all of Landlord's obligations as tenant under the Master Lease (as the same exists on the date hereof) relating to the maintenance and operation of the Premises unless, in accordance with the terms of this Lease, Landlord is specifically obligated to perform any such obligation.

                                   ARTICLE 15

                                    FIXTURES

            Section 15.01. All Fixtures shall be and shall remain the property of Landlord. Tenant shall not have the right, power or authority to, and shall not, remove any Fixtures from the Premises without the consent of Landlord, which consent shall not be unreasonably withheld, provided, however, such consent shall not be required in connection with repairs, cleaning or other servicing, or if (subject to Unavoidable Delays) the same is promptly replaced by Fixtures which are at least equal in utility and value to the Fixtures being removed. Notwithstanding the foregoing, Tenant shall not be required to replace any Fixtures which performed a function which has become obsolete or otherwise is no longer necessary or desirable in connection with the use or operation of the Premises. Tenant shall keep all Fixtures in good order and repair.


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

            Section 15.02. Tenant may, at any time and from time to time, remove, replace, repair and upgrade any Equipment, as appropriate.

                                   ARTICLE 16

                            DISCHARGE OF LIENS; BONDS

            Section 16.01. Subject to the provisions of Section 16.02 hereof, except as otherwise expressly provided herein, Tenant shall not create or permit to be created any lien, encumbrance or charge upon the Premises or any part thereof, or the Project Area or any part thereof, the income therefrom or any assets of, or funds appropriated to, Landlord, and Tenant shall not suffer any other matter or thing whereby the estate, right and interest of Landlord in the Premises or any part thereof might be impaired. Tenant may finance (and enter into equipment finance leases of) any Equipment.

            Section 16.02. If any mechanic's, laborer's or materialman's lien (other than a lien arising out of any work performed by Landlord) at any time shall be filed in violation of the obligations of Tenant pursuant to Section
16.01 against the Premises or any part thereof or the Project Area or any part thereof, or, if any public improvement lien created or permitted to be created by Tenant shall be filed against any assets of, or funds appropriated to, Landlord, Tenant, within forty-five (45) days after receipt of notice of the filing thereof shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged of record within the period aforesaid, and if such lien shall continue for an additional ten (10) days after notice by Landlord to Tenant, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord, including all reasonable costs and expenses incurred by Landlord in connection therewith including, without limitation, reasonable attorneys' fees and disbursements, together with interest thereon at the Involuntary Rate, from the respective dates of Landlord's making of the payment or incurring of the costs and expenses, shall constitute Rental and shall be paid by Tenant to Landlord within ten (10) days after demand. Notwithstanding the foregoing provisions of this Section 16.02, Tenant shall not be required to discharge any such lien if Tenant is in good faith contesting the same and has furnished a cash deposit or a security bond or other such security satisfactory to Landlord in an amount sufficient to pay such lien with interest and penalties.

            Section 16.03. Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement,


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

alteration to or repair of the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of materials that would give rise to the filing of any lien against Landlord's interest in the Premises or any part thereof, the Project Area or any part thereof, or any assets of, or funds appropriated to, Landlord. Notice is hereby given, and Tenant shall cause all Construction Agreements to provide, that Landlord shall not be liable for any work performed or to be performed at the Premises for Tenant or any Subtenant or for any materials furnished or to be furnished at the Premises for any of the foregoing, and that no mechanic's or other lien for such work or materials shall attach to or affect the estate or interest of Landlord in and to the Premises or any part thereof, the Project Area or any part thereof, or any assets of, or funds appropriated to, Landlord.

            Section 16.04. Tenant shall have no power to do any act or make any contract which may create or be the foundation for any lien, mortgage or other encumbrance upon the estate or assets of, or funds appropriated to, Landlord or of any interest of Landlord in the Premises.

                                   ARTICLE 17

                           REPRESENTATIONS; POSSESSION

            Section 17.01. Tenant acknowledges that Tenant is fully familiar with the Land, the Project Area, the physical condition thereof (including, without limitation, the fact that the Land includes substantial portions of landfill which may present special difficulties in the design, construction and maintenance of the Building and Tenant's Civic Facilities), the Title Matters, the Master Lease, the Declaration of Restrictions, the Master Development Plan, the Memorandum of Understanding, the Settlement Agreement and the Design Guidelines. Except for Landlord's Civic Facilities to be constructed by Landlord as provided in Article 26, Tenant accepts the Land in its existing condition and state of repair, and, except as otherwise expressly set forth in this Lease, no representations, statements, or warranties, express or implied, have been made by or on behalf of Landlord in respect of the Land, the Project Area, the status of title thereof, the physical condition thereof, including, without limitation, the landfill portions thereof, the zoning or other laws, regulations, rules and orders applicable thereto, Taxes, or the use that may be made of the Land, that Tenant has relied on no such representations, statements or warranties, and that Landlord shall in no event whatsoever be liable for any latent or patent defects in the Land.

            Section 17.02. Notwithstanding anything herein contained to the contrary, Landlord represents that the Master Lease, the Design Guidelines, the Declaration of Restrictions, the Master Development Plan, the Memorandum of Understanding, and the Settlement Agreement have not been amended, modified or supplemented, except as specifically set forth in the definitions contained in
Article 1 and are in full force and effect.


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

            Section 17.03. Landlord shall deliver possession of the Land on the Commencement Date vacant and free of occupants and tenancies, subject to the Title Matters.

                                   ARTICLE 18

                 LANDLORD NOT LIABLE FOR INJURY OR DAMAGE, ETC.

            Section 18.01. Landlord shall not in any event whatsoever be liable for any injury or damage to Tenant or to any other Person happening on, in or about the Premises and its appurtenances, nor for any injury or damage to the Premises or to any property belonging to Tenant or to any other Person which may be caused by any fire or breakage, or by the use, misuse or abuse of the Building (including, but not limited to, any of the common areas within the Building, Fixtures, Equipment, elevators, hatches, openings, installations, stairways, hallways, or other common facilities), or the streets or sidewalk area within the Premises or which may arise from any other cause whatsoever except to the extent any of the foregoing shall have resulted from the negligence or wrongful act of Landlord, its officers, agents, employees or licensees; nor shall Landlord in any event be liable for the acts or failure to act of any other tenant of any premises within the Project Area other than the Premises, or of any agent, representative, employee, contractor or servant of such other tenant.

            Section 18.02. Landlord shall not be liable to Tenant or to any other Person for any failure of water supply, gas or electric current, nor for any injury or damage to any property of Tenant or of any other Person or to the Premises caused by or resulting from gasoline, oil, steam, gas, electricity, or hurricane, tornado, flood, wind or similar storms or disturbances, or water, rain or snow which may leak or flow from the street, sewer, gas mains or subsurface area or from any part of the Premises, or leakage of gasoline or oil from pipes, appliances, sewer or plumbing works therein, or from any other place, nor for interference with light or other incorporeal hereditaments by anybody, or caused by any public or quasi-public work, except to the extent any of the foregoing shall have resulted from the negligence or wrongful act of Landlord, its officers, agents, employees or licensees.

            Section 18.03. In addition to the provisions of Section 18.01 and 18.02, in no event shall Landlord be liable to Tenant or to any other Person for any injury or damage to any property of Tenant or of any other Person or to the Premises, arising out of any sinking, shifting, movement, subsidence, failure in load-bearing capacity of, or other matter or difficulty related to, the soil, or other surface or subsurface materials, on the Premises or in the Project Area, it being agreed that Tenant shall assume and bear all risk of loss with respect thereto.

            Section 18.04. In no event shall Tenant be liable to Landlord or to any other Person for any injury or damage to Landlord or to such other Person happening on, in or about the Premises and its appurtenances which may be caused by Landlord's Civic


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Facilities or the existence on the date hereof of any hazardous, toxic or dangerous waste, substance or material in the soil or subsurface, except to the extent that the same shall have been caused in whole or in part by the negligence or wrongful act of Tenant or any employee, agent, servant or contractor of Tenant or Subtenant.

                                   ARTICLE 19

                     INDEMNIFICATION OF LANDLORD AND OTHERS

            Section 19.01. Tenant shall not do, or knowingly permit any Subtenant or any employee, agent, servant or contractor of Tenant or of any Subtenant to do, any act or thing upon the Premises or elsewhere in the Project Area which may reasonably be likely to subject Landlord to any liability or responsibility for injury or damage to persons or property, or to any liability by reason of any violation of law or any other Requirement, and shall use its best efforts to exercise such control over the Premises so as to fully protect Landlord against any such liability. Subject in all respects to the provisions of Section 41.06(b) hereof, Tenant, to the fullest extent permitted by law, shall indemnify and save Landlord, any former Landlord, the State of New York, UDC, the City, EDC, and their agents, directors, officers and employees (collectively, the "Indemnitees"), harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, engineers', architects' and attorneys' fees and disbursements, which may be imposed upon or incurred by or asserted against any of the Indemnitees by reason of any of the following occurring during the Term, except to the extent that the same shall have been caused in whole or in part by the negligence or wrongful act of any of the
Indemnitees:

            (a) construction of the Building or any other work or thing done in or on the Premises or any part thereof, provided that such indemnity relates to items of construction that Tenant, rather than Landlord, is obligated to perform (i.e. that such indemnity does not include or relate to Landlord's bringing utilities and infrastructure to and constructing Landlord's Civic Facilities for the Building or Landlord's maintaining or repairing the electrical closets in the basement of the Building);

            (b) any use, non-use, possession, occupation, alteration, repair, condition, operation, maintenance or management of the Premises or any part thereof or of any street, alley, sidewalk, curb, vault, passageway or space comprising a part of the Premises or adjacent thereto, provided such indemnity with regard to streets, alleys, sidewalks, curbs, vaults, passageways and other space is limited to an alteration, repair, condition, or maintenance of any street, alley, sidewalk, curb, vault, passageway or other space done or performed by Tenant or any agent, contractor, servant or employee of Tenant or which Tenant is obligated to do or perform, provided, however, such indemnity shall not relate to any pre-existing environmental condition;

            (c) any negligent or tortious act or failure to act within the Project Area on the part of Tenant or any agent, contractor, servant or employee of Tenant;


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            (d) any accident, injury (including death at any time resulting therefrom) or damage to any Person or property occurring in or on the Premises or any part thereof or in, or about any sidewalk or vault, unless such sidewalk or vault is solely within the control of Landlord or a utility company, provided, however, such indemnity shall not relate to any pre-exising environmental condition;

            (e) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with;

            (f) any lien or claim which may have arisen out of any act of Tenant or any agent, contractor, servant or employee of Tenant against or on the Premises or any other portion of the Project Area, or any lien or claim created or permitted to be created by Tenant in respect of the Premises against any assets of, or funds appropriated to any of the Indemnitees under the laws of the State of New York or of any other Governmental Authority or any liability which may be asserted against any of the Indemnitees with respect thereto, provided, however, such indemnity shall not relate to any pre-existing environmental condition;

            (g) any failure on the part of Tenant to keep, observe and perform any of the terms, covenants, agreements, provisions, conditions or limitations contained in the Construction Agreements or Subleases, on Tenant's part to be kept, observed or performed;

            (h) any contest by Tenant permitted pursuant to the provisions of this Lease, including, without limitation, Articles 4, 14 and 28 hereof; or

            (i) any action taken by any Person pursuant to any Environmental Statute or under common law, pertaining to hazardous or toxic waste or other substances, or in any manner arising out of or related to the presence, use, generation, storage, disposal or transport of any hazardous materials or environmental contaminants found in, on or under, affixed to or emanating from the Premises, provided, however, such indemnity shall not relate to any pre-existing environmental condition.

            Section 19.02. The obligations of Tenant under this Artiucle 19 shall not be affected in any way by the absence in any case of covering insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under insurance policies affecting the Premises.

            Section 19.03. If any claim, action or proceeding is made or brought against any of the Indemnitees by reason of any event for which Tenant has agreed to indemnify the Indemnitees in Section 19.01, then, Tenant shall resist or defend such claim, action or proceeding (in such Indemnitee's name, if necessary) by the attorneys for Tenant's insurance carrier (if such claim, action or proceeding is covered by insurance maintained by Tenant) or (in all other instances) by such attorneys as Tenant shall select and Landlord shall approve, which approval shall not be unreasonably withheld. In such event, Tenant shall control all decisions in respect of the litigation and settlement of such claims.


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

Notwithstanding the foregoing, Landlord may engage its own attorneys to assist in its defense. Provided such claim, action or proceeding is not covered by insurance maintained by Tenant and exceeds Five Hundred Thousand Dollars ($500,000) (as such amount shall be increased as provided in Section 7.02(a)) and the attorneys engaged by Landlord are experienced in matters of the type in question, Tenant shall pay the reasonable fees and disbursements of such attorneys. The indemnification obligations imposed upon Tenant under Section
19.01 shall not apply to any settlement agreed to by Landlord without Tenant's consent, nor if Landlord retains its own attorneys and such retention will materially impair or materially diminish Tenant's insurance coverage and Landlord has been so advised in writing by Tenant's insurer.

                                   ARTICLE 20

                            RIGHT OF INSPECTION, ETC.

            Section 20.01. Tenant shall permit Landlord and its agents or representatives to enter the Premises at all reasonable times and upon reasonable notice (except in cases of emergency) for the purpose of (a) inspecting the same, (b) determining whether or not Tenant is in compliance with its obligations hereunder, (c) constructing, maintaining and inspecting any Civic Facilities, or maintaining and repairing the meter rooms in the basement of the Building, and (d) making any necessary repairs to the Premises and performing any work therein that may be necessary by reason of Tenant's failure to make any such repairs or perform any such work, provided that, except in any emergency, Landlord shall have given Tenant notice specifying such repairs or work and Tenant shall have failed to make such repairs or to do such work within sixty (60) days after the receipt of such notice (subject to Unavoidable Delays), or if such repairs or such work cannot reasonably be completed during such sixty (60) day period, to have commenced and be diligently pursuing the same (subject to Unavoidable Delays).

            Section 20.02. Nothing in this Article 20 or elsewhere in this Lease shall imply any duty upon the part of Landlord to do any work required to be performed by Tenant hereunder and performance of any such work by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord, during the progress of any such work, may keep and store at the Premises all necessary materials, tools, supplies and equipment. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Tenant, any Subtenant or other occupant of the Building by reason of making such repairs or the performance of any such work, or on account of bringing materials, tools, supplies and equipment into the Premises during the course thereof, provided Landlord shall use reasonable efforts to minimize damage resulting from Landlord's exercise of its rights under this Article 20, and the obligations of Tenant under this Lease shall not be affected thereby. To the extent that Landlord undertakes such work or repairs, such work or repairs shall be commenced and completed in a good and workmanlike manner, and with reasonable diligence, subject to Unavoidable Delays, and in


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such a manner as not to unreasonably interfere with the conduct of business in or use of such space.

                                   ARTICLE 21

                 LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS

            Section 21.01. If Tenant at any time shall be in Default, after notice thereof and after applicable grace periods, if any, provided under this Lease for Tenant or a Mortgagee, respectively, to cure or commence to cure same, Landlord, without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may (but shall be under no obligation to) perform such obligation on Tenant's behalf.

            Section 21.02. All reasonable sums paid by Landlord and all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred by Landlord in connection with its performance of any obligation pursuant to Section 21.01, together with interest thereon at the Involuntary Rate from the respective dates of Landlord's making of each such payment or incurring of each such sum, cost, expense, charge, payment or deposit until the date of actual repayment to Landlord, shall be paid by Tenant to Landlord within ten (10) days after Landlord shall have submitted to Tenant a statement, in reasonable detail, substantiating the amount demanded by Landlord. Any payment or performance by Landlord pursuant to Section 21.01 shall not be nor be deemed to be a waiver or release of breach or Default of Tenant with respect thereto or of the right of Landlord to terminate this Lease, institute summary proceedings or take such other action as may be permissible hereunder or otherwise provided at law or in equity if an Event of Default by Tenant shall have occurred.

                                   ARTICLE 22

                             NO ABATEMENT OF RENTAL

            Except as may be otherwise expressly provided herein, there shall be no abatement, off-set, diminution or reduction of Rental payable by Tenant hereunder or of the other obligations of Tenant hereunder under any circumstances.

                                   ARTICLE 23

                      PERMITTED USE; NO UNLAWFUL OCCUPANCY

            Section 23.01. Subject to the provisions of law and this Lease, Tenant shall occupy the Premises in accordance with the Certificate or Certificates of Occupancy for the Premises, the Occupancy Agreement, the Master Development Plan and the Design Guidelines, and for no other use or purposes. Notwithstanding the provisions of the


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immediately preceding sentence, in the event Tenant shall have elected to terminate the Funding Agreement pursuant to the provisions of Section 9.6(b)(ii)(B) thereof, then, for a period of five (5) years commencing on the Occupancy Date, (i) Tenant shall use and occupy the Premises for its world headquarters, and (ii) Tenant shall retain its headquarters, executive, administrative and clearinghouse facilities and offices which relate to floor trading of futures or options (not including its Host Computer (as such term is defined in the Occupancy Agreement)) at the Premises, and all other provisions of the Occupancy Agreement shall be of no further force or effect.

            Section 23.02. Tenant shall not use or occupy, nor permit or suffer the Premises or any part thereof to be used or occupied for any unlawful, illegal or extra hazardous business, use or purpose, or in such manner as to constitute a nuisance of any kind (public or private) or that Landlord, in its reasonable judgment, deems offensive by reason of odors, fumes, dust, smoke, noise or other pollution, or for any purpose or in any way in violation of the Certificates of Occupancy or of any governmental laws, ordinances, requirements, orders, directions, rules or regulations, including, without limitation, the Design Guidelines, or which may make void or voidable any insurance then in force on the Premises or, without Landlord's consent, for any use which requires a variance, waiver or special permit under the Zoning Resolution of New York City as then in effect. Tenant shall take, immediately upon the discovery of any such unpermitted, unlawful, illegal or extra hazardous use, all necessary actions, legal and equitable, to compel the discontinuance of such use. If for any reason Tenant shall fail to take such actions, and such failure shall continue for thirty (30) days after Tenant's receipt of notice from Landlord specifying such failure, Landlord is hereby irrevocably authorized (but not obligated) to take all such actions in Tenant's name and on Tenant's behalf, Tenant hereby appointing Landlord as Tenant's attorney-in-fact coupled with an interest for all such purposes. All reasonable sums paid by Landlord and all reasonable costs and expenses incurred by Landlord acting pursuant to the immediately preceding sentence (including, but not limited to, reasonable attorneys' fees and disbursements), together with interest thereon at the Involuntary Rate from the respective dates of Landlord's making of each such payment or incurring of each such cost, expense or charge until the date of receipt of repayment by Landlord, shall be paid by Tenant to Landlord within ten
(10) days after demand and shall constitute Rental under this Lease.

            Section 23.03. Tenant shall not knowingly suffer or permit the Premises or any portion thereof to be used by the public in such manner as might reasonably tend to impair title to the Premises or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Premises or any portion thereof.

            Section 23.04. Tenant shall take all such actions as Landlord is required to take in connection with the use and occupancy of the Premises under the terms of the Master Lease, as the same exists on the date hereof, and Tenant shall not (to the extent reasonably within Tenant's control) permit any action or condition in respect of the Premises which constitutes or would, with notice or lapse of time or both, constitute an


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

event of default under the Master Lease (as the same exists on the date hereof). Landlord shall perform all obligations of tenant under the Master Lease other than those which are the obligation of Tenant under this Lease, and Landlord shall not take or fail to take any action which constitutes or would, with notice or lapse of time or both, constitute an event of default under the Master Lease.

            Section 23.05.

            In the event Tenant defaults under the Funding Agreement or the Occupancy Agreement and such default shall not have been remedied within any applicable grace or cure period provided therein, such default shall constitute an Event of Default hereunder permitting Landlord to terminate this Lease. Except as otherwise provided in Section 42.01 hereof, in such event and notwithstanding anything contained in this Lease to the contrary, Tenant shall not be liable for, and Landlord shall not be entitled to receive, any damages by reason of such default and termination.

            Section 23.06.

            Tenant shall not amend, modify or enter into a supplement to the Severance Tenants Agreement without the prior consent of Landlord, which consent shall not be unreasonably withheld; it being the agreement of Landlord and Tenant that a breach by Tenant of the provisions of this Section 23.06 shall constitute an Event of Default hereunder.

                                   ARTICLE 24

                   EVENTS OF DEFAULT; CONDITIONAL LIMITATIONS,
                                 REMEDIES, ETC.

            Section 24.01. Each of the following events shall be an "Event of Default" hereunder:

            (a) if Tenant shall fail to pay any item of Rental, or any part thereof, when the same shall become due and payable and such failure shall continue for ten (10) days after notice from Landlord to Tenant;

            (b) if (i) Commencement of Construction shall not have occurred on or before the Construction Commencement Date (subject to Unavoidable Delays) and such failure shall continue for thirty (30) days after notice from Landlord to Tenant, (ii) Substantial Completion of the Building shall not have occurred on or before the Scheduled Completion Date (subject to Unavoidable Delays) and such failure shall continue for sixty (60) days after notice from Landlord to Tenant or (iii) the Occupancy Date shall not have occurred within forty eight (48) months of the Construction Commencement Date (subject to Unavoidable Delays) and such failure shall continue for thirty (30) days after notice from Landlord to Tenant;


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

            (c) if Tenant shall fail to observe or perform one or more of the other terms, conditions, covenants or agreements contained in this Lease, including, without limitation, any of Tenant's obligations under the provisions of Article 11. of this Lease (other than the obligations referred to in the preceding Section 24.01(b)), and such failure shall continue for a period of thirty (30) days after notice thereof by Landlord to Tenant specifying such failure (unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot by their nature or because of Unavoidable Delays reasonably be performed, done or removed, as the case may be, within such thirty (30) day period, in which case no Event of Default shall be deemed to exist as long as Tenant shall have commenced curing the same within such thirty
(30) day period and shall, subject to Unavoidable Delays, diligently and continuously prosecute the same to completion);

            (d) to the extent permitted by law, if Tenant shall admit, in writing, that it is unable to pay its debts as such become due;

            (e) to the extent permitted by law, if Tenant shall make an assignment for the benefit of creditors;

            (f) to the extent permitted by law, if Tenant shall file a voluntary petition under Title 11 of the United States Code or if such petition is filed against it, and an order for relief is entered, or if Tenant shall file any petition or answer seeking, consenting to or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation. dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, or shall seek or consent to or acquiesce in or suffer the appointment of any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of Tenant, or of all or any substantial part of its properties or of the Premises or any interest therein of Tenant, or if Tenant shall take any corporate action in furtherance of any action described in Sections 24.01(d),
(e) or (f) hereof;

            (g) to the extent permitted by law, if within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed; or if, within ninety (90) days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of Tenant or of all or any substantial part of its properties or of the Premises or any interest therein of Tenant, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within thirty (30) days after the expiration of any such stay, such appointment shall not have been vacated;

            (h) if this Lease or the estate of Tenant hereunder shall be assigned, subleased, transferred, mortgaged or encumbered, or there shall be a Transfer, without Landlord's approval to the extent required hereunder or without compliance with the


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

provisions of this Lease applicable thereto and such transaction shall not be made to comply or voided ab initio within thirty (30) days after notice thereof from Landlord to Tenant;

            (i) if a levy under execution or attachment shall be made against the Premises and such execution or attachment shall not be vacated or removed by court order, or otherwise or bonded within a period of thirty (30) days from the date on which Tenant shall have received notice of same;

            (j) if Tenant is a corporation, if Tenant shall at any time fail to maintain its corporate existence in good standing, or to pay any corporate franchise tax when and as the same shall become due and payable and such failure shall continue for thirty (30) days after notice thereof from Landlord or any governmental agency to Tenant;

            (k) if Tenant shall have defaulted under the Funding Agreement or Occupancy Agreement and such default shall not have been remedied within any applicable grace or cure period provided therein; or

            (l) if Tenant shall have amended, modified or entered into a supplement to the Severance Tenants Agreement without the prior consent of Landlord.

            Section 24.02. If an Event of Default (other than an Event of Default described in Section 24.01(k) or Section 23.05) shall occur, Landlord may elect to declare due and payable a sum equal to the amount by which the Rental reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the rate of eight percent (8%) per annum, such sum shall be due and payable ten (10) days after notice by Landlord to Tenant of such election. However, the aforesaid remedy shall not be applicable to a Mortgagee which elects to cure the Default of Tenant pursuant to Section 10.10 or receives a new lease pursuant to Section 10.11. Landlord may also elect to proceed by appropriate judicial proceedings, either at law or in equity, to enforce performance or observance by Tenant of the applicable provisions of this Lease and/or to recover damages for breach thereof.

            Section 24.03.

            (a) If any Event of Default (i) described in Sections 24.01(d),
(e), (f) or (g) hereof shall occur, or (ii) described in Sections 24.01(b), (c),
(h), (i), (j), (k) or (l) shall occur and Landlord, at any time thereafter, at its option, gives notice to Tenant stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which date shall be not less than ten (10) days after the giving of such notice, and if, on the date specified in such notice, Tenant shall have failed to cure the Default which was the basis for the Event of Default, then this Lease and the Term and, except as provided in Section 24.04(a), all rights of Tenant under this Lease shall expire and terminate as of the date on which the Event of Default described in clause
(i) above occurred or the date specified in the notice given pursuant to clause
(ii) above, as the case may be, as if such date were the date herein definitely fixed for the expiration of the Term and Tenant


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immediately Shall quit and surrender the Premises. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 24.01(f) or (g) hereof, or by federal or state statute, then. following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease as provided in Section
24.15 hereof, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on ten (10) days notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said ten (10) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession and/or trustee shall immediately quit and surrender the Premises as aforesaid.

            (b) If an Event of Default described in Section 24.01 (a) shall occur, or this Lease shall be terminated as provided in Section 24.03(a), Landlord, without notice, may re-enter and repossess the Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor and may dispossess Tenant by summary proceedings or otherwise.

            Section 24.04.

            If this Lease shall be terminated as provided in Section 24.03(a) or Tenant shall be dispossessed by summary proceedings or otherwise as provided in
Section 24.03(b) hereof:

            (a) Tenant shall pay to Landlord all Rental payable by Tenant under this Lease to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

            (b) Landlord may complete all construction required to be performed by Tenant hereunder and may repair and alter the Premises in such manner as Landlord may deem necessary or advisable (and may apply to the foregoing all funds, if any, then held by Depository pursuant to Articles 7, 8 or 9) without relieving Tenant of any liability under this Lease or otherwise affecting any such liability, and/or let or relet the Premises or any parts thereof for the whole or any part of the remainder of the Term or for a longer period, in Landlord's name or as agent of Tenant, and out of any rent and other sums collected or received as a result of such reletting Landlord shall: (A) first, pay to itself the reasonable cost and expense of terminating this Lease, re-entering, retaking, repossessing, completing construction and repairing or altering the Premises, or any part thereof, and the cost and expense of removing all persons and property therefrom, including in such costs brokerage commissions, legal expenses and reasonable attorneys' fees and disbursements,
(B) second, pay to itself the reasonable cost and expense sustained in securing any new tenants and


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

other occupants, including in such costs brokerage commissions, legal expenses and reasonable attorneys' fees and disbursements and other expenses of preparing the Premises for reletting, and, if Landlord shall maintain and operate the Premises, the reasonable cost and expense of operating and maintaining the Premises and (C) third, pay to itself any balance remaining on account of the liability of Tenant to Landlord. Landlord in no way shall be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due on any such reletting, and no such failure to relet or to collect rent shall operate to relieve Tenant of any liability under this Lease or to otherwise affect any such liability;

            (c) if Landlord shall not have declared all Rental due and payable pursuant to Section 24.02 hereof, Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency (referred to as "Deficiency") between the Rental reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of
Section 24.04(b) for any part of such period (first deducting from the rents collected under any such reletting all of the payments to Landlord described in
Section 24.04(b) hereof); any such Deficiency shall be paid in installments by Tenant on the days specified in this Lease for payment of installments of Rental, and Landlord shall be entitled to recover from Tenant each Deficiency installment as the same shall arise, and no suit to collect the amount of the Deficiency for any installment period shall prejudice Landlord's right to collect the Deficiency for any subsequent installment period by a similar proceeding, provided, however, the provisions of this subparagraph (c) shall not be applicable and Tenant shall not be responsible for the payment of any Deficiency if the Event of Default that gave rise to the termination of the Lease or summary proceedings was an Event of Default described in Section 24.01(k) or Section 23.05 hereof; and

            (d) if Landlord shall not have declared all Rental due and payable pursuant to Section 24.02 hereof, and whether or not Landlord shall have collected any Deficiency installments as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiencies, as and for liquidated and agreed final damages (it being agreed that it would be impracticable or extremely difficult to fix the actual damage), a sum equal to the amount by which the Rental reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the rate of eight percent (8%) per annum less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of Section 24.04(c) for the same period; it being agreed that before presentation of proof of such liquidated damages to any court, commission or tribunal, if the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting, provided, however, the provisions of this subparagraph (d) shall not be applicable and Tenant shall not be responsible for the payment of such damages if the

Event of Default that gave rise to the termination of this Lease or summary proceedings was an Event of Default described in Section 24.01(k) or Section
23.05 hereof.

            Section 24.05. No termination of this Lease pursuant to Section 24.03(a) or taking possession of or reletting the Premises, or any part thereof, pursuant to Section 24.03(b) and 24.04(b), shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.

            Section 24.06. To the extent not prohibited by law, and except as provided in this lease, Tenant hereby waives and releases all rights now or hereafter conferred by statute or otherwise which would have the effect of limiting or modifying any of the provisions of this Article 24. Tenant shall execute, acknowledge and deliver any instruments which Landlord may request, whether before or after the occurrence of an Event of Default, evidencing such waiver or release.

            Section 24.07. Suit or suits for the recovery of damages, or for a sum equal to any installment or installments of Rental payable hereunder or any Deficiencies or other sums payable by Tenant to Landlord pursuant to this
Article 24, may be brought by Landlord from time to time at Landlord's election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease or the Term would have expired had there been no Event of Default by Tenant and termination.

            Section 24.08. Nothing contained in this Article 24 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount shall be greater than, equal to or less than the amount of the damages referred to in any of the preceding Sections of this Article 24.

            Section 24.09. No receipt of moneys by Landlord from Tenant after the termination of this Lease, or after the giving of any notice of the termination of this Lease (unless such receipt cures the Event of Default which was the basis for the notice), shall reinstate, continue or extend the Term or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rental payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper remedy, except as herein otherwise expressly provided, it being agreed that after the service of notice to terminate this Lease or the commencement of any suit or summary proceedings, or after a final order or judgment for the possession of the Premises, Landlord may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, all such moneys collected being deemed payments on account of the use and operation of the Premises or, at the election of Landlord, on account of Tenant's liability hereunder.

            Section 24.10. Except as otherwise expressly provided herein or as prohibited by applicable law, Tenant hereby expressly waives the service of any notice of intention to re-enter provided for in any statute, or of the institution of legal proceedings to that end, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also waives any and all right of redemption provided by any law or statute now in force or hereafter enacted or otherwise, or re-entry or repossession or to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease, and Landlord and Tenant waive and shall waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage. The terms "enter", "re-enter" "entry" or "re-entry" as used in this Lease are not restricted to their technical legal meaning.

            Section 24.11. No failure by Landlord or any prior landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rental during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease still continue in full force and effect with respect to any other then existing or subsequent breach thereof.

            Section 24.12. In the event of any breach or threatened breach by Tenant of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any rights and remedies allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease. To the extent permitted by law, Tenant waives any requirement for the posting of bonds or other security in any such action. The provisions of this Section 24.12 shall not be applicable with respect to a breach or threatened breach by Tenant of the Occupancy Requirement or the Minimum Requirement or of Tenant's obligation hereunder to construct and complete the Building.

            Section 24.13. Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

            Section 24.14. Tenant shall pay to Landlord all costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred by Landlord in any action or proceeding to which Landlord may be made a party by reason of any act or omission of Tenant. Tenant also shall pay to Landlord all costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred by Landlord in enforcing any of the covenants and provisions of this Lease and incurred in any action brought by Landlord against Tenant on account of the provisions hereof, and all such costs, expenses, and reasonable attorneys' fees and disbursements may be included in and form a part of any judgment entered in any proceeding brought by Landlord against Tenant under this Lease. All of the sums paid or obligations incurred by Landlord as aforesaid, with interest at the Involuntary Rate, shall be paid by Tenant to Landlord within fifteen (15) days after demand by Landlord.

            Section 24.15. If an order for relief is entered or if a stay of proceeding or other acts becomes effective in favor of Tenant or Tenant's interest in this Lease in any proceeding which is commenced by or against Tenant under the present or any future federal Bankruptcy Code or any other present or future applicable federal, state or other statute or law, Landlord shall be entitled to invoke any and all rights and remedies available to it under such bankruptcy code, statute, law or this Lease, including, without limitation, such rights and remedies as may be necessary to adequately assure the complete and continuous future performance of Tenant's obligations under this Lease. Adequate protection of Landlord's right, title and interest in and to the Premises, and adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease, shall include, without limitation, the following requirements:

            (a) that Tenant shall comply with all of its obligations under this Lease;

            (b) that Tenant shall pay to Landlord, on the first day of each month occurring subsequent to the entry of such order, or on the effective date of such stay, a sum equal to the amount by which the Premises diminished in value during the immediately preceding monthly period, but, in no event, an amount which is less than the aggregate Rental payable for such monthly period;

            (c) that Tenant shall continue to use the Premises in the manner required by this Lease;

            (d) that Landlord shall be permitted to supervise the performance of Tenant's obligations under this Lease;

            (e) that Tenant shall hire, at its sole cost and expense, such security personnel as may be necessary to insure the adequate protection and security of the Premises;

            (f) that Tenant shall pay to Landlord within thirty (30) days after entry of such order or the effective date of such stay, as partial adequate protection against future diminution in value of the Premises and adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease, a security deposit as may be required by law or ordered by the court;

            (g) that Tenant has and will continue to have unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease;

            (h) that Landlord be granted a security interest acceptable to Landlord in Tenant's leasehold hereunder;

            (i) that if Tenant's trustee, Tenant or Tenant as debtor-in-possession assumes this Lease and proposes to assign the same (pursuant to Title 11 U.S.C. Section 365, as the same may be amended) to any Person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the trustee, Tenant or Tenant as debtor-in-possession, then notice of such proposed assignment, setting forth (i) the name and address of such Person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such Person's future performance under the Lease, including, without limitation, the assurances referred to in Title 11 U.S.C. Section 365(b)(3) (as the same may be amended), shall be given to Landlord by the trustee, Tenant or Tenant as debtor-in-possession no later than twenty (20) days after receipt by the trustee, Tenant or Tenant as debtor-in-possession of such offer, but in any event no later than ten (10) days prior to the date that the trustee, Tenant or Tenant as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the trustee given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such Person, less any brokerage commissions which may be payable out of the consideration to be paid by such Person for the assignment of this Lease.

            Section 24.16. Nothing contained in this Article 24 shall be deemed to modify the provisions of Sections 10.10, 10.11 or 41.06(b) hereof.

                                   ARTICLE 25

                                    NOTICES

            Section 25.01. Whenever it is provided in this Lease that a notice, demand, request, consent, approval or other communication shall or may be given to or served upon either of the parties by the other, or by Landlord upon any Mortgagee, and whenever either of the parties shall desire to give or serve upon the other any notice, demand, request, consent, approval, or other communication with respect hereto or the Premises, each such notice, demand, request, consent, approval, or other communication shall be in writing and, any law or statute to the contrary notwithstanding, shall be effective for any purpose if given or served as follows:

            (a) if by Landlord, by delivery or by mailing the same to Tenant by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at Four World Trade Center, New York, New York 10048,
Attention: President with a copy to the General Counsel at the same address with an additional copy to Winthrop, Stimpson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004-1490, Attention: Stephen Lefkowitz, Esq. or to such other address(es) and attorneys as Tenant may from time to time designate by notice given to Landlord as aforesaid and, in the case of any notice required to be given to any Mortgagee pursuant to this Lease, to each such Mortgagee at the address of such Mortgagee set forth in the notice mentioned in the first sentence of Section 10.10(a) hereof; and

            (b) if by Tenant, by delivering or by mailing the same to Landlord by registered or certified mail, postage prepaid, return receipt requested, addressed to Landlord at One World Financial Center, New York, New York 10281,
Att: President, or to such other address as Landlord may from time to time designate by notice given to Tenant as aforesaid (with a copy, given in the manner provided above, addressed to the attention of Landlord's General Counsel, at the address set forth above or at such other address as Landlord may from time to time designate by notice to Tenant as aforesaid).

            Section 25.02. Every notice, demand, request, consent, approval, or other communication hereunder shall be deemed to have been given or served when delivered, or if mailed, three (3) Business Days after the date that the same shall have been deposited in the United States mails, postage prepaid, in the manner aforesaid (except that a notice designating the name or address of a person to whom any notice or other communication, or copy thereof, shall be sent shall be deemed to have been given when same is received).

                                   ARTICLE 26

              CONSTRUCTION AND MAINTENANCE OF THE CIVIC FACILITIES

            Section 26.01. (a) The term "Civic Facilities" shall include the following improvements:

      (i) Electrical, steam, gas and telephone mains and lines bringing service from such mains and lines to the Premises (including electrical transformers, network protectors and second telephone port of entry);(1)

      (ii) Water mains and lines bringing service from such mains and lines to the Premises;(2)

      (iii) Sanitary and storm sewers and lines bringing service from such mains and lines to the Premises;(2)

      (iv) Fire hydrants and Emergency Response Service ("ERS") conduits and boxes;(2)

      (v) Street lighting (conduit, cable, poles, fixtures and connections);(2)

      (vi)        Streets;(2)

      (vii)       Curbs;(2)

      (viii)      Temporary concrete sidewalks;

      (ix)        Permanent sidewalks, including cobble strip and paving;

      (x) Landscaped esplanade, including appurtenances located within the pierhead line of the Project Area ("Esplanade");

      (xi)        Landscaped park and public open space ("North Cove Link
                  Park"); and

      (xii)       Street trees.

            (b) Landlord and Tenant acknowledge that those improvements described in paragraph (a), subparagraphs (i) (other than the steam main, lines bringing steam, electrical, gas and telephone service from the mains to the Premises, electrical transformers, network protectors, and a second telephone port of entry), (ii) (other than lines from mains to the Premises), (iii) (other than lines from mains to the Premises), (iv), (v), (vi), (vii), (viii), (ix) (other than the sidewalk in the Sidewalk Easement area), (x) and (xii) have been completed. Subject to Unavoidable Delays, (i) Landlord shall commence and diligently complete, or cause to be commenced and substantially completed, in accordance with the development schedule set forth in Exhibit C, the construction or installation of Landlord's Civic Facilities and (ii) Tenant shall commence and diligently complete in accordance with the Schedule set forth in Exhibit C and, in accordance with the Construction Documents and the specifications supplied by Landlord as set forth in Exhibit C, the construction or installation of Tenant's Civic Facilities, in each case, in a good and workmanlike manner and in compliance with normal New York City construction rules and all applicable Requirements. Landlord represents that there are no improvements required to be constructed as environmental mitigation in connection with the Project, including any improvements to the New York City subway system required by the Agreement between Landlord and the New York City Transit Authority dated as of March 9, 1987, as amended.

            (c) The term "Tenant's Civic Facilities" shall mean (i) the permanent sidewalk along the Sidewalk Easement to be provided at the southern end of North End Avenue, as such permanent sidewalk is more particularly described, referenced or enumerated in Exhibit C hereto and such further specifications as Landlord may supply, (ii) only for maintenance and repair purposes in the manner provided in Section 26.02, the public sidewalks on Vesey Place and North End Avenue adjacent to the Premises and (iii) for construction purposes only, two rooms for electrical meters and water meters as provided in the Design Guidelines. Any repairs and maintenance to such electrical closets shall be performed by Landlord, at Landlord's expense (unless such damage is caused by Tenant) and Tenant hereby grants Landlord access to the two meter rooms at all reasonable times for such purposes as provided in Article 20 hereof.

            (d) The term "Landlord's Civic Facilities" shall mean all of the Civic Facilities which are not included within the definition of Tenant's Civic Facilities.

            (e) Landlord (and not Tenant) shall be entitled to receive the benefits of any discounts in the form of reimbursements or offsets against bills relating to capital expenditures for the steam mains and lines (but Landlord shall not be entitled to any benefits, reimbursements or offsets for any equipment which is not installed by Landlord) offered by any utility company resulting from Landlord's construction of the steam mains and lines to the Premises. Tenant shall cooperate with Landlord so that Landlord may recover from such utility companies Landlord's costs incurred in connection with the construction of such steam lines and mains, including, but not limited to, accepting utility service rebilling from Landlord directly without capital cost recovery discounts and executing appropriate documents with Landlord and such utility companies evidencing Tenant's consent and agreement to such arrangements provided such reimbursements to Landlord do not result in an increase in rates payable by Tenant over that which would be payable by Tenant without accounting for such reimbursements. If the utility company charges Tenant additional administrative charges for rebilling, Landlord may receive the reimbursements provided Landlord pays for such charges.

            Section 26.02. Landlord and Tenant shall take good care of and be responsible for compliance with Requirements in respect of Landlord's Civic Facilities or Tenant's Civic Facilities, as the case may be, and shall keep and maintain the same in good and safe order and condition and free of accumulations of dirt, rubbish, snow and ice, and shall make all repairs (including structural repairs, restorations and replacements) necessary to maintain the same in first-class condition (collectively, "Maintenance Obligations"). The obligation of Landlord to perform Maintenance Obligations is expressly conditioned upon Tenant's compliance with Tenant's obligations under Section 26.04. The parties contemplate that, after the completion of construction pursuant to the Section 26.01, Maintenance Obligations for the portion of the Civic Facilities marked(1) shall be performed by the appropriate utility companies and for those portions of the Civic Facilities marked(2) shall be performed by New York City. Notwithstanding the initial sentence of this Section 26.01, Maintenance Obligations on the part of Landlord in respect of any portion of the Civic Facilities marked(1) and(2) shall terminate on the date that the appropriate utility company or New York City, as the case may be, shall commence performance of Maintenance Obligations in respect of same (and shall resume on the date that the appropriate utility company or New York City, as the case may be, shall cease performance of Maintenance Obligations in respect of same). Landlord shall promptly notify Tenant of any of the foregoing.

            Section 26.03.

            (a) Tenant's sole remedies for a failure by Landlord to substantially complete Landlord's Civic Facilities as provided in Section 26.01 ("Landlord's Construction Obligations") shall be (i) an extension of the Scheduled Completion Date by an amount of time equal to the time, if any, by which Tenant's construction of the Building has been delayed as a result of such failure, which delay shall constitute an Unavoidable Delay, and (ii) the right to engage in Self-Help, as defined in Section 26.03(b) and to receive the offset against Base Rent and Civic Facilities Payment provided for in Section 26.03(c) (collectively, the "Approved Remedies"). Landlord's failure to perform Landlord's Construction Obligations shall not give rise to any right or remedy except the Approved Remedies, or entitle Tenant to any discount from or offset against any Rental except as set forth in Section 26.03(c) or to any other damages, and no delay, non-performance or part performance by Landlord under
Section 26.01 shall release Tenant from or modify any of its obligations under this Lease except as provided herein. Tenant's sole remedies against Landlord for a failure by Landlord to perform its Maintenance Obligations in accordance with Section 26.02 shall be the right to engage in Self-Help and to receive the offset against Civic Facilities Payments provided for in Section 26.03(c), and no such failure shall entitle Tenant to any other right, remedy or damages against Landlord. Notwithstanding the provisions of Section 26.03(b), Tenant shall not be entitled to exercise any of the Approved Remedies at any time that a Default exists under this Lease. No delay, non-performance or part performance by Landlord under Section 26.02 shall release Tenant from any of its obligations under this Lease. The election by Tenant of any remedy specified in this Section 26.03(a) shall not preclude Tenant from pursuing any other available remedy specifically set forth herein.

            (b) If (subject to Unavoidable Delays) Landlord fails to perform the Landlord's Construction Obligations or thereafter to substantially complete Landlord's Civic Facilities as provided in Section 26.01 with reasonable diligence or if Landlord fails to perform any of Landlord's Maintenance Obligations, Tenant (in its own name and not as agent of Landlord) shall have the right (but shall not be obligated) to undertake Landlord's Construction Obligations or Landlord's Maintenance Obligations, as the case may be ("Self-Help"), in accordance with the provisions of this Section 26.03(b). Prior to engaging in Self-Help, Tenant shall give Landlord notice specifying the nature of Landlord's failure and advising of Tenant's intention to engage in Self-Help. If Landlord shall not have remedied the failure complained of prior to the thirtieth (30th) day after such notice, Tenant shall be entitled to engage in Self-Help, provided that, if such failure shall be of a nature that the same cannot be completely remedied within said thirty (30) day period, Tenant shall not be entitled to engage in Self-Help if Landlord commences to remedy such failure within such period and thereafter diligently and continuously proceeds to remedy same. In furtherance of Tenant's exercise of the right of Self-Help set forth in this Section 26.03(b), Landlord, upon reasonable notice, shall permit Tenant and its agents or representatives to inspect Landlord's Civic Facilities at all reasonable times for the purpose of determining whether or not Landlord is in compliance with Landlord's Construction Obligations and Landlord's Maintenance Obligations. Landlord hereby grants Tenant a right to enter upon Landlord's

Civic Facilities in order to perform Self-Help in accordance with this Section 26.03(b). Tenant shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Landlord by reason of Tenant's exercise of the right of Self-Help hereunder, provided Tenant shall use reasonable efforts to minimize damage caused by Tenant in the exercise of its right of Self-Help.

            (c) In the event Tenant engages in Self-Help as provided in 26.03(b) with respect to Landlord's Construction Obligations, after submission to Landlord of a written statement of Tenant's expenses with supporting documentation, Tenant shall have the right to offset against the next installment(s) of Base Rent and Civic Facilities Payment an amount equal to the reasonable expenses thereby incurred and/or theretofore paid by Tenant together with interest thereon at the Involuntary Rate computed with respect to each payment made by Tenant under this Section 26.03(c) from the date payment is made or incurred until the date(s) Tenant effectuates the offset(s). In the event Tenant engages in Self-Help as provided in Section 26.03(b) with respect to Landlord's Maintenance Obligations, after submission to Landlord of a written statement of Tenant's expenses with supporting documentation, Tenant shall have the right to offset against the next installment(s) of Civic Facilities Payment an amount equal to the reasonable expenses thereby incurred and/or theretofore paid by Tenant together with interest thereon at the Involuntary Rate computed with respect to each payment made by Tenant under this Section 26.03(c) from the date payment is made or the expense is incurred until the date(s) Tenant effectuates the offset(s).

            (d) In the event Landlord shall fail to perform Landlord's Construction Obligations or Landlord's Maintenance Obligations, Landlord shall incur no penalty or liability and Tenant shall have no remedies or rights other than as expressly provided herein, it being agreed by the parties that Landlord's failure to perform Landlord's Construction Obligations or Landlord's Maintenance Obligations shall not be deemed a failure by Landlord to perform a substantial obligation on Landlord's part to be performed under this Lease.

            Section 26.04.

            As its allocable share of the cost of operating, maintaining, repairing, restoring, replacing and upgrading the Civic Facilities, Tenant, for each Lease Year or portion thereof commencing on the first day of the first month following the Occupancy Date and ending on the last day of the Term, shall pay to Landlord an annual sum (the "Civic Facilities Payment") in the amount of One Hundred and Fifty Thousand and 00/100 ($150,000) Dollars, payable in equal monthly installments commencing on the first day of the first month following the Occupancy Date and on the first day of each month thereafter during the Term. The Civic Facilities Payment shall be increased in each Lease Year to an amount which is three percent (3%) per annum in excess of the Civic Facilities Payment for the immediately prior Lease Year. It is understood and agreed by Tenant that the Civic Facilities Payment, including the three percent (3%) annual escalation, is an agreed-upon fixed amount which does not necessarily reflect the actual costs of maintaining the Civic

Facilities, the actual percentage share thereof of Tenant or the actual annual increase in such costs, and that the Civic Facilities Payment shall neither increase nor decrease in proportion to any increases or decreases in the actual Civic Facilities costs.

            Section 26.05. If all or any part of Landlord's Civic Facilities shall be destroyed or damaged in whole or in part by fire or other casualty of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, Landlord, at no cost and expense to Tenant, whether or not such damage or destruction shall have been insured or insurable, and whether or not insurance proceeds, if any, shall be sufficient for the purpose shall restore or cause to be restored with reasonable diligence (subject to Unavoidable Delays) such Civic Facilities as nearly as practicable to the character and utility existing immediately prior to such occurrence and using materials of equal or better quality.

            Section 26.06. If at any time during the Term there shall be a taking by any lawful power or authority through the exercise of the right of condemnation or eminent domain of the whole or a part of Landlord's Civic Facilities or there shall be an agreement in lieu of a taking between Landlord and those authorized to exercise such right, Landlord shall receive the award attributable to the Civic Facilities so taken, as provided in Article 9, and Landlord, at Landlord's sole cost and expense, whether or not the award or awards, if any, payable to Landlord are sufficient for the purpose, shall proceed with reasonable diligence (subject to Unavoidable Delays) to restore to the extent practicable any remaining portion of the Civic Facilities not so taken to a complete, self-contained unit. Landlord shall hold the award or awards received by it with respect to such taking in trust for the sole purpose of paying the cost of restoring the remaining portion of the Civic Facilities not so taken, and Landlord shall apply such award or awards first to the payment in full of the cost of such restoration before using any part of the same for any other purpose. Anything contained herein to the contrary notwithstanding, in no event shall Landlord's liability hereunder as trustee exceed the amount of the award or awards received by Landlord, as reduced by the portion thereof applied to the restoration. Upon completion of the restoration, Landlord may pay over to itself the unapplied award or awards and the trust obligations hereunder with respect to such award or awards shall terminate.

                                   ARTICLE 27

                                    STREETS

            Landlord represents and warrants that within the Project Area, the following streets have been mapped as New York City public streets and are open for public use: North End Avenue (south of Warren Street) and, between North End Avenue and West Street, Warren Street, Murray Street and Vesey Street. Subject to the provisions of the Storage and Staging Letter, generally applicable policies and procedures for partial closures of public streets, Landlord shall cause Vesey Street (west of North End Avenue) to be open for public use.

                                   ARTICLE 28

                                STREET WIDENING

            If at any time during the Term any Proceedings are instituted or orders made by any Governmental Authority (other than Landlord acting in its capacity as Landlord and not in its governmental capacity) for the widening or other enlargement of any street contiguous to the Premises requiring removal of any projection or encroachment on, under or above any such street, or any changes or alterations upon the Premises, or in the sidewalks, vaults (other than vaults which are under the control of, or are maintained or repaired by, a utility company), gutters, curbs or appurtenances, Tenant, with reasonable diligence (subject to unavoidable Delays) shall comply with such requirements, and on Tenant's failure to do so, Landlord may comply with the same in accordance with the provisions of Article 21. Tenant shall be permitted to contest in good faith any proceeding or order for street widening instituted or made by any Governmental Authority, provided that during the pendency of such contest Tenant deposits with Landlord security in amount and form reasonably satisfactory to Landlord for the performance of the work required in the event that Tenant's contest should fail. In no event shall Tenant permit Landlord to become liable for any civil or criminal liability or penalty as a result of Tenant's failure to comply with reasonable diligence (subject to Unavoidable Delays) with any of the foregoing orders. Any widening or other enlargement of any such street and the award or damages in respect thereto shall be deemed a partial condemnation and be subject to the provisions of Article 9.

                                   ARTICLE 29

                           SUBORDINATION; ATTORNMENT

            Section 29.01. Landlord's interest in this Lease, as this Lease may be modified, amended or supplemented, shall not be subject or subordinate to (a) any mortgage now or hereafter placed upon Tenant's interest in this Lease or (b) any other liens or encumbrances hereafter affecting Tenant's interest in this Lease.

            Section 29.02. If by reason of (a) a default under the Master Lease or (b) a termination of the Master Lease pursuant to the terms of the Settlement Agreement, such Master Lease and the leasehold estate of Landlord in the Premises demised hereby are terminated, Tenant will attorn to the then holder of the reversionary interest in the premises demised by this Lease and will recognize such holder as Tenant's Landlord under this Lease. Tenant shall execute and deliver, at any time and from time to time, upon the request of the Landlord or of the Master Landlord any further instrument which may be reasonably necessary or appropriate to evidence such attornment. Tenant waives the provision of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Premises in the event any proceeding is brought by the Master Landlord to terminate the same, and agrees that this Lease shall not be affected in any way whatsoever by any such proceeding.

                                   ARTICLE 30

                            EXCAVATIONS AND SHORING

            If any excavation shall be made or contemplated to be made for construction or other purposes upon property adjacent to the Premises, Tenant either:

            (a) shall afford to Landlord or, at Landlord's option, to the person or persons causing or authorized to cause such excavation the right to enter upon the Premises in a reasonable manner for the purpose of doing such work as may be necessary, without expense to Tenant, to preserve any of the walls or structures of the Building from injury or damage and to support the same by proper foundations, provided that (i) such work shall be done promptly, in a good and workmanlike manner and subject to all applicable Requirements, (ii) Tenant shall have an opportunity to have its representatives present during all such work and (iii) Tenant shall be indemnified by Landlord in the event Landlord performs such excavation, or such other person performing such excavation, as the case may be, against any injury or damage to the Building or persons or property therein which may result from any such work, but shall not have any claim against Landlord for suspension, diminution, abatement, offset or reduction of Rental payable by Tenant hereunder; or

            (b) shall do or cause to be done all such work, at Landlord's or such other person's expense, as may be necessary to preserve any of the walls or structures of the Building from injury or damage and to support the same by proper foundations, provided that Tenant shall not, by reason of any such excavation or work, have any claim against Landlord for damages or for indemnity or for suspension, diminution, abatement, offset or reduction of Rental payable by Tenant hereunder.

                                   ARTICLE 31

                       CERTIFICATES BY LANDLORD AND TENANT

            Section 31.01. At any time and from time to time upon not less than ten (10) days notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord or any other party specified by Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications) and the date to which each obligation constituting Rental has been paid, and stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which Tenant may have knowledge.

            Section 31.02. At any time and from time to time upon not less than ten (10) days notice by Tenant, Landlord shall execute, acknowledge and deliver to Tenant or any other party specified by Tenant a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications) and the date to which each obligation constituting Rental has been paid, and stating whether or not to the best knowledge of Landlord, Tenant is in Default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such Default of which Landlord may have knowledge.

            Section 31.03. At the request of Tenant, Landlord shall request a certificate in respect of the Master Lease from Master Landlord, in accordance with Section 20.01 of the Master Lease. If Master Landlord shall fail to deliver such a certificate, then, in lieu thereof, Landlord shall execute, acknowledge and deliver to Tenant a statement certifying that Landlord has not executed and delivered to Master Landlord any instrument modifying the Master Lease (or if Landlord has executed such an instrument, stating the modifications) and that, to the best of Landlord's knowledge, the Master Lease is in full force and effect and no default exists thereunder.

                                   ARTICLE 32

                             CONSENTS AND APPROVALS

            Section 32.01. Except as otherwise expressly set forth in this Lease, all consents and approvals which may be given under this Lease shall, as a condition of their effectiveness, be in writing. The granting of any consent or approval by a party to perform any act requiring consent or approval under the terms of this Lease or the failure on the part of a party to object to any such action taken without the required consent or approval, shall not be deemed a waiver by the party whose consent was required of its right to require such consent or approval for any further similar act.

            Section 32.02. If, pursuant to the terms of this Lease, any consent or approval by Landlord or Tenant is required, then unless expressly provided otherwise in this Lease, if the party who is to give its consent or approval shall not have notified the other party within fifteen (15) Business Days or such other period as expressly specified in this Lease after receiving such other party's request for a consent or approval that such consent or approval is granted or denied, and if denied, the reasons therefor in reasonable detail, such consent or approval shall be deemed granted. If, pursuant to the terms of this Lease, any consent or approval by Landlord or Tenant is not to be unreasonably withheld or is subject to a specified standard then in the event there shall be a final determination that the consent or approval was unreasonably withheld or that such specified standard has been met so that the consent or approval should have been granted, the consent or approval shall be deemed granted and such granting of the consent or approval shall be the only remedy to the party requesting or requiring the consent or approval.

            Section 32.03. If, pursuant to the terms of this Lease, any consent or approval by Landlord or Tenant is not to be unreasonably withheld, such consent or approval shall, in addition, not be unreasonably delayed.

            Section 32.04. Except as specifically provided herein, no fees or charges of any kind or amount shall be required by either party hereto as a condition of the grant of any consent or approval which may be required under this Lease.

                                   ARTICLE 33

                            SURRENDER AT END OF TERM

            Section 33.01. On the last day of the Term or upon any earlier termination of this Lease, or upon a re-entry by Landlord upon the Premises pursuant to Article 24 hereof, Tenant shall remove its personal property and Equipment and shall well and truly surrender and deliver up to Landlord the Premises in good order, condition and repair, reasonable wear and tear excepted, free and clear of all lettings, occupancies, liens and encumbrances, other than those, if any, existing at the date hereof, created by or consented to by Landlord or which lettings and occupancies by their express terms and conditions extend beyond the Expiration Date, and which Landlord shall have consented and agreed, in writing, may extend beyond the Expiration Date, without any payment or allowance whatever by Landlord. Tenant hereby waives any notice now or hereafter required by law with respect to vacating the Premises on any such termination date.

            Section 33.02. On the last day of the Term or upon any earlier termination of the Lease, or upon a re-entry by Landlord upon the Premises pursuant to Article 24 hereof, Tenant shall deliver to Landlord Tenant's executed counterparts of all Subleases and any service and maintenance contracts then affecting the Premises, true and complete maintenance records for the Premises, all original licenses and permits then pertaining to the Premises, permanent or temporary Certificates of Occupancy then in effect for the Building, and all warranties and guarantees then in effect which Tenant has received in connection with any work or services performed or Fixtures installed in the Building, together with a duly executed assignment thereof to Landlord, all financial reports, books and records required by Article 38 hereof and any and all other documents of every kind and nature whatsoever relating to the Premises.

            Section 33.03. Any personal property of Tenant or of any Subtenant which shall remain on the Premises for thirty (30) days after the termination of this Lease and after the removal of Tenant or such Subtenant from the Premises, may, at the option of Landlord, be deemed to have been abandoned by Tenant or such Subtenant and either may be retained by Landlord as its property or be disposed of, without accountability, in such manner as Landlord may see fit. Landlord shall not be responsible for any loss or damage occurring to any such property owned by Tenant or any Subtenant.

            Section 33.04. Notwithstanding the provisions of Section 33.01 and
33.02 hereof, in the event that prior to Substantial Completion of the Building either Landlord or Tenant shall have terminated this Lease in accordance with the provisions of Article 43 hereof or Tenant shall have terminated this Lease in accordance with the provisions of Section 2.03 hereof, Tenant's sole obligations under this Article 33 shall be to deliver the Premises to Landlord in a stabilized, safe and secure condition, fenced and with all debris removed no later than the Lease Early Termination Date.

            Section 33.05. The provisions of this Article 33 shall survive any termination of this Lease.

                                   ARTICLE 34

                                ENTIRE AGREEMENT

            This Lease, together with the Exhibits hereto, contains all the promises, agreements, conditions, inducements and understandings between Landlord and Tenant relative to the Premises and there are no promises, agreements, conditions, understandings inducements, warranties, or representations, oral or written, expressed or implied, between them other than as herein or therein set forth and other than as may be expressly contained in any written agreement between the parties executed simultaneously herewith.

                                   ARTICLE 35

                                QUIET ENJOYMENT

            Landlord covenants that Tenant shall and may (subject, however, to the exceptions, reservations, terms and conditions of this Lease) peaceably and quietly have, hold and enjoy the Premises for the term hereby granted without molestation or disturbance by or from Landlord or any Person claiming through Landlord and free of any encumbrance created or suffered by Landlord, except those encumbrances, liens or defects of title, created or suffered by Tenant and the Title Matters.

                                   ARTICLE 36

                           APPRAISAL AND ARBITRATION

            Section 36.01. In such cases where this Lease expressly provides for the settlement of a dispute or question by appraisal, and only in such cases, Landlord and Tenant shall jointly select an appraiser. If within a fifteen (15) day period the parties have not so agreed, then either party, on behalf of both, may apply to the Supreme Court of the State of New York, New York County, for the appointment of such appraiser and the other party shall not raise any question as to the Court's full power and jurisdiction to entertain the application and make the appointment. Any appraiser selected or appointed pursuant to this Section shall be a member of the American Institute of Real Estate Appraisers (or a successor organization), shall be an appraiser, and shall have been doing business as such in the Borough of Manhattan for a period of at least fifteen (15) years before the date of her/his appointment. All appraisers chosen or appointed pursuant to this Section shall be sworn to fairly and impartially perform their duties as appraisers hereunder. In the event of failure, refusal or inability of any appraiser to act, a successor shall be appointed within ten (10) days by the parties or in the event the parties shall fail so to appoint such successor, the successor shall be appointed by the Court in the manner hereinabove provided. The fees and expenses of all appraisers shall be shared jointly by the parties. Each party shall be responsible for the fees and expenses of its own attorneys and other representatives. Photocopies of the reports of all appraisers shall be provided to all the parties. The decision of the appraisers shall be binding upon the parties. In rendering its decision, the appraisers shall have no power to modify or reform any of the provisions of this Lease. Any appraisal shall be conducted in the City and County of New York.

            Section 36.02. In such cases where this Lease expressly provides for the settlement of a dispute or question by arbitration, and only in such cases, the party desiring arbitration shall appoint a disinterested person as arbitrator on its behalf and give notice thereof to the other party who shall, within fifteen (15) days thereafter, appoint a second disinterested person as arbitrator on its behalf and give notice thereof to the first party. The two (2) arbitrators thus appointed shall together appoint a third disinterested person within fifteen (15) days after the appointment of the second arbitrator, and said three (3) arbitrators shall, as promptly as possible, determine the matter which is the subject of the arbitration and the decision of the majority of them shall be conclusive and binding on all parties and judgment upon the award may be entered in any court having jurisdiction. If a party who shall have the right pursuant to the foregoing to appoint an arbitrator fails or neglects to do so, then and in such event, the other party (or if the two (2) arbitrators appointed by the parties shall fail to appoint a third arbitrator when required hereunder, then either party) may apply to the American Arbitration Association (or any organization successor thereto), or in its absence, refusal, failure or inability to act, may apply for a court appointment of such arbitrator. The arbitration shall be conducted in the City and County of New York and, to the extent applicable and consistent with this Section 36.02, shall be in accordance with the Commercial Arbitration Rules then obtaining of the American Arbitration Association or any successor body. The expenses of arbitration shall be shared equally by Landlord and Tenant, but each party shall be responsible for the fees and disbursements of its own attorneys and the expenses of its own proof. Landlord and Tenant shall sign all documents and do all other things necessary to submit any such matter to arbitration and further shall, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder. The arbitrators shall have no power to vary, modify or reform any of the provisions of this Lease and their jurisdiction is limited accordingly. If the arbitration takes place pursuant to Article 11 hereof or concerns any Capital Improvement or Restoration, then each of the arbitrators shall be a licensed professional engineer or registered architect having at least ten (10) years' experience in the design of commercial buildings, and, to the extent applicable and consistent with this
Section 36.02, such arbitration shall be conducted in accordance with the Construction Arbitration Rules then obtaining of the American Arbitration Association or any successor body of similar function.

                                   ARTICLE 37

                        INVALIDITY OF CERTAIN PROVISIONS

            If any term or provision of this Lease or the application thereof to any Person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                                   ARTICLE 38

                                FINANCIAL REPORTS

            Section 38.01. Tenant, from and after the Occupancy Date, shall furnish to Landlord as soon as reasonably practicable after the end of each fiscal year of Tenant, and in any event within one hundred and twenty (120) days thereafter, Tenant's annual report.

            Section 38.02. Upon Landlord's request, if at any time Tenant shall furnish to any Mortgagee operating statements or financial reports, Tenant promptly shall furnish to Landlord copies of all such operating statements and financial reports. At the time at which Tenant furnishes any such operating statements or reports, Tenant may inform Landlord of its belief that the public disclosure of information contained therein or any part thereof would cause substantial injury to the competitive position of Tenant's enterprise and request that, to the extent permitted by law, Landlord attempt to avoid such disclosure. In the event Tenant makes such request, Landlord shall use its best efforts to avoid such disclosure (but shall incur no liability to Tenant if Landlord reasonably believes it is complying with any provision of applicable law requiring such disclosure). Landlord shall (i) promptly notify Tenant if it receives any request for disclosure, (ii) keep Tenant advised of (and promptly copy Tenant on) any communications that Landlord has with (or receives from) any party making the request for disclosure, (iii) notify Tenant that it intends to make any disclosure, immediately after making any such decision and at least five (5) Business Days prior to the actual disclosure and (iv) copy Tenant on any such disclosure.

            Section 38.03. Tenant shall keep and maintain at all times full and correct records and books of account of the operations of the Premises in accordance with generally accepted accounting standards and otherwise in accordance with any applicable provisions of each Mortgage and accurately shall record and preserve for a period of six (6) years the record of its operations upon the Premises. Within fifteen (15) days after request by Landlord, Tenant shall make said records and books of account available from time to time for inspection by Landlord and Landlord's designee during reasonable business hours at a location designated by Tenant in New York City. At any time at which Tenant shall make said records and books of account available for inspection, it may inform Landlord of its belief that the public disclosure of the information contained therein or any part thereof would cause substantial injury to the competitive position of Tenant's enterprise and request that to the extent permitted by law Landlord attempt to avoid such disclosure. In the event Tenant makes such request, Landlord shall use its best efforts to avoid such disclosure (but shall incur no liability to Tenant if Landlord reasonably believes it is complying with any provision of applicable law requiring such disclosure). Landlord shall (i) promptly notify Tenant if it receives any request for disclosure, (ii) keep Tenant advised of (and promptly copy Tenant on) any communications that Landlord has with (or receives from) any party making the request for disclosure, (iii) notify Tenant that it intends to make any disclosure, immediately after making any such decision and at least five (5) Business Days prior to the actual disclosure and (iv) copy Tenant on any such disclosure.

                                   ARTICLE 39

                            RECORDING OF MEMORANDUM

            Either Landlord or Tenant may record a memorandum of this Lease or any amendment or modification of this Lease. Each shall, upon the request of the other, join in the execution of a memorandum of this Lease or a memorandum of any amendment or modification of this Lease in proper form for recordation.

                                   ARTICLE 40

                               NO DISCRIMINATION

            Section 40.01. Tenant, in connection with the erection, maintenance, repair, Restoration, alteration or replacement of, or addition to, the Building shall (a) not discriminate nor permit discrimination against any person by reason of race, creed, color, religion, national origin, ancestry, sex, age, disability or marital status and (b) comply with all applicable Federal, State and local laws, ordinances, rules and regulations from time to time in effect prohibiting such discrimination.

            Section 40.02. Tenant shall be bound by and shall include the following paragraphs (a) through (e) of this Section 40.02 in all Construction Agreements, service and management agreements and agreements for the purchase of goods and services relating to the operation of the Premises in such manner that these provisions shall be binding upon the parties with whom such agreements are entered into (any party being bound by such provisions shall be referred to in this Section as "Contractor"):

            (a) Contractor shall not discriminate against employees or applicants for employment because of race, creed, color, religion, national origin, ancestry, sex, age, disability or marital status, shall comply with all applicable Federal, State and local laws, ordinances, rules and regulations from time to time in effect prohibiting such discrimination or pertaining to equal employment opportunities, and shall undertake programs of affirmative action to ensure that employees and applicants for employment are afforded equal employment opportunities without discrimination. Such action shall be taken with reference to, but not limited to, recruitment, employment, job assignment, promotion, upgrading, demotion, transfer, layoff or termination, rates of pay or other forms of compensation, and selection for training or retraining, including apprenticeship and on-the-job training.

            (b) Contractor shall request each employment agency, labor union and authorized representative of workers with which it has a collective bargaining or other agreement or understanding, to furnish it with a written statement that such employment agency, labor union or representative will not discriminate because of race, creed, color, religion, national origin, ancestry, sex, age, disability or marital status and that such agency, union or representative will cooperate in the implementation of contractor's obligations hereunder.

            (c) Contractor shall state in all solicitations or advertisements for employees placed by or on behalf of contractor that all qualified applicants shall be afforded equal employment opportunities without discrimination because of race, creed, color, religion, national origin, ancestry, sex, age, disability or marital status.

            (d) Contractor shall comply with all of the provisions of the Civil Rights Law of the State of New York and Sections 291-299 of the Executive Law of the State of New York, shall upon reasonable notice furnish all information and reports deemed reasonably necessary by Landlord and shall permit access to its relevant books, records and accounts for the purpose of monitoring compliance with the Civil Rights Law and such sections of the Executive Law.

            (e) Contractor shall include in all agreements with subcontractors the foregoing provisions of Sections (a) through (d) in such a manner that said provisions shall be binding upon the subcontractor and enforceable by Contractor, Tenant and Landlord. Contractor shall take such action as may be necessary to enforce the foregoing provisions. Contractor shall promptly notify Tenant and Landlord of any litigation commenced by or against it arising out of the application or enforcement of these provisions, and Tenant and Landlord may intervene in any such litigation.

            Section 40.03. Tenant has reviewed and participated in the development of the Affirmative Action Program, a copy of which is annexed hereto as Exhibit D. Tenant shall, and shall cause each of its agents, contractors and subcontractors to, promptly and diligently carry out its obligations under such Program in accordance with the terms thereof. If Tenant fails to comply with its obligations under this Section 40.03 or under Exhibit D, Landlord's sole remedies shall be as provided in Exhibit D, provided that any amounts payable by Tenant to Landlord under Section 9 of Exhibit D shall constitute Rental hereunder.

                                   ARTICLE 41

                                  MISCELLANEOUS

            Section 41.01. The captions of this Lease are for convenience of reference only and in no way define, limit or describe the scope or intent of this Lease or in any way affect this Lease.

            Section 41.02. The Table of Contents is for the purpose of convenience of reference only and is not to be deemed or construed in any way as part of this Lease or as supplemental thereto or amendatory thereof.

            Section 41.03. The use herein of the neuter pronoun in any reference to Landlord or Tenant shall be deemed to include any individual Landlord or Tenant, and the use herein of the words "successors and assigns" or "successors or assigns" of Landlord or Tenant shall be deemed to include the heirs, legal representatives and assigns of any individual Landlord or Tenant.

            Section 41.04. Depository may pay to itself out of the monies held by Depository pursuant to this Lease its reasonable charges for services rendered hereunder. Tenant shall pay Depository any additional charges for such services.

            Section 41.05. If more than one entity is named as or becomes Tenant hereunder, Landlord may require the signatures of all such entities in connection with any notice to be given or action to be taken by Tenant hereunder except to the extent that any such entity shall designate another such entity as its attorney-in-fact to act on its behalf, which designation shall be effective until receipt by Landlord of notice of its revocation. Each entity named as Tenant shall be fully liable for all of Tenant's obligations hereunder. Any notice by Landlord to any entity named as Tenant shall be sufficient and shall have the same force and effect as though given to all parties named as Tenant. If all such parties designate in writing one entity to receive copies of all notices, Landlord agrees to send copies of all notices to that entity.

            Section 41.06(a). The liability of Landlord or of any Person who has at any time acted as Landlord hereunder for damages or otherwise shall be limited to Landlord's interest in the Premises, including, without limitation, the rents and profits therefrom, the proceeds of any insurance policies covering or relating to the Premises, any awards payable in connection with any condemnation of the Premises or any part thereof, and any other rights, privileges, licenses, franchises, claims, causes of action or other interests, sums or receivables appurtenant to the Premises. Neither Landlord nor any such Person nor any of the members, directors, officers, employees, agents or servants of either shall have any liability (personal or otherwise) hereunder beyond Landlord's interest in the Premises, and no other property or assets of Landlord or any such Person or any of the members directors, officers, employees, agents or servants of either shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies hereunder.

            (b) The liability of Tenant hereunder for damages or otherwise shall be limited to Tenant's interest in the Premises, including, without limitation, any then present or future rents or profits, any funds held by Depository pursuant to any of the provisions of this Lease, the proceeds of any insurance policies covering or relating to the Premises, any awards payable in connection with any condemnation of the Premises or part thereof (it being agreed that, for purposes of this Section 41.06(b), the interest of Tenant in such insurance proceeds or condemnation awards shall pertain only to such portion or portions thereof as are paid to and retained by Tenant rather than any Mortgagee and as shall not theretofore have been expended by Tenant for Restoration). Neither Tenant nor any Affiliate of Tenant nor any of the directors, officers, members, partners, joint venturers, principals, shareholders, employees, agents or servants of Tenant or any Affiliate of Tenant shall have any liability (personal or otherwise) hereunder beyond Tenant's interest in the Premises, and no other property or assets of Tenant or any Affiliate of Tenant or any of the directors, officers, members, partners, joint venturers, principals, shareholders, employees, agents or servants of Tenant or any Affiliate of Tenant shall be subject to levy, execution or other enforcement procedure for the satisfaction of Landlord's remedies hereunder. The exculpation of personal liability set forth in this Section 41.06(b) is intended to be absolute, unconditional and without exception of any kind.

            Section 41.07. Except as otherwise expressly provided in this Lease, there shall be no merger of this Lease or the leasehold estate created hereby with the fee estate in the Premises or any part thereof by reason of the same Person acquiring or holding, directly or indirectly, this Lease or the leasehold estate created hereby or any interest in this Lease or in such leasehold estate as well as the fee estate in the Premises.

            Section 41.08. Tenant shall store all refuse from the Premises off the streets in an enclosed area on the Premises, and in a manner reasonably satisfactory to Landlord and in accordance with the requirements of municipal and/or private sanitation services serving the Premises.

            Section 41.09. Each of the parties represents to the other that it has not dealt with any broker, finder or like entity in connection with this lease transaction. If any claim is made by any Person who shall claim to have acted or dealt with Tenant or Landlord in connection with this transaction, Tenant or Landlord as the case may be, will pay the brokerage commission, fee or other compensation to which such Person is entitled, shall indemnify and hold harmless the other party hereto against any claim asserted by such Person for any such brokerage commission, fee or other compensation and shall reimburse such other party for any costs or expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred by such other party in defending itself against claims made against it for any such brokerage commission, fee or other compensation.

            Section 41.10. This Lease may not be changed, modified, or terminated orally, but only by a written instrument of change, modification or termination executed by the party against whom enforcement of any change, modification, or termination is sought.

            Section 41.11. This Lease shall be governed by and construed in accordance with the laws of the State of New York.

            Section 41.12. The agreements, terms, covenants and conditions herein shall be binding upon, and shall inure to the benefit of, Landlord and Tenant and their respective successors and (except as otherwise provided herein) assigns.

            Section 41.13. All references in this Lease to "Articles" or "Sections" shall refer to the designated Article(s) or Section(s), as the case may be, of this Lease.

            Section 41.14. All of Tenant's right, title and interest in all plans and drawings required to be furnished by Tenant to Landlord under this Lease, including, without limitation, the Schematics, the Design Development Plans and the Construction Documents, and in any and all other plans, drawings, specifications or models prepared in connection with construction at the Premises, any Restoration or Capital Improvement, shall become the sole and absolute property of Landlord upon the Expiration Date or any earlier termination of this Lease, provided, however, Landlord shall have no right to use such plans, drawings, specifications and models other than in connection with any repairs, Restorations or Capital Improvements with respect to the Building. Tenant shall deliver all such documents to Landlord promptly upon the Expiration Date or any earlier termination of this Lease. Tenant's obligation under this Section 41.14 shall survive the Expiration Date.

            Section 41.15. All references in this Lease to "licensed professional engineer", "licensed surveyor" or "registered architect" shall mean a professional engineer, surveyor or architect who is licensed or registered, as the case may be, by the State of New York. All references in this Lease to "rentable area" or "rental square feet" shall be determined in accordance with the Standard Method of Floor Measurement for Office Buildings, as recommended by the Real Estate Board of New York, Inc., as such recommendation exists on the date hereof. Any dispute as to such determination shall be resolved by arbitration pursuant to Article 36.

            Section 41.16. If BPCA or any successor to its interest hereunder ceases to have any interest in the Premises as lessee under the Master Lease or there is at any time or from time to time any sale or sales or disposition or dispositions or transfer or transfers of Landlord's interest in the Premises as lessee under the Master Lease, the seller or transferor shall be and hereby is entirely freed and relieved of all agreements, covenants and obligations of Landlord hereunder to be performed on or after the date of such sale or transfer relative to the interest sold or transferred, and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the Person who acquires or owns the lessee's interest in the Premises under the Master Lease, including, without limitation, the purchaser or transferee in any such sale, disposition or transfer, and any fee owner of the Premises upon termination of the Master Lease, that, subject to the provisions of Section 41.06(a), such Person has assumed and agreed to carry out any and all agreements, covenants and obligations of Landlord hereunder accruing from and after the date of such acquisition, sale or transfer.

            Section 41.17. Except as otherwise specifically provided herein, if the Tenant named herein or any successor to its interest hereunder ceases to have any interest in the Premises or there is at any time or from time to time any valid sale or sales or disposition or dispositions or transfer or transfers of the Tenant's or any successor's entire interest in the Premises in accordance with the provisions of Article 10, the Tenant named herein or any such successor, as the case may be, shall be and hereby is entirely freed and relieved of all agreements, covenants and obligations of Tenant hereunder to be performed on or after the date of such sale or transfer, and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the Person who acquires or owns the Tenant's interest in the Premises under this Lease, including, without limitation, the purchaser or transferee in any such sale, disposition or transfer, that such Person has assumed and agreed to carry out any and all agreements, covenants and obligations of Tenant hereunder to be performed from and after the date of such acquisition, sale or transfer.

            Section 41.18. Landlord shall not enter into or cause there to be entered into any amendment or supplement to the Master Lease, Master Development Plan, Memorandum of Understanding, Settlement Agreement, Declaration of Restrictions or Design Guidelines which (a) increases, decreases or materially alters or otherwise materially affects Tenant's rights or obligations under this Lease, (b) limits the permitted uses of the Premises or the Civic Facilities,
(c) limits Tenant's rights under this Lease to dispose of, or assign its interest in, the premises or (d) decreases or alters the rights of a Mortgagee under this Lease, unless the same is consented to by Tenant (or, in the case of (d), by such Mortgagee) or is made subject and subordinate to this Lease and such rights of such Mortgagee. In the event Landlord shall enter into or cause to be entered into an amendment or supplement to the Master Lease, Master Development Plan, Memorandum of Understanding, Settlement Agreement, Declaration of Restrictions or Design Guidelines which is not in conformity with this
Section 41.18, Tenant shall not be obligated to comply with the provisions of such amendment or supplement which do not so conform and the same shall have no force or effect with respect to Tenant or any Mortgagee. Notwithstanding anything herein contained to the contrary, neither Tenant nor any Mortgagee shall have any right to approve any amendment, modification or supplement to the Master Lease, Master Development Plan, Memorandum of Understanding, Settlement Agreement, Declaration of Restrictions or Design Guidelines which does not affect the Premises, including, with respect to the Declaration of Restrictions, any amendment relating to Site 25/26 of the Project Area.

            Section 41.19. Nothing herein is intended nor shall be deemed to create a joint venture or partnership between Landlord and Tenant, nor to make Landlord in any way responsible for the debts or losses of Tenant.

            Section 41.20. To the extent permitted by law, Tenant shall have the right to all depreciation deductions, investment tax credits and other similar tax benefits attributable to any construction, demolition and Restoration performed by Tenant or attributable to the ownership of the Building. Landlord, from time to time, shall execute and deliver such instruments as Tenant shall reasonably request in order to effect the provisions of this Section 41.20, and Tenant shall pay Landlord's reasonable costs and expenses thereof. Landlord makes no representations as to the availability of any such deductions, credits or tax benefits.

            Section 41.21. Whenever Landlord shall have the right to approve the architect, engineer or lawyer to be employed by Tenant, any architect, engineer or lawyer so approved by Landlord at any time during the Term shall be deemed to be acceptable to Landlord for employment by Tenant at any time thereafter, unless Landlord shall have good cause for refusing to allow the continued employment of such consultant. Whenever Tenant is required to obtain Landlord's approval of an architect, engineer or lawyer, Tenant shall notify Landlord if it intends to employ an architect, engineer or lawyer previously approved. In the event that Landlord shall refuse to approve the continued employment of such consultant, it shall so notify Tenant, specifying the reason therefor.

            Section 41.22. Tenant shall have the right to use the name "Battery Park City" in any advertising and promotional materials in connection with the leasing of the Building.

            Section 41.23. Landlord, upon request by Tenant and at no cost or expense to Landlord, shall cooperate with any effort by Tenant to establish that, by reason of ownership of the Building and Equipment by Landlord or involvement of Landlord in the Project, no sales or compensating use tax is payable in respect of materials incorporated (or to be incorporated) in the Building, Fixtures, Equipment purchased or leased for use in the Premises and for use off-site in support of Tenant's operations at the Premises and the maintenance and upgrade of Equipment. Tenant shall promptly reimburse Landlord for all reasonable costs or expenses which Landlord may sustain or incur while acting pursuant to this Section 41.23.

            Section 41.24. Tenant promptly shall apply to the appropriate authorities to obtain a separate tax lot designation for the Premises and the tax assessment for such tax lot shall be the basis for calculating PILOT under
Section 3.02 hereof and Landlord shall cooperate with Tenant in connection therewith. If Tenant shall not be able to obtain a separate tax lot designation, Landlord and Tenant shall cooperate to obtain annually a separate, undivided tax assessment and such assessment shall be the basis for calculating PILOT under
Section 3.02 hereof.

            Section 41.25. Pursuant to a Petition for Advisory Opinion dated February 28, 1995 submitted by BPCA to the State of New York, Commissioner of Taxation and Finance, Petition No. M950228A, BPCA received an advisory opinion dated March 13, 1995 and pursuant to a Request for an Advisory Opinion dated March 8, 1995 submitted by BPCA to the Department of Finance of the City of New York, BPCA received an advisory opinion dated March 29, 1995 (the "Advisory Opinions"), copies of which have been delivered to Tenant, with respect to the imposition of mortgage recording tax under Article 11 of the Tax Law of the State of New York. BPCA agrees that, at the request of Tenant, it shall cause Mortgages (and any instruments assigning, supplementing, amending, modifying, consolidating, spreading, substituting, severing, restating and/or extending any Mortgages) to be recorded as contemplated by the Advisory Opinions and cooperate with Tenant in consummating the sublease, sub-sublease structure described in the Advisory Opinions provided, in all cases, such Mortgages are made in compliance with the provisions of this Lease and provided further that any such sublease, sub-sublease structure shall not (x) involve the expenditure of additional monies by Tenant or (y) impose any additional obligation on Tenant or (z) expose Tenant to any liability or potential liability. Each party shall be responsible for the payment of its attorneys fees in connection with such transaction.

                                   ARTICLE 42

                                SECURITY DEPOSIT

            Section 42.01. Tenant shall deposit with Landlord, as security for the purposes hereinafter provided the following amounts in cash or other security or marketable instruments or securities reasonably acceptable to Landlord (provided, if Tenant shall have delivered marketable instruments or securities to Landlord, such instruments or securities shall be held by a Depository, pursuant to an escrow agreement reasonably satisfactory to Landlord) at the time and in the manner hereinafter provided:

            (a) Tenant shall deposit from time to time in accordance with the provisions of the Funding Agreement, amounts up to an aggregate of $10,000,000 at the time and in the manner provided in the Funding Agreement;

            (b) For the period from the Occupancy Date to and including the fifth anniversary thereof, the security deposit shall be in the amount of $10,000,000;

            (c) For the period from the day next succeeding the expiration of the period referred to in subparagraph (b) above to and including the fifth anniversary thereof, the security deposit shall be reduced to $7,500,000;

            (d) For the period from the day next succeeding the expiration of the period referred to in subparagraph (c) above to and including the fifth anniversary thereof, the security deposit shall be reduced to $5,000,000; and

            (e) Thereafter and continuing for the remainder of the Term, the security deposit shall be zero.

            Notwithstanding the foregoing, in the event Tenant shall have terminated the Funding Agreement pursuant to the provisions of Section 9.6(b)(ii)(B) thereof, provided no

Event of Default shall have occurred and be continuing, the security so deposited shall, in all events, be promptly returned to Tenant on the date the Building shall have been Substantially Completed. If Tenant defaults under the Occupancy Agreement and by reason of such default Tenant is obligated for the payment of liquidated damages thereunder, Landlord shall apply or retain the whole or any part of the security so deposited and the interest accrued thereon, if any, to the payment of liquidated damages required to be paid by Tenant under the Occupancy Agreement and for no other purpose. Notwithstanding the immediately preceding sentence, in the event Landlord shall have provided financing for the Project as contemplated by the Financing Letter, such security shall be applied first to the payment of any outstanding indebtedness to Landlord under the loan evidencing such financing or any interest thereon in accordance with the provisions of the documents evidencing and/or securing such loan. Unless sooner applied as hereinabove provided or returned to Tenant as provided in the first sentence of this paragraph, the security or any balance thereof shall be returned or paid over to Tenant on the Lease Restrictions Expiration Date. In the event of any sale, transfer or leasing of Landlord's interest in the Building whether or not in connection with a sale, transfer or leasing of the Land to a vendee, transferee or lessee, Landlord shall have the right to transfer the unapplied part of the security and the interest thereon, if any, to which Tenant is entitled, to the vendee, transferee or lessee provided that such vendee, transferee a lessee agrees (in writing) to assume from and after the date of the sale, assignment or transfer all of Landlord's obligations with respect to the security and the interest thereon, if any and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof, and Tenant shall look solely to the new landlord for the return or payment of the same. The provisions of the preceding sentence shall apply to every subsequent sale, transfer or leasing of Landlord's interest in the Building, and any successor of Landlord may, upon a sale, transfer, leasing or other cessation of the interest of such successors in the Building, whether in whole or in part, pay over any unapplied part of said security to any vendee, transferee or lessee of the Building and shall thereupon be relieved of all liability with respect thereto. Except in connection with a permitted assignment of this Lease, Tenant shall not assign or encumber the monies deposited herein as security or any interest thereon to which Tenant is entitled, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In any event, in the absence of evidence satisfactory to Landlord of any assignment of the right to receive the security or the remaining balance thereof, Landlord may return the security to the original Tenant regardless of one or more assignments of this Lease. Landlord shall deposit the security deposit in an interest bearing account with an institution satisfying the requirements of a Depository under this Lease and provided no Default shall have occurred and be continuing, interest shall be paid to Tenant annually.

            Section 42.02. (a) In lieu of a cash security deposit, Tenant may deliver to Landlord a clean, irrevocable and unconditional letter of credit (such letter of credit, and any replacement thereof as provided herein, is called a "Letter of Credit") issued and drawn upon any commercial bank which is a member of the New York Clearinghouse Association reasonably approved by Landlord with offices for banking purposes in the City of New York ("Issuing Bank"), which Letter of Credit shall have a term of not less than one year, be in form and content satisfactory to Landlord, be for the account of Landlord and be in the amount, required from time to time pursuant to Section 42.01. The Letter of Credit shall provide that:

            (i) The Issuing Bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft in the amount to be drawn;

            (ii) The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one yeas each during the Term, unless the Issuing Bank sends written notice (the "Non-Renewal Notice") to Landlord by certified or registered mail, return receipt requested, at least thirty (30) days prior to the expiration date of the Letter of Credit, to the effect that it elects not to have such Letter of Credit renewed; and

            (iii) The Letter of Credit shall be transferable by Landlord in the event of a sale, transfer or leasing of Landlord's interest in the Building.

            (b) Landlord, after receipt of the Non-Renewal Notice, shall have the right to draw the entire amount of the Letter of Credit and to hold the proceeds as a cash security deposit pursuant to the terms of Section 42.01. Landlord shall release such proceeds to Tenant upon delivery to Landlord of a replacement Letter of Credit complying with the terms hereof.

                                   ARTICLE 43

                               MUTUAL TERMINATION

Section 43.01.

            (a) Tenant shall work diligently to obtain the financing required to complete the Project as more particularly described in the Financing Letter, and Tenant shall keep Landlord, EDC and UDC informed as to the status of its efforts to obtain such financing. Tenant shall, at the request of Landlord, EDC and UDC, together with its investment banker or financial advisor, meet with Landlord, EDC and UDC to review the status of such financing. If Tenant receives a commitment for such financing from a financing source, it shall make a copy available to Landlord, EDC and UDC and if Tenant receives a credit rating from a credit rating agency, it shall make a copy available to the Landlord, EDC and UDC.

            (b) If Tenant believes, by the date which is the earlier of (i) the date on which $65,000,000 shall have been advanced to Tenant under the Funding Agreement or (ii) six (6) months prior to the date on which Tenant estimates that the entire amount to be provided for Project construction pursuant to the Funding Agreement is projected to have been advanced to Tenant, that it will be unable to obtain such financing, Tenant shall so advise Landlord, EDC and UDC stating the reasons therefor and shall request that Landlord provide such financing through sale of its revenue bonds and/or through provision of credit enhancements as described in the Financing Letter. In such event, Landlord will work diligently to provide and make available such financing and/or enhancements and Landlord shall keep Tenant, EDC and UDC informed as to its efforts to do so.

            (c) In the event that neither Tenant, Landlord nor any other governmental entity with the ability to issue bonds is able to provide financing as described in the Financing Letter, there shall be an Unavoidable Delay for a period of up to twelve (12) months (concurrently with any other Unavoidable Delays during such period) from the date that substantially all funds have been disbursed under the Funding Agreement (such twelve (12) month period being called the "Financing Delay"). During such twelve (12) month period, Landlord and Tenant shall continue their efforts to provide and obtain the financing required to complete the Project.

            Section 43.02. At any time after the expiration of such twelve (12) month period, either Landlord or Tenant shall have the right to terminate this Lease upon not less than forty-five (45) days notice to the other. In the event Landlord or Tenant shall have delivered such notice (i) Tenant shall vacate and surrender the Premises on the date set forth in such notice in the condition required pursuant to Article 33, (ii) the Premises shall be delivered free and clear of any Mortgages and (iii) all Rental, if any, payable by Tenant hereunder shall be equitably apportioned as of such date and the security deposit delivered to Landlord in accordance with Article 42 hereof shall be promptly returned to Tenant.

                                   ARTICLE 44

                             NON-EXCLUSIVE EASEMENTS

            Landlord grants to Tenant, its Subtenants, invitees and licensees,
(i) until the streets, avenues, sidewalks and curbs adjacent to the Premises and providing access to and from the Premises shall have been dedicated to New York City, a nonexclusive easement and right-of-way for the passage of pedestrian and vehicular traffic over all such completed streets, avenues, sidewalks and curbs, including, without limitation, Vesey Street west of North End Avenue and (ii) a nonexclusive easement and right of way for pedestrian ingress and egress over the premises more particularly described in Exhibit H hereto, in each case, subject to such reasonable policies and procedures as may from time to time be enacted by Landlord and which are generally applicable to all tenants of Battery Park City and their subtenants, invitees and licensees.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

                                            BATTERY PARK CITY AUTHORITY


                                            By: /s/ Philip R. Pitruzello
                                               --------------------------------
                                                    Philip R. Pitruzello
                                                    President


                                            NEW YORK MERCANTILE EXCHANGE

                                            By: /s/ Daniel Rappaport
                                               --------------------------------
                                                    Daniel Rappaport
                                                    Chairman